                                                                    Exhibit 10.2
                                CREDIT AGREEMENT

                            Dated as of June 6, 2003

                                      among

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                 as the Lenders,

                             BANK OF AMERICA, N. A.,
                          as the Administrative Agent,

                             TEXAS INDUSTRIES, INC.,
                             as an Obligated Party,

                                       and

                               TXI OPERATIONS, LP,
                            RIVERSIDE CEMENT COMPANY,
                         CHAPARRAL STEEL MIDLOTHIAN, LP,
                                       and
                           CHAPARRAL (VIRGINIA) INC.,
                                as the Borrowers

                         BANC OF AMERICA SECURITIES LLC
                       Sole Lead Arranger and Book Manager

                               TABLE OF CONTENTS

ARTICLE 1 - LOANS AND LETTERS OF CREDIT...................................................................................   1
            Section 1.1             Total Facility........................................................................   1
            Section 1.2             Revolving Loans.......................................................................   1
            Section 1.3             Letters of Credit.....................................................................   5
            Section 1.4             Bank Products.........................................................................  10

ARTICLE 2 - INTEREST AND FEES.............................................................................................  10
            Section 2.1             Interest..............................................................................  10
            Section 2.2             Continuation and Conversion Elections.................................................  11
            Section 2.3             Maximum Interest Rate.................................................................  13
            Section 2.4             Unused Line Fee.......................................................................  14
            Section 2.5             Letter of Credit Fee..................................................................  14
            Section 2.6             Other Fees............................................................................  14

ARTICLE 3 - PAYMENTS AND PREPAYMENTS......................................................................................  15
            Section 3.1             Revolving Loans.......................................................................  15
            Section 3.2             Termination of Total Facility.........................................................  15
            Section 3.3             Prepayment of the Revolving Loans.....................................................  16
            Section 3.4             LIBOR Rate Revolving Loan Prepayments.................................................  16
            Section 3.5             Payments by the Borrowers.............................................................  16
            Section 3.6             Payments as Revolving Loans...........................................................  17
            Section 3.7             Apportionment, Application, and Reversal of Payments..................................  17
            Section 3.8             Indemnity for Returned Payments.......................................................  18
            Section 3.9             The Administrative Agent's and the Lenders' Books and Records;
                                    Monthly Statements....................................................................  18

ARTICLE 4 - TAXES, YIELD PROTECTION, AND ILLEGALITY.......................................................................  19
            Section 4.1             Taxes.................................................................................  19
            Section 4.2             Illegality............................................................................  20
            Section 4.3             Increased Costs and Reduction of Return...............................................  20
            Section 4.4             Funding Losses........................................................................  21
            Section 4.5             Inability to Determine Rates..........................................................  21
            Section 4.6             Certificates of the Administrative Agent..............................................  22
            Section 4.7             Survival..............................................................................  22
            Section 4.8             Replacement of Affected Lender........................................................  22

ARTICLE 5 - BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.............................................................  23
            Section 5.1             Books and Records.....................................................................  23
            Section 5.2             Financial Information.................................................................  23
            Section 5.3             Notices to the Lender.................................................................  27

ARTICLE 6 - GENERAL WARRANTIES AND REPRESENTATIONS........................................................................  30
            Section 6.1             Authorization, Validity, and Enforceability of this Agreement and the other Loan Documents; No Conflicts....................................................  30
            Section 6.2             Validity and Priority of Security Interest............................................  30

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
            Section 6.3             Corporate Name; Prior Transactions....................................................  31
            Section 6.4             Capitalization and Subsidiaries.......................................................  31
            Section 6.5             Financial Statements and Projections..................................................  31
            Section 6.6             Solvency..............................................................................  32
            Section 6.7             Debt..................................................................................  32
            Section 6.8             Distributions.........................................................................  32
            Section 6.9             Real Estate; Leases...................................................................  32
            Section 6.10            Proprietary Rights....................................................................  32
            Section 6.11            Trade Names...........................................................................  33
            Section 6.12            Litigation............................................................................  33
            Section 6.13            Labor Matters.........................................................................  33
            Section 6.14            Environmental Laws....................................................................  33
            Section 6.15            No Violation of Law...................................................................  34
            Section 6.16            No Default............................................................................  34
            Section 6.17            ERISA Compliance......................................................................  35
            Section 6.18            Taxes.................................................................................  35
            Section 6.19            Regulated Entities....................................................................  35
            Section 6.20            Use of Proceeds; Margin Regulations...................................................  36
            Section 6.21            No Material Adverse Change............................................................  36
            Section 6.22            Full Disclosure.......................................................................  36
            Section 6.23            Material Agreements...................................................................  36
            Section 6.24            Bank Accounts.........................................................................  36
            Section 6.25            Governmental Authorization............................................................  36
            Section 6.26            Reserved..............................................................................  36
            Section 6.27            Common Enterprise.....................................................................  36
            Section 6.28            Tax Shelter Regulations...............................................................  37

ARTICLE 7 - AFFIRMATIVE AND NEGATIVE COVENANTS............................................................................  37
            Section 7.1             Taxes and Other Obligations...........................................................  37
            Section 7.2             Legal Existence and Good Standing.....................................................  37
            Section 7.3             Compliance with Law and Agreements; Maintenance of Licenses...........................  38
            Section 7.4             Maintenance of Property; Inspection of Property.......................................  38
            Section 7.5             Insurance.............................................................................  38
            Section 7.6             Insurance and Condemnation Proceeds...................................................  39
            Section 7.7             Environmental Laws....................................................................  39
            Section 7.8             Compliance with ERISA.................................................................  40
            Section 7.9             Mergers, Consolidations, or Sales.....................................................  40
            Section 7.10            Distributions; Capital Change; Restricted Investments.................................  42
            Section 7.11            Transactions Resulting in a Material Adverse Effect...................................  42
            Section 7.12            Guaranties............................................................................  42
            Section 7.13            Debt..................................................................................  43
            Section 7.14            Prepayment............................................................................  43
            Section 7.15            Transactions with Affiliates..........................................................  43
            Section 7.16            Investment Banking and Finder's Fees..................................................  44
            Section 7.17            Business Conducted....................................................................  44
            Section 7.18            Liens.................................................................................  44
            Section 7.19            Reserved..............................................................................  44

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
            Section 7.20            New Subsidiaries; Addition of Subsidiaries as Borrowers...............................  44
            Section 7.21            Fiscal Year...........................................................................  44
            Section 7.22            Fixed Charge Coverage Ratio...........................................................  44
            Section 7.23            Tangible Net Worth....................................................................  45
            Section 7.24            Use of Proceeds.......................................................................  45
            Section 7.25            Lenders as Depository.................................................................  45
            Section 7.26            Landlord and Bailee Agreements........................................................  46
            Section 7.27            Guaranties of the Obligations.........................................................  46
            Section 7.28            Additional Collateral; Further Assurances.............................................  46

ARTICLE 8 - CONDITIONS OF LENDING.........................................................................................  47
            Section 8.1             Conditions Precedent to Making of Revolving Loans on the Closing Date.................  47
            Section 8.2             Conditions Precedent to Each Loan.....................................................  51

ARTICLE 9 - DEFAULT; REMEDIES.............................................................................................  52
            Section 9.1             Events of Default.....................................................................  52
            Section 9.2             Remedies..............................................................................  55

ARTICLE 10 - TERM AND TERMINATION.........................................................................................  57
            Section 10.1            Term and Termination..................................................................  57

ARTICLE 11 - AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS.................................................  57
            Section 11.1            Amendments and Waivers................................................................  57
            Section 11.2            Assignments; Participations...........................................................  59

ARTICLE 12 - THE ADMINISTRATIVE AGENT.....................................................................................  62
            Section 12.1            Appointment and Authorization.........................................................  62
            Section 12.2            Delegation of Duties..................................................................  62
            Section 12.3            Liability of the Administrative Agent.................................................  62
            Section 12.4            Reliance by the Administrative Agent..................................................  63
            Section 12.5            Notice of Default.....................................................................  63
            Section 12.6            Credit Decision.......................................................................  63
            Section 12.7            Indemnification.......................................................................  64
            Section 12.8            The Administrative Agent in Individual Capacity.......................................  64
            Section 12.9            Successor Administrative Agent........................................................  65
            Section 12.10           Withholding Tax.......................................................................  65
            Section 12.11           Collateral Matters....................................................................  67
            Section 12.12           Restrictions on Actions by the Lenders; Sharing of Payments...........................  68
            Section 12.13           Agency for Perfection.................................................................  68
            Section 12.14           Payments by the Administrative Agent to the Lenders...................................  69
            Section 12.15           Settlement............................................................................  69
            Section 12.16           Letters of Credit; Intra-Lender Issues................................................  73
            Section 12.17           Concerning the Collateral and the Related Loan Documents..............................  75
            Section 12.18           Field Audit and Examination Reports; Disclaimer by the Lenders........................  75
            Section 12.19           Relation Among the Lenders............................................................  76

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
ARTICLE 13 - MISCELLANEOUS................................................................................................  76
            Section 13.1            No Waivers; Cumulative Remedies.......................................................  76
            Section 13.2            Severability..........................................................................  76
            Section 13.3            Governing Law; Choice of Forum; Service of Process....................................  77
            Section 13.4            Waiver of Jury Trial..................................................................  78
            Section 13.5            Survival of Representations and Warranties............................................  78
            Section 13.6            Other Security and Guaranties.........................................................  78
            Section 13.7            Fees and Expenses.....................................................................  78
            Section 13.8            Notices...............................................................................  79
            Section 13.9            Waiver of Notices.....................................................................  80
            Section 13.10           Binding Effect........................................................................  80
            Section 13.11           Indemnity of the Administrative Agent and the Lenders by the Borrower.................  80
            Section 13.12           Limitation of Liability...............................................................  81
            Section 13.13           Final Agreement.......................................................................  82
            Section 13.14           Counterparts..........................................................................  82
            Section 13.15           Captions..............................................................................  82
            Section 13.16           Right of Setoff.......................................................................  82
            Section 13.17           Confidentiality.......................................................................  83
            Section 13.18           Conflicts with other Loan Documents...................................................  84
            Section 13.19           Joint and Several Liability...........................................................  84
            Section 13.20           Contribution and Indemnification among the Borrowers..................................  85
            Section 13.21           Agency of the Parent for each Obligated Party.........................................  85
            Section 13.22           Additional Borrowers and Guarantors...................................................  86
            Section 13.23           Express Waivers By the Obligated Parties In Respect of Cross
                                    Guaranties and Cross Collateralization................................................  86

TABLE OF CONTENTS                                iv

EXHIBITS:

Exhibit A     -    Form of Revolving Loan Note
Exhibit B     -    Form of Borrowing Base Certificate
Exhibit C     -    Form of Compliance Certificate
Exhibit D     -    Form of Notice of Borrowing
Exhibit E     -    Form of Notice of Continuation/Conversion
Exhibit F     -    Form of Assignment and Acceptance

SCHEDULES:

Schedule 6.3  -    Prior Names
Schedule 6.4  -    Capitalization; Subsidiaries
Schedule 6.7  -    Debt
Schedule 6.9  -    Real Estate; Leases
Schedule 6.10 -    Material Proprietary Rights
Schedule 6.11 -    Trade Names
Schedule 6.12 -    Litigation
Schedule 6.13 -    Labor Matters
Schedule 6.14 -    Environmental Matters
Schedule 6.17 -    ERISA
Schedule 6.23 -    Material Agreements
Schedule 6.24 -    Bank Accounts
Schedule A-1  -    Commitments
Schedule A-2  -    Permitted Liens
Schedule A-3  -    Investments
Schedule A-4  -    Existing Letters of Credit

TABLE OF CONTENTS                       v

                                CREDIT AGREEMENT

         This Credit Agreement, dated as of June 6, 2003, ("Agreement") among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A., with an office at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, as administrative agent for the Lenders (in its capacity as administrative agent, the "Administrative Agent"), TXI Operations, LP, Riverside Cement Company, Chaparral Steel Midlothian, LP, and Chaparral (Virginia) Inc. (each individually a "Borrower" and collectively, the "Borrowers"), and Texas Industries, Inc. (the "Parent" and, collectively with the Borrowers, the "Obligated Parties").

                                    RECITALS:

         A. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein. The rules of construction contained in Annex A shall govern the interp retation of this Agreement, and all Annexes, Exhibits, and Schedules attached hereto are incorporated herein by reference.

         B. The Obligated Parties have requested the Lenders to make available to the Borrowers a revolving credit facility for loans and letters of credit in the aggregate principal amount of $200,000,000, which extensions of credit the Borrowers will use for the purposes permitted by Section 7.24.

         C. The Lenders have agreed to make available to the Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Obligated Parties hereby agree as follows.

                                   ARTICLE 1

                           LOANS AND LETTERS OF CREDIT

         Section 1.1 Total Facility. Subject to the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $200,000,000 (the "Total Facility") for use by any one or more of the Borrowers from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit as described in Section 1.2 and Section 1.3.

         Section 1.2 Revolving Loans.

                  (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, each Lender severally, but not jointly, agrees, upon a Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrowers in

CREDIT AGREEMENT - Page 1

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         amounts not to exceed such Lender's Pro Rata Share of the Availability, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Availability or the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Availability or the Borrowing Base or to be obligated to exceed such limits on any other occasion. If (i) any requested Borrowing would exceed Availability or (ii) after giving effect to any requested Borrowing the Aggregate Revolver Outstandings would exceed the amount of the Borrowing Base, then the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans and the issuance of Letters of Credit as the Lenders determine until such excess has been eliminated, subject to the Administrative Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(j).

                  (b) Revolving Loan Notes. The Borrowers shall execute and deliver to each Lender a promissory note to evidence the Revolving Loans of that Lender (each a "Revolving Loan Note" and, collectively, the "Revolving Loan Notes"). Each Revolving Loan Note shall be in the principal amount of the applicable Lender's Pro Rata Share of the Commitments, dated as of the Closing Date or the date of any assignment of a portion of any Lender's Revolving Loans, and substantially in the form of Exhibit A. Each Revolving Loan Note shall represent the obligation of the Borrowers to pay the amount of the applicable Lender's Pro Rata Share of the Commitments, or, if less, such Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Loans to the Borrowers together with interest thereon as prescribed in this Agreement. The entire unpaid balance of the Revolving Loans and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date.

                  (c)      Procedure for Borrowing.

                           (i) Each Borrowing of Revolving Loans shall be made upon a Borrower's irrevocable written notice delivered to the Administrative Agent in the form of a notice of borrowing in the form attached hereto as Exhibit D (a "Notice of Borrowing"), which must be received by the Administrative Agent prior to 11:00 a.m. (Dallas, Texas time) (y) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Revolving Loans and (z) on the requested Funding Date, in the case of Base Rate Revolving Loans, specifying:

                                    (A)      the amount of the Borrowing, which
                           in the case of LIBOR Rate Revolving Loans shall be in an amount that is not less than $1,000,000 or an integral multiple of $100,000 in excess thereof or in the case of Base Rate Revolving Loans shall be in an amount that is not less than $500,000 or an integral multiple of $50,000 in excess thereof;

                                    (B)      the requested Funding Date, which
                           shall be a Business Day;

CREDIT AGREEMENT - Page 2

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                                    (C)      whether the Revolving Loans
                           requested are to be Base Rate Revolving Loans or LIBOR Rate Revolving Loans; provided that if such Borrower fails to specify whether any Revolving Loans are to be Base Rate Revolving Loans or LIBOR Rate Revolving Loans, such request shall be deemed a request for Base Rate Revolving Loans;

                                    (D)      the duration of the Interest Period
                           if the requested Revolving Loans are to be LIBOR Rate Revolving Loans; provided that if such Borrower fails to select the duration of the Interest Period with respect to any requested LIBOR Rate Revolving Loans, such Borrower shall be deemed to have requested such Revolving Loans be made as LIBOR Rate Revolving Loans with an Interest Period of one month in duration; and

                                    (E)      whether the proceeds of such
                           Borrowing are to be deposited to the Designated Account or sent by wire transfer to a third party, in which case such Borrower shall provide the Administrative Agent with written wire transfer instructions satisfactory to the Administrative Agent;

                  provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowing will consist of Base Rate Revolving Loans only.

                           (ii) With respect to any request for Base Rate Revolving Loans, in lieu of delivering a Notice of Borrowing, a Borrower may give the Administrative Agent telephonic notice of such request for advances to the Designated Account not later than the required time specified in clause (i) preceding. The Administrative Agent at all times shall be entitled to rely on such telephonic notice in making any such Revolving Loans, regardless of whether any written confirmation is received by the Administrative Agent.

                           (iii) The Borrowers shall have no right to request a LIBOR Rate Revolving Loan while a Default or an Event of Default exists.

                  (d) Disbursement. The Borrowers shall deliver to the Administrative Agent, prior to the Closing Date, a notice setting forth the deposit account (the "Designated Account") to which the Administrative Agent is authorized by the Borrowers to transfer the proceeds of the Revolving Loans requested hereunder. Each of the Borrowers agrees that the Designated Account may be established in the name of any other Borrower, and hereby agrees that the Designated Account has been established for the benefit of all of the Borrowers for receipt of the proceeds of Revolving Loans hereunder. Each Borrower hereby appoints each other Borrower as its agent with respect to receipt of the proceeds of Revolving Loans in the Designated Account as contemplated herein. The Borrowers may designate a replacement Designated Account from time to time by written notice to the Administrative Agent. Any designation by the Borrowers of the Designated Account must be reasonably acceptable to the Administrative Agent.

CREDIT AGREEMENT - Page 3

                  (e) Reliance Upon Authority; No Liability. The Administrative Agent is entitled to rely conclusively on any individual's request for Revolving Loans on behalf of a Borrower, so long as the proceeds thereof are to be transferred to the Designated Account or according to such other instructions as may be provided to the Administrative Agent pursuant to Section 1.2(c)(i)(E). The Administrative Agent shall have no duty to verify the identity of any individual representing himself or herself as a person authorized by any Borrower to make such requests on its behalf. The Administrative Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Section 1.2(c) and Section 1.2(d), which the Administrative Agent reasonably believes to have been given by an officer or other person duly authorized by a Borrower to request Revolving Loans on its behalf or for otherwise acting under this Section 1.2. The crediting of Revolving Loans to the Designated Account, or wire transfer to such Person as a Borrower shall direct, shall conclusively establish the obligation of the Borrowers to repay such Revolving Loans as provided herein.

                  (f) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(c) shall be irrevocable and such Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

                  (g) The Administrative Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) of LIBOR Rate Revolving Loans, the Administrative Agent shall elect in its discretion to have the terms of Section 1.2(h), Section 1.2(i), or the terms of Section 1.2(j) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(i) or an Agent Advance pursuant to Section 1.2(j), the terms of Section 1.2(h) shall apply to the requested Borrowing.

                  (h) Making of Revolving Loans. If the Administrative Agent elects to have the terms of this Section 1.2(h) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Administrative Agent shall notify the Lenders by telecopy, telephone, or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing to the Administrative Agent in immediately available funds, to the account from time to time designated by the Administrative Agent, not later than 1:00 p.m. (Dallas, Texas time) on the applicable Funding Date. After the Administrative Agent's receipt of all proceeds of such requested Borrowing, the Administrative Agent shall make the proceeds of such requested Borrowing available to the applicable Borrower on the applicable Funding Date by transferring same day funds to the Designated Account; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the Availability on such date prior to giving effect to such requested Borrowing.

                  (i) Making of Non-Ratable Loans. If the Administrative Agent elects, with the consent of the Bank, to have the terms of this
         Section 1.2(i) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of such requested Borrowing available to the Borrowers on the applicable Funding Date by transferring same day funds to the Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section 1.2(i) is referred to hereinafter as a "Non-Ratable Loan,"

CREDIT AGREEMENT - Page 4
         and such Revolving Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $20,000,000. The Administrative Agent shall not request the Bank to make any Non-Ratable Loan if (A) the Administrative Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing exceeds the Availability on the applicable Funding Date prior to giving effect to such requested Borrowing. The Non-Ratable Loans shall be secured by the Administrative Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

                  (j) Agent Advances. Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent's sole discretion, (i) after the occurrence of a Default or an Event of Default, or (ii) at any time that any of the other conditions precedent set forth in Article 8 have not been satisfied, to make Base Rate Revolving Loans to the Borrowers or any Borrower on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed $10,000,000 which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other Obligations, or (C) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees, and expenses as described in Section 13.7 (any of such advances are herein referred to as "Agent Advances"); provided that the Required Lenders may at any time revoke the Administrative Agent's authorization to make Agent Advances; provided, further, that after giving effect to the making of any Agent Advance, the Aggregate Revolver Outstandings shall not exceed the Maximum Revolver Amount. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent's receipt thereof. Absent such revocation, the Administrative Agent's determination that the making of an Agent Advance is required for any such purposes shall be conclusive. The Agent Advances shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

         Section 1.3 Letters of Credit.

                  (a) Agreement to Issue or Cause to Issue. Subject to the terms and conditions of this Agreement, the Administrative Agent agrees to cause the Letter of Credit Issuer to issue for the account of any of the Borrowers (whether one or more) one or more commercial/documentary and standby letters of credit (each a "Letter of Credit" and collectively, the "Letters of Credit") from time to time during the term of this Agreement. Notwithstanding any other provision of this Agreement, the Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

CREDIT AGREEMENT - Page 5

                  (b) Amounts; Outside Expiration Date. The Administrative Agent shall not have any obligation to issue or cause to be issued any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from such Borrower in connection with the opening thereof would exceed the Availability at such time; (iii) such Letter of Credit has an expiration date later than 30 days prior to the Stated Termination Date; or (iv) such Letter of Credit has an expiration date later than twelve calendar months from the date of issuance for standby letters of credit and six calendar months from the date of issuance for commercial/documentary letters of credit, provided that any Letter of Credit issued hereunder may include an "evergreen" or automatic renewal provision of the type referenced in Section 1.3(d)(iii) without contravening the requirement contained in this Section 1.3(b)(iv).

                  (c) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in
         Article 8, the obligation of the Administrative Agent to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Administrative Agent:

                           (i) the Borrowers shall have delivered to the Letter of Credit Issuer, at such times and in such manner as the Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to the Letter of Credit Issuer and reasonably satisfactory to the Administrative Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms, and purpose of the proposed Letter of Credit shall be satisfactory to the Administrative Agent and the Letter of Credit Issuer (provided that in the event any term of such application or any other document is inconsistent with the terms of this Agreement and the Letter of Credit Issuer is either the same Person as the Administrative Agent or any Lender, then the terms of this Agreement shall be controlling); and

                           (ii) as of the date of issuance, no order of any court, arbitrator, or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule, or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such proposed Letters of Credit.

                  (d)      Issuance of Letters of Credit.

                           (i) Request for Issuance. Any Borrower that wishes to cause the issuance of a Letter of Credit must notify the Administrative Agent of such request for issuance at least three Business Days prior to the proposed issuance

CREDIT AGREEMENT - Page 6
                  date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The applicable Borrower shall attach to such notice the proposed form of the Letter of Credit.

                           (ii) Responsibilities of the Administrative Agent; Issuance. The Administrative Agent shall determine, as of the Business Day immediately preceding the requested issuance date of the Letter of Credit set forth in the notice from a Borrower pursuant to Section 1.3(d)(i), (A) the amount of the Unused Letter of Credit Subfacility and (B) the Availability as of such date. If the face amount of the requested Letter of Credit is not greater than the Unused Letter of Credit Subfacility and the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof does not exceed the Availability, the Administrative Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

                           (iii)    Extensions and Amendments. The
                  Administrative Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this
                  Section 1.3 are met as though a new Letter of Credit were being requested and issued. Each of the Existing Letters of Credit shall be terminated upon the expiration date set forth therein. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless such Lender shall have provided to the Administrative Agent, written notice that it declines to consent to any such extension or renewal at least 30 days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit; provided that, notwithstanding the foregoing, if all of the requirements of this Section 1.3 are met and no Default or Event of Default has occurred and is continuing, no Lender may decline to consent to any such extension or renewal.

                  (e) Payments Pursuant to Letters of Credit. The Borrowers agree to reimburse the Letter of Credit Issuer immediately for any draw under any Letter of Credit and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense, or other right which any Borrower may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrower for whose account such Letter of Credit was issued for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such Borrowing shall be the date of such drawing.

                  (f)      Indemnification; Exoneration; Power of Attorney.

CREDIT AGREEMENT - Page 7

                  (i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.3, each Borrower agrees to protect, indemnify, pay, and save the Lenders, the Administrative Agent, and, subject to Section 1.3(f)(iv), the Letter of Credit Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges, and expenses (including attorneys' fees) which any Lender, the Administrative Agent, or the Letter of Credit Issuer may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit. The Borrowers' obligations under this Section 1.3(f) shall survive payment of all other Obligations.

                  (ii) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, the Administrative Agent, and, subject to the provisions of Section 1.3(f)(iv), the Letter of Credit Issuer, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders, the Administrative Agent, and, subject to
         Section 1.3(f)(iv), the Letter of Credit Issuer shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Administrative Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority; or (I) the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair, or prevent the vesting of any rights or powers of the Administrative Agent, any Lender, or, subject to Section 1.3(f)(iv), the Letter of Credit Issuer under this Section 1.3(f).

                  (iii) Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Administrative Agent or any Lender (excluding the Bank in its capacity as the Letter of Credit Issuer) under or in connection with any of the Letters of Credit or any related matters shall result in any liability of the

CREDIT AGREEMENT - Page 8

         Administrative Agent or any Lender to any Borrower, or relieve such Borrower of any of its obligations hereunder to any such Person.

                  (iv) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit any Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between such Borrower and the Letter of Credit Issuer.

                  (v) Account Party. Each Borrower hereby authorizes and directs the Letter of Credit Issuer to name any Borrower as the "Account Party" in any Letter of Credit and to deliver to the Administrative Agent all instruments, documents, and other writings and property received by the Letter of Credit Issuer pursuant to each such Letter of Credit, and to accept and rely upon the Administrative Agent's instructions and agreements with respect to all matters arising in connection with each such Letter of Credit or the application therefor.

                  (vi) Power of Attorney. In connection with all Inventory financed by any Letter of Credit, each Borrower hereby appoints the Administrative Agent, or the Administrative Agent's designee, as its attorney-in-fact, with full power and authority: (A) to sign and/or endorse such Borrower's name upon any warehouse or other receipts; (B) to sign such Borrower's name on bills of lading and other negotiable and non-negotiable documents; (C) to clear Inventory through customs in the Administrative Agent's or such Borrower's name, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose; (D) during the existence of an Event of Default, to complete in such Borrower's or the Administrative Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (E) to do such other acts and things as are necessary in order to enable the Administrative Agent to obtain possession or control of such Inventory and to obtain payment of the Obligations. Neither the Administrative Agent nor its designee, as such Borrower's attorney-in-fact, will be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law other than for gross negligence or willful misconduct. The Administrative Agent will give notice to the Borrowers when it acts pursuant to the foregoing power of attorney; provided that any failure to provide such notice shall not constitute a default by, or result in any liability of, the Administrative Agent under the terms of this Agreement. This power of attorney, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

                  (vii) Control of Inventory. In connection with all Inventory financed by Letters of Credit, the Borrowers will, at the Administrative Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses, or others receiving or holding cash, checks, Inventory, documents, or instruments in which the Administrative Agent holds a security interest to deliver them to the Administrative Agent and/or subject to the Administrative Agent's order, and if they shall come into any Borrower's possession, to deliver them, upon request, to

CREDIT AGREEMENT - Page 9
                  the Administrative Agent in their original form. The Borrowers shall also, at the Administrative Agent's request, designate the Administrative Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

                  (g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 1.3(b) and Section 10.1, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Administrative Agent with respect to each such Letter of Credit then outstanding, either (i) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Administrative Agent, issued by an issuer satisfactory to the Administrative Agent in an amount equal to 105% of the undrawn face amount of such Letter of Credit, plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Administrative Agent is entitled to draw amounts necessary to reimburse the Administrative Agent and the Lenders for payments to be made by the Administrative Agent and the Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit or (ii) cash (a "Supporting Cash Deposit") in an amount equal to 105% of the undrawn face amount of such Letter of Credit, plus any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or Supporting Cash Deposit shall be held by the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

         Section 1.4 Bank Products. Any Obligated Party may request, and the Administrative Agent may in its sole and absolute discretion, arrange for any Obligated Party to obtain Bank Products from any Lender or any Lender's Affiliates although no Obligated Party is required to do so. To the extent Bank Products are provided by an Affiliate of any Lender, the Obligated Parties agree to indemnify and hold the Administrative Agent and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Administrative Agent or any of the Lenders which arise from any indemnity given by a Lender to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit any Obligated Party's rights, with respect to such Lender or its Affiliates, if any, which arise as a result of the execution of documents by and between such Obligated Party and a Lender or its Affiliates which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. Each Obligated Party acknowledges and agrees that the obtaining of Bank Products from a Lender or its Affiliates (a) is in the sole and absolute discretion of such Lender or its Affiliates, and (b) is subject to all rules and regulations of such Lender or its Affiliates.

                                   ARTICLE 2

                                INTEREST AND FEES

         Section 2.1 Interest.

                  (a) Interest Rates. Subject to Section 2.3, all outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by

CREDIT AGREEMENT - Page 10
         law, on accrued interest thereon not paid when due) from the date made or incurred until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate, as applicable, plus the Applicable Margin as set forth below, but not to exceed the Maximum Rate. If at any time Revolving Loans are outstanding with respect to which a Borrower has not delivered to the Administrative Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, such Revolving Loans shall be Base Rate Revolving Loans and bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Administrative Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                           (i) For all Base Rate Revolving Loans and other Obligations (other than LIBOR Rate Revolving Loans) at a fluctuating per annum rate equal to the lesser of (A) the Base Rate, plus the Applicable Margin or (B) the Maximum Rate; and

                           (ii) For all LIBOR Rate Revolving Loans at a per annum rate equal to the lesser of (A) the LIBOR Rate, plus the Applicable Margin or (B) the Maximum Rate.

         Each change in the Base Rate shall be reflected in the interest rate described in clause (i) preceding as of the effective date of such change. Subject to Section 2.3, all interest charges on the Obligations shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365 day year).

                  (b) Default Rate. During the existence of any Default or Event of Default if the Administrative Agent or the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default exists, the Obligations shall bear interest at a rate per annum equal to the lesser of (i) the Default Rate applicable thereto or (ii) the Maximum Rate.

                  (c) Interest Periods. After giving effect to any Borrowing, conversion, or continuation of any LIBOR Rate Revolving Loan, there may not be more than ten different Interest Periods in effect hereunder.

         Section 2.2 Continuation and Conversion Elections.

                  (a) A Borrower may upon irrevocable written notice to the Administrative Agent in accordance with Section 2.2(b):

                           (i) elect, as of any Business Day, in the case of Base Rate Revolving Loans to convert any such Base Rate Revolving Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $100,000 in excess thereof) into LIBOR Rate Revolving Loans;

CREDIT AGREEMENT - Page 11

                           (ii) elect, as of any Business Day subject to Section
                  4.4, in the case of LIBOR Rate Revolving Loans to convert any such LIBOR Rate Revolving Loans (or any part thereof not being continued pursuant to clause (iii) next following) into Base Rate Revolving Loans; or

                           (iii) elect, as of the last day of the applicable
                  Interest Period, to continue any LIBOR Rate Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $100,000 in excess thereof as LIBOR Rate Revolving Loans);

         provided, that if at any time the aggregate amount of LIBOR Rate Revolving Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Revolving Loans shall automatically convert into Base Rate Revolving Loans; provided, further, that if the notice shall fail to specify the duration of the Interest Period of any LIBOR Rate Revolving Loan to result from any such continuation or conversion, such Interest Period shall be one month in duration.

                  (b) The Borrowers shall deliver a notice of continuation/conversion in the form of Exhibit E (a "Notice of Continuation/Conversion") to the Administrative Agent not later than 1:00 p.m. (Dallas, Texas time) at least three Business Days in advance of the Continuation/Conversion Date, if the Revolving Loans are to be continued as or converted into LIBOR Rate Revolving Loans and specifying:

                           (i)      the proposed Continuation/Conversion Date;

                           (ii) the specific Revolving Loans (or portions thereof) and the aggregate amount of such Revolving Loans to be converted or continued;

                           (iii) the type of Revolving Loans resulting from the proposed conversion or continuation; and

                           (iv) the duration of the requested Interest Period, provided, however, the Borrowers may not select an Interest Period that ends after the Stated Termination Date.

                  (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Revolving Loans, the Borrowers have failed to timely select a new Interest Period to be applicable to such LIBOR Rate Revolving Loans or if any Default or Event of Default then exists, the Borrowers shall be deemed to have elected to convert such LIBOR Rate Revolving Loans into Base Rate Revolving Loans effective as of the expiration date of such Interest Period.

                  (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All continuations and conversions shall be made ratably according to the respective outstanding principal amounts of the Revolving Loans with respect to which such notice was given held by each Lender.

CREDIT AGREEMENT - Page 12

         Section 2.3 Maximum Interest Rate. In no event shall any Interest Rate provided for in this Agreement exceed the Maximum Rate. If any Interest Rate, absent the limitation set forth in this Section 2.3, would otherwise exceed the Maximum Rate, then such Interest Rate shall be the Maximum Rate, and, if in the future, such Interest Rate would otherwise be less than the Maximum Rate, then such Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the Interest Rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by Requirements of Law, pay the Administrative Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been paid or accrued if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have been paid or accrued had the Interest Rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. Each of the Administrative Agent, each Lender, and each Borrower acknowledges, agrees, and declares that it is its intention to expressly comply with all Requirements of Law in respect of limitations on the amount or rate of interest that can legally be contracted for, charged, or received under or in connection with the Loan Documents. Notwithstanding anything to the contrary contained in any Loan Document (even if any such provision expressly declares that it controls all other provisions of the Loan Documents), in no contingency or event whatsoever shall the amount of interest (including the aggregate of all charges, fees, benefits, or other compensation which constitutes interest under any Requirement of Law) under the Loan Documents paid by the Borrower, received by the Administrative Agent, the Letter of Credit Issuer, or any Lender, agreed to be paid by any Borrower, or requested or demanded to be paid by the Administrative Agent, the Letter of Credit Issuer, or any Lender, exceed the Maximum Rate, and all provisions of the Loan Documents in respect of the contracting for, charging, or receiving compensation for the use, forbearance, or detention of money shall be limited as provided by this Section 2.3. In the event any such interest is paid to the Administrative Agent, the Letter of Credit Issuer, or any Lender by any Borrower in an amount or at a rate which would exceed the Maximum Rate, the Administrative Agent, the Letter of Credit Issuer, or such Lender, as the case may be, shall automatically apply such excess to any unpaid amount of the Obligations other than interest, in the inverse order of maturity, or if the amount of such excess exceeds said unpaid amount, such excess shall be paid to the applicable Borrower. All interest paid, or agreed to be paid, by the Borrowers, or taken, reserved, or received by the Administrative Agent, the Letter of Credit Issuer, or any Lender, shall be amortized, prorated, spread, and allocated in respect of the Obligations throughout the full term of this Agreement. Notwithstanding any provision contained in any of the Loan Documents, or in any other related documents executed pursuant hereto, neither the Administrative Agent, the Letter of Credit Issuer, nor any Lender shall ever be entitled to charge, receive, take, reserve, collect, or apply as interest any amount which, together with all other interest under the Loan Documents would result in a rate of interest under the Loan Documents in excess of the Maximum Rate and, in the event the Administrative Agent, the Letter of Credit Issuer, or any Lender ever charges, receives, takes, reserves, collects, or applies any amount in respect of any Borrower that otherwise would, together with all other interest under the Loan Documents, be in excess of the Maximum Rate, such amount shall automatically

CREDIT AGREEMENT - Page 13
be deemed to be applied in reduction of the unpaid principal balance of the Obligations and, if such principal balance is paid in full, any remaining excess shall forthwith be paid to the applicable Borrower. The Borrowers, the Administrative Agent, the Letter of Credit Issuer, and the Lenders shall, to the maximum extent permitted under any Requirement of Law, (A) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge, expense, or reimbursement for a third-party expense rather than as interest and (B) exclude prepayments, acceleration, and the effects thereof. Nothing in any Loan Document shall be construed or so operate as to require or obligate the Borrowers to pay any interest, fees, costs, or charges greater than is permitted by any Requirement of Law.

         Section 2.4 Unused Line Fee. Subject to Section 2.3, until the Revolving Loans have been paid in full and this Agreement terminated, the Borrowers agree to pay to the Administrative Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, on the first day of each calendar month and on the Termination Date, an unused line fee (the "Unused Line Fee") equal to 0.375% per annum, multiplied by the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of the Revolving Loans and the average daily undrawn face amount of all outstanding Letters of Credit during the immediately preceding month or shorter period if calculated for the first month after the Closing Date or on the Termination Date. Subject to Section 2.3, the Unused Line Fee shall be computed on the basis of a 360 day year for the actual number of days elapsed. For purposes of calculating the Unused Line Fee pursuant to this Section 2.4, any payment received by the Administrative Agent (if received prior to 1:00 p.m. (Dallas, Texas time)) shall be deemed to be credited to the Borrowers' Loan Account on the Business Day following the date such payment is received by the Administrative Agent.

         Section 2.5 Letter of Credit Fee. Subject to Section 2.3, the Borrowers agree to pay to the Administrative Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to the Letter of Credit Fee Percentage, or during the existence of any Default or Event of Default the Default Rate with respect to Letters of Credit, multiplied by the undrawn face amount of each Letter of Credit, plus all out-of-pocket costs, fees, and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees, and expenses shall include a "fronting fee" in an amount equal to 0.125% of the face amount of such Letter of Credit, payable to the Letter of Credit Issuer on the date of issuance of each Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remained outstanding and on the Termination Date. Subject to Section 2.3, the Letter of Credit Fee shall be computed on the basis of a 360 day year for the actual number of days elapsed.

         Section 2.6 Other Fees. Subject to Section 2.3, the Borrowers agree to pay the Administrative Agent all other fees and expenses as set forth in the Agent's Letter.

CREDIT AGREEMENT - Page 14

                                   ARTICLE 3

                            PAYMENTS AND PREPAYMENTS

         Section 3.1 Revolving Loans. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, together with all other Obligations, including all accrued and unpaid interest thereon, on the Termination Date (or with respect to any Bank Products, any applicable earlier date). The Borrowers may prepay the Revolving Loans at any time and reborrow subject to the terms of this Agreement; provided that with respect to any LIBOR Rate Revolving Loans prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, the amounts described in Section 4.4. In addition, and without limiting the generality of the foregoing, upon demand the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, the amount, if any and without duplication, by which the Aggregate Revolver Outstandings exceeds the lesser of the Borrowing Base or the Maximum Revolver Amount. Accrued interest on the Revolving Loans shall be due and payable in arrears (a) in the case of Base Rate Revolving Loans, on the first day of each calendar month and on the Termination Date and (b) in the case of LIBOR Rate Revolving Loans and with respect to each such Revolving Loan (i) on the last day of the Interest Period with respect thereto, and (ii) on the Termination Date.

         Section 3.2 Termination of Total Facility. The Borrowers may terminate this Agreement upon at least 60 days prior written notice thereof to the Administrative Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued and unpaid interest thereon, and the cancellation and return of all outstanding Letters of Credit (or alternatively, subject to Section 10.1, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of either a Supporting Cash Deposit or a Supporting Letter of Credit as required by Section 1.3(g)), (b) the payment in full of the early termination fee set forth in the following sentence, (c) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon, and (d) the payment in full of any amount due under Section 3.4. Subject to Section 2.3, if this Agreement is terminated at any time prior to the second Anniversary Date, whether pursuant to this Section or pursuant to Section 9.2, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, an early termination fee determined in accordance with the following table:

Period during which early termination
             occurs                      Early Termination Fee
-----------------------------------------------------------------------------
Prior to the first Anniversary Date      1.00% of the Maximum Revolver Amount
-----------------------------------------------------------------------------
On or after the first Anniversary Date   0.50% of the Maximum Revolver Amount
but prior to the second Anniversary
Date

Notwithstanding the foregoing, no such early termination fee shall be payable in the event this Agreement is terminated in connection with refinancing of the Obligations in a transaction in which the Bank or any of its Affiliates arranges replacement financing. The Maximum Revolver

CREDIT AGREEMENT - Page 15

Amount shall not be reduced except in connection with termination of the Total Facility and payment in full as provided by this Section 3.2.

         Section 3.3       Prepayment of the Revolving Loans.

                  (a) The Borrowers may prepay the principal of the Revolving Loans, in whole or in part, at any time and from time to time.

                  (b) After the occurrence of a Dominion Event, until completion of a Dominion Termination Period, all proceeds of any Collateral shall be applied to repayment of the Obligations as provided by the Security Agreements and in accordance with Section 3.7.

                  (c) After the occurrence of a Dominion Event, until completion of a Dominion Termination Period, all cash payments or other cash proceeds (as defined in the UCC) received by any Obligated Party constituting proceeds of a Distribution, loan, or other advance (other than a Distribution, loan or advance by an Obligated Party to an Obligated Party) to such Obligated Party, other than proceeds of Revolving Loans, such proceeds which are proceeds of a loan or advance from one Borrower to another Obligated Party, and other than such proceeds which are proceeds of a loan or advance permitted under clause
         (c) through clause (h) of Section 7.13, shall be paid to the Administrative Agent, promptly upon such receipt, for application to the Revolving Loans.

                  (d) All cash proceeds resulting from any sale or other Disposition permitted pursuant to clause (D) or clause (F) of Section
         7.9 shall be applied to repayment of the Obligations in accordance with
         Section 3.7.

                  (e) No provision contained in this Section 3.3 shall constitute a consent to any disposition of Collateral that is otherwise not permitted by the terms of this Agreement.

                  (f) After the occurrence of a Dominion Event, until completion of a Dominion Termination Period, all cash proceeds arising from the sale of Inventory or collection of Accounts in the ordinary course of business of any Obligated Party shall be applied to repayment of the Obligations as provided by the Security Agreements and in accordance with Section 3.7.

         Section 3.4 LIBOR Rate Revolving Loan Prepayments. In connection with any prepayment, if any LIBOR Rate Revolving Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Administrative Agent, for the benefit of the Lenders, the amounts described in Section 4.4.

         Section 3.5       Payments by the Borrowers.

                  (a) All payments to be made by the Borrowers shall be made without setoff, recoupment, or counterclaim. Without in any way limiting Section 2.10 of the Security Agreements, except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Administrative Agent, for the account of the Lenders, to

CREDIT AGREEMENT - Page 16
         the account designated by the Administrative Agent and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. (Dallas, Texas time) on the date specified herein. Any payment received by the Administrative Agent after such time shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of Interest Period, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         Section 3.6 Payments as Revolving Loans. At the election of the Administrative Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for expenses pursuant to Section 13.7), and other sums payable under the Loan Documents, may be paid with the proceeds of Revolving Loans made hereunder whether made following a request for such purpose by the Borrowers pursuant to Section 1.2 or pursuant to a deemed request as provided in this Section 3.6. The Borrowers hereby irrevocably authorize the Administrative Agent to charge the Loan Account for the purpose of paying all amounts from time to time due under the Loan Documents and agree that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances) and that all such Revolving Loans shall be deemed to have been requested pursuant to Section 1.2.

         Section 3.7 Apportionment, Application, and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Revolving Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Administrative Agent and the Letter of Credit Issuer and except as provided in Section 11.1(e). All payments shall be remitted to the Administrative Agent and all such payments not relating to principal or interest of specific Revolving Loans, or not constituting payment of specific fees, and all proceeds of any Obligated Party's Accounts or any other Collateral received by the Administrative Agent, shall be applied, ratably, subject to the other provisions of this Agreement, first, to pay any fees, indemnities, or expense reimbursements, then due to the Administrative Agent from the Borrowers, second, to pay any fees or expense reimbursements then due to any of the Lenders from the Borrowers, third, to pay interest due in respect of the Revolving Loans, including Non-Ratable Loans and Agent Advances, fourth, to pay or prepay principal of the Non-Ratable Loans and the Agent Advances, fifth, to pay or prepay principal of the Revolving Loans (other than the Non-Ratable Loans and the Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit, sixth, during the existence of a Default or an Event of Default, to pay an amount to the Administrative Agent equal to 100% of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit, to be held as cash collateral for such Obligations, and seventh, to the payment of any other Obligation including any amounts relating to Bank Products due to the Administrative Agent or any Lender by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by a Borrower, or unless an Event of Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to

CREDIT AGREEMENT - Page 17
any LIBOR Rate Revolving Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Revolving Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans and, in any event, the Borrowers shall pay the LIBOR breakage losses in accordance with Section 4.4. Subject to items "first" through "seventh" preceding, the Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         Section 3.8 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent, any Lender, the Bank, or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender and the Borrowers shall be liable to pay to the Administrative Agent and the Lenders, and each Borrower hereby indemnifies the Administrative Agent and the Lenders and holds the Administrative Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.8 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Administrative Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.8 shall survive the termination of this Agreement.

         Section 3.9 The Administrative Agent's and the Lenders' Books and Records; Monthly Statements. The Administrative Agent shall record the principal amount of the Revolving Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records. Failure by the Administrative Agent or any Lender to make any such notation shall not affect the obligations of the Borrowers with respect to the Revolving Loans or the Letters of Credit. The Borrowers agree that the Administrative Agent's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Administrative Agent will provide to the Borrowers a monthly statement of Revolving Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section
3.7 and corrections of errors discovered by the Administrative Agent), unless a Borrower notifies the Administrative Agent in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by a Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

CREDIT AGREEMENT - Page 18

                                   ARTICLE 4

                     TAXES, YIELD PROTECTION, AND ILLEGALITY

         Section 4.1       Taxes.

                  (a) Any and all payments by the Borrowers, or any of them, to the Administrative Agent or any Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, subject to Section 12.10(c), the Borrowers shall pay all Other Taxes.

                  (b) The Borrowers agree to indemnify and hold harmless the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.1) paid by the Administrative Agent or any Lender and any liability (including penalties, interest, additions to tax, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Administrative Agent or any Lender makes written demand therefor.

                  (c) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Administrative Agent or any Lender, then:

                           (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including, without limitation, deductions and withholdings applicable to additional sums payable under this
                  Section 4.1) the Administrative Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                           (ii) the Borrowers shall make such deductions and withholdings;

                           (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with any applicable Requirement of Law; and

                           (iv)     the Borrowers shall also pay to the
                  Administrative Agent, for the account of each Lender, or each Lender at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Within 30 days after the date of any payment by the Borrowers of Taxes or Other Taxes, the Borrowers shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

CREDIT AGREEMENT - Page 19

                  (e) If the Borrowers are required to pay additional amounts to the Administrative Agent or any Lender pursuant to Section 4.1(c), then the applicable Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

                  (f) Notwithstanding anything in this Section 4.1 to the contrary, the demand by the Administrative Agent or any Lender for the payment of Taxes or Other Taxes under this Section 4.1 shall not include any Taxes or Other Taxes which the Administrative Agent or such Lender had knowledge of more than 180 days prior to the date of such demand.

         Section 4.2       Illegality.

                  (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make LIBOR Rate Revolving Loans, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make LIBOR Rate Revolving Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

If a Lender determines that it is unlawful to maintain any LIBOR Rate Revolving Loan, the Borrowers shall, upon receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such LIBOR Rate Revolving Loans of such Lender then outstanding, together with accrued and unpaid interest thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such LIBOR Rate Revolving Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Revolving Loans. If the Borrowers are required to so prepay any LIBOR Rate Revolving Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Revolving Loan. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the reasonable judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         Section 4.3       Increased Costs and Reduction of Return.

                  (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding, or maintaining any LIBOR Rate Revolving Loans, then the Borrowers shall be liable for, and shall from time to time, within three Business Days of demand by such Lender (with a copy of such demand to be

CREDIT AGREEMENT - Page 20
         sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                  (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits, or obligations under this Agreement, then, within three Business Days of demand by such Lender to the Borrowers through the Administrative Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

         Section 4.4 Funding Losses. The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

                  (a) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Rate Revolving Loan;

                  (b) the failure of the Borrowers to (i) borrow any requested LIBOR Rate Revolving Loan, (ii) continue any LIBOR Rate Revolving Loan, or (iii) convert a Base Rate Revolving Loan to a LIBOR Rate Revolving Loan after any Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion with respect thereto (except as permitted by Section 4.5); or

                  (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Revolving Loans on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain its LIBOR Rate Revolving Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

         Section 4.5 Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Revolving Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Revolving

CREDIT AGREEMENT - Page 21

Loan does not adequately and fairly reflect the cost to the Lenders of funding such Revolving Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Revolving Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of a notice pursuant to the first sentence of this Section, the Borrowers may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by any of them. If the Borrowers do not revoke any such Notice of Borrowing or Notice of Continuation/Conversion, the Lenders shall make, convert, or continue the Revolving Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by a Borrower, but such Revolving Loans shall be made, converted, or continued as Base Rate Revolving Loans instead of LIBOR Rate Revolving Loans.

         Section 4.6 Certificates of the Administrative Agent. If any Lender claims reimbursement or compensation under this Article 4, the Administrative Agent shall determine the amount thereof and shall deliver to the Borrowers (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

         Section 4.7 Survival. The agreements and obligations of the Borrowers in this Article 4 shall survive the payment of all other Obligations.

         Section 4.8 Replacement of Affected Lender. Within 30 days after receipt by the Borrowers of written notice and demand from any Lender for any payment under the terms of Section 4.1 or Section 4.3 then, subject to this
Section 4.8, the Borrowers may, at their option, notify the Administrative Agent and such Lender (the "Affected Lender") of their intention to obtain, at the Borrowers' sole expense, a replacement Lender ("Replacement Lender") to purchase the Affected Lender's Revolving Loans and its obligations under the Loan Documents. Subject to this Section 4.8, the Borrowers shall, within 30 days following the delivery of such notice from the Borrowers, cause the Replacement Lender to purchase (and the Affected Lender hereby agrees to sell and convey to such Replacement Lender) the Revolving Loans and other obligations of the Affected Lender and assume the Affected Lender's Commitment and obligations hereunder in accordance with the terms of an Assignment and Acceptance for cash in an aggregate amount equal to the aggregate unpaid principal of the Revolving Loans and other Obligations held by such Affected Lender, all unpaid interest and fees accrued thereon or with respect thereto, and all other Obligations owed to such Affected Lender, including amounts owed under Section 4.1 or Section 4.3 (but excluding any amount pursuant to Section 3.2). Notwithstanding the foregoing, (a) the Borrowers shall continue to be obligated to pay to the Affected Lender in full all amounts then demanded and due under Section 4.1 or
Section 4.3 in accordance with the terms of this Agreement, (b) neither the Administrative Agent nor any Lender shall have any obligation to find a Replacement Lender, (c) the Replacement Lender must be acceptable to the Administrative Agent in its reasonable discretion, and (d) the Bank may not be replaced under this Section 4.8 without its consent. If the Borrowers elect to replace any Affected Lender, the Borrowers must replace all Affected Lenders as set forth in this Section, each such replacement to occur within a reasonable period of time not to exceed 60 days from the date the first such Affected Lender requested any payment under Section 4.1 or Section 4.3.

CREDIT AGREEMENT - Page 22

                                   ARTICLE 5

                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

         Section 5.1 Books and Records. The Obligated Parties shall, and shall cause each of their Subsidiaries to, maintain, at all times, proper books of record and account in which full, true, correct, and timely entries are made in conformity with GAAP consistently applied. The Obligated Parties shall, and shall cause each of their Subsidiaries to, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in conformity with GAAP. The Obligated Parties shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Administrative Agent or any Lender shall reasonably require, including, but not limited to, timely records of (a) all payments received and all credits and extensions granted with respect to the Accounts, (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory, and (c) all other dealings affecting the Collateral.

         Section 5.2 Financial Information. The Obligated Parties shall promptly furnish to the Administrative Agent, all such information regarding the Obligated Parties' and each of their Subsidiaries' financial and business affairs as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request. Without limiting the foregoing, the Obligated Parties will furnish, or cause to be furnished, to the Administrative Agent the following, in sufficient copies for distribution by the Administrative Agent to each Lender, in such detail as the Administrative Agent or the Lenders (through the Administrative Agent) shall request:

                  (a) The Obligated Parties will furnish, or cause to be furnished, as soon as available, but in any event not later than 90 days after the close of each Fiscal Year of the Parent, consolidated audited balance sheets and statements of income, cash flow, and stockholders' equity for the Parent and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Parent and its Subsidiaries on a consolidated basis as at the date thereof and for the Fiscal Year then ended, and prepared in conformity with GAAP. Such Financial Statements shall be examined in accordance with generally accepted auditing standards by, accompanied by a report thereon unqualified in any respect of, independent certified public accountants of national standing selected by the Parent. Each Obligated Party hereby authorizes the Administrative Agent to communicate directly with the Obligated Parties' certified public accountants and, by this provision, authorizes those accountants to disclose to the Administrative Agent any and all financial statements and other supporting financial documents and schedules relating to the Obligated Parties and to discuss directly with the Administrative Agent the finances and affairs of the Obligated Parties, provided that the Administrative Agent shall provide the Obligated Parties the opportunity to attend and participate in such discussions. Any information obtained by the Administrative Agent (or any of its representatives or independent contractors) in any such discussions shall be subject to the confidentiality provisions of Section 13.17.

CREDIT AGREEMENT - Page 23

                  (b) The Obligated Parties will furnish or cause to be furnished, (i) as soon as available, but in any event not later than 30 days after the end of each calendar month, internally prepared financial statements of the Parent and its Subsidiaries prepared on a consolidating basis which at a minimum include both a statement of operations and a trial balance of general ledger accounts and (ii) as soon as available, but in any event not later than 45 days after the end of each of the first three Fiscal Quarters of the Parent, consolidated unaudited balance sheets of the Parent and its Subsidiaries as at the end of such Fiscal Quarter, and consolidated unaudited statements of income and cash flow for the Parent and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent and its Subsidiaries, as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year, and prepared in conformity with GAAP (other than for presentation of footnotes and subject to normal year-end audit adjustments) applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Parent shall certify by a certificate signed by its chief financial officer or chief accounting officer that all such Financial Statements have been prepared in conformity with GAAP (other than for presentation of footnotes and subject to normal year-end audit adjustments) and present fairly, subject to normal year-end adjustments, the financial position of the Parent and its Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

                  (c) The Obligated Parties will cause to be furnished, with each of the audited Financial Statements delivered pursuant to
         Section 5.2(a), a certificate of the independent certified public accountants that audited such Financial Statements to the effect that such accountants have reviewed and are familiar with this Agreement and that, in auditing such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant set forth in Section 7.22 and Section 7.23, except for those, if any, described in reasonable detail in such certificate.

                  (d) The Obligated Parties will furnish or cause to be furnished, with each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), and with each of the unaudited Financial Statements delivered pursuant to Section 5.2(b)(ii), a certificate of the chief financial officer or chief accounting officer of the Parent in the form of Exhibit C (a "Compliance Certificate") (i) setting forth in reasonable detail the calculations set forth in
         Section 7.22 and Section 7.23 (whether or not such covenants are being tested as of such date) during the period covered by such Financial Statements and as at the end thereof and (ii) except as explained in reasonable detail in such certificate, (A) stating that all of the representations and warranties of the Obligated Parties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) stating that the Obligated Parties are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, (C) stating that no Default or Event of Default then exists or existed during the period covered by

CREDIT AGREEMENT - Page 24
         such Financial Statements, and (D) certifying, to the Obligated Parties' knowledge, that the amount of the Availability during the period covered by such certificate did not fall to an amount which resulted in testing of the covenants set forth in Section 7.22 and
         Section 7.23 and did not result in a Dominion Event, or if Availability fell to any such amount, the first date on which such event occurred. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Obligated Parties have taken or propose to take with respect thereto.

                  (e) The Obligated Parties will furnish, or cause to be furnished as soon as available, before the beginning of each Fiscal Year of the Parent but not more than 60 days prior to the beginning of such Fiscal Year, annual forecasts prepared by the Parent (to include forecasted consolidated balance sheets and statements of income and cash flow) for the Parent and its Subsidiaries as at the end of and for each Fiscal Quarter of such Fiscal Year, in each case in form consistent with the forecast delivered to the Agent prior to the Closing Date and past practices of the Obligated Parties.

                  (f) The Obligated Parties will furnish, or cause to be furnished, promptly after filing with the PBGC and the IRS or any other Governmental Authority, a copy of each annual report or other filing filed with respect to each Plan of any Obligated Party.

                  (g) The Obligated Parties will furnish, or cause to be furnished, promptly upon the filing thereof, copies of all reports, if any, or other documents filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act or any other similar Governmental Authority pursuant to any Requirement of Law, and all reports, notices, or statements sent or received by the Parent or any of its Subsidiaries to or from the holders of any equity interests of the Parent or any of its Subsidiaries (other than routine non-material correspondence sent by shareholders of the Parent or any of its Subsidiaries to the Parent or such Subsidiary) or of any Debt of the Parent or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

                  (h) The Obligated Parties will furnish, or cause to be furnished, as soon as available, but in any event not later than fifteen days after the Parent's or any of its Subsidiaries' receipt thereof, a copy of all management reports and management letters prepared by any independent certified public accountants of the Parent or any other Obligated Party and submitted by such independent certified public accountants to the board of directors (or the audit committee of the board of directors) of the Parent or such other Obligated Party.

                  (i) The Obligated Parties will furnish, or cause to be furnished, promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which any Obligated Party makes available to its shareholders or which are made available to any holder of any Debt of any Obligated Party.

CREDIT AGREEMENT - Page 25

                  (j) If requested by the Administrative Agent, the Obligated Parties will furnish, or cause to be furnished, promptly after filing with the IRS or any other Governmental Authority, a copy of each tax return filed by the Parent or any of its Subsidiaries.

                  (k) The Obligated Parties will furnish, or cause to be furnished, as soon as available, but in any event on the third Business Day of each calendar week for the last Business Day of the preceding calendar week and at such other times, from time to time, as may be reasonably requested by the Administrative Agent, a Borrowing Base Certificate and supporting information in connection therewith including (i) a schedule of each Borrower's Accounts created, credits given, cash collected, and other adjustments made to such Borrower's Accounts since the date of the last such schedule and Borrowing Base Certificate and (ii) a summary schedule of Inventory of each Borrower by location.

                  (l) The Obligated Parties shall provide for each Borrower, or cause to be provided, to the Administrative Agent the following documents, in form reasonably satisfactory to the Administrative Agent within ten days of the end of each calendar month, or more frequently if reasonably requested by the Administrative Agent,
         (i) each of the items required pursuant to clause (k) preceding as of the end of such calendar month, (ii) an aging of Accounts as of the last day of such calendar month then ended, together with a reconciliation to the corresponding general ledger of such Borrower and the Borrowing Base Certificate as of such calendar month end, (iii) an aging of accounts payable as of the last day of such calendar month then ended, together with a reconciliation to the corresponding general ledger of such Borrower, (iv) a perpetual Inventory report by location as of the last day of such calendar month then ended which itemizes and describes the kind, type, quantity, per unit cost, and extended cost of all Inventory, together with a reconciliation to the corresponding general ledger of such Borrower and the Borrowing Base Certificate as of such calendar month end, (v) a schedule identifying each location, if any, where any Collateral is located with a sales representative, agent, contractor, or other Person under any bailee, consignee, or warehouse arrangement, in each case setting forth, as of the last day of the immediately preceding month, (A) the name and address of each such sales representative, agent, contractor, or other Person and a description of the nature of any such arrangement and (B) the cost of such Inventory at each such location, and including a representation that all actions have been taken to comply with Section 2.11(a) of the Security Agreements with respect to such Collateral; (vi) upon the Administrative Agent's request, copies of invoices in connection with each Borrower's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, and shipping and delivery documents in connection with each Borrower's Accounts; (vii) upon the Administrative Agent's request, a statement of the balance of each of the Intercompany Accounts; (viii) such other reports as to the Collateral as the Administrative Agent may reasonably request from time to time; and (ix) with the delivery of each of the foregoing, a certificate of the Obligated Parties executed by a Responsible Officer of the Parent on behalf of all of the Obligated Parties certifying as to the accuracy and completeness of the foregoing. If any of the Obligated Parties' records or reports of the Collateral are prepared by an accounting service or other agent, each Obligated Party hereby authorizes, and shall

CREDIT AGREEMENT - Page 26
         cause each other Obligated Party to authorize, such service or agent to deliver such records, reports, and related documents to the Administrative Agent, for distribution to the Lenders.

                  (m) The Obligated Parties will furnish, or cause to be furnished, such additional information as the Administrative Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent or any Subsidiary of the Parent.

                  (n) The Obligated Parties will provide the Administrative Agent and the Lenders the information required by Section 7.7(b).

                  (o) Within 30 days following the date franchise taxes are due, the Obligated Parties will, unless the Administrative Agent shall otherwise consent, provide to the Administrative Agent a certificate of the applicable Governmental Authority evidencing each Obligated Party's good standing in its jurisdiction of incorporation or organization, as applicable.

         Section 5.3 Notices to the Lender. The Obligated Parties shall notify the Administrative Agent and the Lenders in writing of the following matters at the following times:

                  (a) promptly after a Responsible Officer's becoming aware of (i) any Event of Default or (ii) any other Default that is not cured within 10 days of its occurrence;

                  (b) promptly after a Responsible Officer's becoming aware of the assertion by the holder of any Capital Stock of the Parent or any Subsidiary of the Parent or the holder of any Debt of the Parent or any Subsidiary of the Parent in excess of $3,000,000 asserting that a default exists with respect thereto or that any such Person is not in compliance with the terms thereof, or the written threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

                  (c) promptly after a Responsible Officer's becoming aware of any event or circumstance which could reasonably be expected to have, or has resulted in, a Material Adverse Effect;

                  (d) promptly after a Responsible Officer's becoming aware of any pending or threatened (in writing) action, suit, proceeding, or counterclaim by any Person, or any pending or threatened (in writing) investigation by a Governmental Authority, which could reasonably be expected to result in, or has resulted in, liability in excess of $3,000,000 or otherwise could reasonably be expected to result in, or has resulted in, a Material Adverse Effect;

                  (e) promptly after a Responsible Officer's becoming aware of any (i) pending or threatened (in writing) strike or material work stoppage affecting any Obligated Party or (ii) unfair labor practice claim or other similar labor dispute affecting any Obligated Party which could reasonably be expected to result in, or has resulted in, liability in

CREDIT AGREEMENT - Page 27
         excess of $3,000,000 or otherwise could reasonably be expected to result in, or has resulted in, a Material Adverse Effect;

                  (f) promptly after a Responsible Officer's becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Obligated Party which reasonably could be expected to result in, or has resulted in, liability in excess of $3,000,000 or otherwise could reasonably be expected to result in, or has resulted in, a Material Adverse Effect;

                  (g) immediately after a Responsible Officer's receipt of any written notice or otherwise obtaining knowledge that any Governmental Authority has asserted in writing that any Obligated Party is not in compliance with any Environmental Law or is investigating any Obligated Party's compliance therewith, which in any event could reasonably be expected to result in, or has resulted in, liability in excess of $3,000,000 or otherwise could reasonably be expected to result in, or has resulted in, a Material Adverse Effect;

                  (h) immediately after a Responsible Officer's receipt of any written notice from any Governmental Authority or other Person or otherwise obtaining knowledge that any Obligated Party is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that any Obligated Party is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $3,000,000 or otherwise could reasonably be expected to have, or has resulted in, a Material Adverse Effect;

                  (i) promptly after receipt of any written notice of the imposition of any Environmental Lien against any property of any Obligated Party;

                  (j) any change in any Obligated Party's name as it appears in the jurisdiction of its organization, type of entity, organizational identification number, locations of Collateral, or trade names under which such Obligated Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least 30 days prior thereto;

                  (k) within three Business Days after any Responsible Officer knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL, or the PBGC with respect thereto;

                  (l) upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three Business Days after the filing thereof with the PBGC, the DOL, or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL, or the IRS with respect to each Plan,
         (ii) a copy of each funding waiver request filed with the PBGC, the DOL, or the IRS with respect to any Plan and all

CREDIT AGREEMENT - Page 28
         communications received by any Obligated Party or any ERISA Affiliate from the PBGC, the DOL, or the IRS with respect to such request, and
         (iii) a copy of each other filing or notice filed with the PBGC, the DOL, or the IRS, with respect to each Plan by any Obligated Party or any ERISA Affiliate;

                  (m) upon request from the Administrative Agent, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan, and promptly after receipt thereof by any Obligated Party or any ERISA Affiliate, copies of the following:
         (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

                  (n) within three Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase any Obligated Party's annual costs with respect thereto by an amount in excess of $3,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Obligated Party or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Obligated Party or any ERISA Affiliate to make a required installment or any other required payment to any Plan in excess of $3,000,000 under Section 412 of the Code on or before the due date for such installment or payment;

                  (o) promptly after any Obligated Party or any ERISA Affiliate knows or has reason to know that any of the following events has occurred or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or
         (iii) the PBGC has instituted or will institute proceedings under
         Section 4042 of ERISA to terminate a Multi-employer Plan;

                  (p) promptly upon commencement of any proceedings contesting any tax, fee, assessment, or other governmental charge in excess of $3,000,000;

                  (q) promptly after a Responsible Officer's becoming aware that any material assumption on which the Obligated Parties prepared and presented the Latest Projections is no longer valid;

                  (r) promptly after any Borrower has notified the Administrative Agent of any intention by the such Borrower to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation
         Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;

                  (s) with each of the financial statements required to be delivered pursuant to Section 5.2, a listing of each Deposit Account opened by any Obligated Party in the preceding calendar month; and

CREDIT AGREEMENT - Page 29

                  (t) promptly after a Responsible Officer's becoming aware of any Lien (other than Permitted Liens) or any other claim in excess of $500,000 made or asserted in writing against any of the Collateral.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that any Obligated Party or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

                                   ARTICLE 6

                     GENERAL WARRANTIES AND REPRESENTATIONS

         Each Obligated Party warrants and represents to the Administrative Agent and the Lenders as follows:

         Section 6.1 Authorization, Validity, and Enforceability of this Agreement and the other Loan Documents; No Conflicts. Each Obligated Party has the power and authority to execute, deliver, and perform this Agreement and the other Loan Documents to which it is a party, to incur the indebtedness, liabilities, and obligations it has agreed to undertake hereunder and under the other Loan Documents, and to grant to the Agent Liens upon the Collateral owned by such Obligated Party. Each Obligated Party has taken all necessary action (including obtaining approval of its stockholders, partners, general partner(s), members, or other applicable equity owners, if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which each Obligated Party is a party have been duly executed and delivered by such Obligated Party, and constitute the legal, valid, and binding obligations of such Obligated Party, enforceable against it in accordance with their respective terms without defense, setoff, or counterclaim except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity. Each Obligated Party's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in or require the creation or imposition of any Lien upon the property of any Obligated Party by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, document, or instrument to which such Obligated Party is a party or which is binding upon it, (b) any Requirement of Law applicable to such Obligated Party, or (c) the certificate or articles of incorporation, bylaws, limited liability company or partnership agreement, or other organizational or constituent documents, as the case may be, of such Obligated Party.

         Section 6.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Obligated Party and all third parties, and having priority over all other Liens on the Collateral except in the case of Liens described in clause (e) and clause (h) of the definition of Permitted Liens to the extent any such Liens would have

CREDIT AGREEMENT - Page 30
priority over the Agent's Liens pursuant to any Requirement of Law and Liens perfected only by possession to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.

         Section 6.3 Corporate Name; Prior Transactions. Except as set forth on Schedule 6.3, the Obligated Parties have not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

         Section 6.4 Capitalization and Subsidiaries. Schedule 6.4 sets forth (a) a correct and complete list of the name and relationship to the Parent of each and all of the Parent's Subsidiaries, (b) the location of the chief executive office of the Parent and each of its Subsidiaries, (c) a true and complete listing of each class of each of the Parent's Subsidiaries' authorized Capital Stock, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 6.4, and (d) the type of entity of the Parent and each of its Subsidiaries. With respect to each Obligated Party,
Schedule 6.4 sets forth the employer or taxpayer identification number of each Obligated Party and the organizational identification number issued by each Obligated Party's jurisdiction of organization or a statement that no such number has been issued. Each Obligated Party is (x) duly incorporated, formed, or organized and validly existing in good standing under the laws of its jurisdiction of incorporation, formation, or organization set forth on Schedule 6.4, (y) qualified to do business and in good standing (as applicable) in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect, and (z) has all requisite power and authority to conduct its business and own its property.

         Section 6.5       Financial Statements and Projections.

                  (a) The Borrowers have delivered to the Administrative Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flow, and changes in stockholders' equity for the Parent and its Subsidiaries on a consolidated basis as of May 31, 2002, and for the Fiscal Year then ended, accompanied by the report thereon of the Parent's independent certified public accountants, Ernst & Young LLP. The Borrowers have also delivered to the Administrative Agent and the Lenders the unaudited balance sheet and related statements of income and cash flow for the Parent and its Subsidiaries on a consolidated basis as of February 28, 2003. All such financial statements have been prepared in conformity with GAAP and fairly present the financial position of the Parent and its Subsidiaries as at the dates thereof and their results of operations for the periods then ended (except with respect to the financial statements dated February 28, 2003, for the absence of applicable footnotes and subject to normal year-end adjustments).

                  (b) The Latest Projections when submitted to the Administrative Agent and the Lenders as required herein represent the Borrowers' good faith estimate of the future financial performance of the Borrowers for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which

CREDIT AGREEMENT - Page 31
         the Borrowers believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Administrative Agent and the Lenders.

         Section 6.6 Solvency. The Parent and its Subsidiaries, on a consolidated basis, are Solvent prior to and after giving effect to the Borrowings to be made on the Closing Date and the issuance of the Letters of Credit and Credit Support to be issued on the Closing Date (if any).

         Section 6.7 Debt. After giving effect to the making of the Revolving Loans to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date (if any), the Obligated Parties have no Debt, except (a) the Obligations, (b) Debt described on Schedule 6.7, and (c) other Debt entered into after the Closing Date as permitted by Section 7.13, which Debt will be reflected in the Financial Statements next delivered after its incurrence pursuant to Section 5.2.

         Section 6.8 Distributions. Except for the regular quarterly dividends paid by the Parent on its Capital Stock on May 30, 2003 and the regular quarterly payment of interest by the Parent on the Convertible Subordinated Debentures on March 31, 2003, for the purpose of funding the dividend paid by TXI Capital Trust I on the Convertible Trust Preferred Securities on March 31, 2003, as of the Closing Date, since February 28, 2003, no Distribution has been declared, paid, or made upon or in respect of any Capital Stock or any other security of the Parent.

         Section 6.9       Real Estate; Leases. As of the Closing Date, Schedule
6.9 sets forth a correct and complete list of all Real Estate owned by each Obligated Party, all leases and subleases of real or personal property by each Obligated Party as lessee or sublessee (other than leases of personal property as to which such Obligated Party is lessee or sublessee for which the value of such personal property under any such lease in the aggregate is less than $5,000,000), and all leases and subleases of real or personal property by each Obligated Party as lessor, or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. Each Obligated Party has good and indefeasible title in fee simple to the Real Estate identified on Schedule 6.9 as owned by such Obligated Party, or valid leasehold interests in all Real Estate designated on Schedule 6.9 as "leased" by such Obligated Party, and each Obligated Party has good, indefeasible, and merchantable title to all of its other property reflected on the February 28, 2003 Financial Statements of the Parent and its Subsidiaries delivered to the Administrative Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

         Section 6.10      Proprietary Rights. As of the Closing Date, Schedule
6.10 sets forth a correct and complete list of all of each Obligated Party's material registered patents, trademarks, copyrights, and other Proprietary Rights. None of the Proprietary Rights listed in Schedule 6.10 is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.10. The Proprietary Rights described on Schedule 6.10 constitute all of the property of such type necessary to the current and anticipated future conduct of the Obligated Parties' business. To the best of each Obligated Party's knowledge, no slogan or other advertising device, product, process, method, substance, part, or other material now employed, or now

CREDIT AGREEMENT - Page 32
contemplated to be employed, by any Obligated Party infringes upon any rights held by any other Person which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Obligated Party, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 6.11 Trade Names. All trade names or styles under which any Obligated Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 6.11.

         Section 6.12 Litigation. Except as specified on Schedule 6.12, as of the Closing Date, there is no pending, or to the best of any Obligated Party's knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

         Section 6.13 Labor Matters. Except as specified in Schedule 6.13, as of the Closing Date, (a) there is no collective bargaining agreement or other labor contract covering employees of any Obligated Party, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Obligated Party or for any similar purpose, (d) there is no pending or (to the best of any Obligated Party's knowledge) threatened, strike or material work stoppage against or affecting any Obligated Party or its employees, and (e) there is no pending (or to the best of any Obligated Party's knowledge) threatened, unfair labor practice claim or other similar labor dispute against or affecting any Obligated Party or its employees which could reasonably be expected to result in, or has resulted in, liability in excess of $3,000,000 or which could reasonably be expected to result in, or has resulted in, a Material Adverse Effect.

         Section 6.14      Environmental Laws. Except as otherwise set forth on
Schedule 6.14:

                  (a) Each Obligated Party is in compliance in all material respects with all applicable Environmental Laws, and neither any Obligated Party nor any of their respective presently or previously owned Real Estate or presently conducted or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                  (b) Each Obligated Party has obtained all permits necessary for its current operations under applicable Environmental Laws, and all such permits are in good standing, and each Obligated Party is in material compliance with all terms and conditions of such permits.

                  (c) No Obligated Party is in violation of any Environmental Law by storing, treating, or disposing of any hazardous waste (as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law).

CREDIT AGREEMENT - Page 33

                  (d) No Obligated Party has received any summons, complaint, order, or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is currently investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant, which noncompliance or liability could reasonably be expected to result in, or has resulted in, liability in excess of $3,000,000 or otherwise could reasonably be expected to result in, or has resulted in, a Material Adverse Effect.

                  (e) No Obligated Party has received any summons, complaint, order, or similar written notice from any Governmental Authority indicating that any of the present or past operations of any Obligated Party is the subject of any current investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                  (f) To the best of any Responsible Officer's knowledge, there is not now on or in the Real Estate of any Obligated Party in violation of Environmental Laws:

                           (i) any underground storage tanks or surface impoundments,

                           (ii)     any asbestos-containing material, or

                           (iii) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers, or other equipment.

                  (g) No Obligated Party has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on any Obligated Party with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                  (h) None of the products currently manufactured, distributed, or sold by any Obligated Party or any Subsidiary of any Obligated Party contains asbestos containing material.

                  (i) No presently effective Environmental Lien has attached to the Real Estate of any Obligated Party or any Subsidiary of any Obligated Party.

         Section 6.15 No Violation of Law. No Obligated Party or any Subsidiary of any Obligated Party is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

         Section 6.16 No Default. No Obligated Party or any Subsidiary of any Obligated Party is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Obligated Party or Subsidiary of an Obligated Party is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

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         Section 6.17      ERISA Compliance. Except as set forth on Schedule
6.17:

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of each Obligated Party, nothing has occurred which would cause the loss of such qualification. Each Obligated Party and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
         Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of any Obligated Party, threatened claims, actions, or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) Except where the occurrence or existence could not, individually or in the aggregate, result in liability in excess of $1,000,000 or otherwise be reasonably expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur, (ii) no Pension Plan has any Unfunded Pension Liability, (iii) no Obligated Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iv) no Obligated Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan, and (v) no Obligated Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         Section 6.18 Taxes. Each Obligated Party has filed all federal, state, and other tax returns and reports required to be filed (or appropriate extensions have been timely filed), and has paid all federal, state, and other taxes, assessments, fees, and other governmental charges levied or imposed upon it or its properties, income, or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien.

         Section 6.19 Regulated Entities. No Obligated Party nor any Person controlling any Obligated Party is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. No Obligated Party is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, or a regulated entity under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

CREDIT AGREEMENT - Page 35

         Section 6.20 Use of Proceeds; Margin Regulations. The proceeds of the Revolving Loans are to be used solely for the purposes specified in Section
7.24. No Obligated Party is engaged in the business of buying or selling Margin Stock or extending credit for the purpose of buying or carrying Margin Stock.

         Section 6.21 No Material Adverse Change. No Material Adverse Effect has occurred since the latest date of the Financial Statements delivered to the Lenders referenced in Section 6.5.

         Section 6.22 Full Disclosure. None of the representations or warranties made by any Obligated Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement, or certificate furnished by or on behalf of any Obligated Party in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Obligated Party to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         Section 6.23      Material Agreements. As of the Closing Date, Schedule
6.23 sets forth all material agreements and contracts (other than the Loan Documents) of the Obligated Parties which are required to be publicly disclosed pursuant to any Requirement of Law since the date of the Parent's quarterly report for the Fiscal Quarter ended February 28, 2003.

         Section 6.24 Bank Accounts. As of the Closing Date, Schedule 6.24 contains a complete and accurate list of all bank accounts maintained by each Obligated Party with any bank or other financial institution.

         Section 6.25 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery, or performance by, or enforcement against, any Obligated Party of this Agreement or any other Loan Document except for those which have been duly obtained by the Obligated Parties, copies of which have been provided to the Administrative Agent, and for filing of financing statements and mortgages (if any).

         Section 6.26      Reserved.

         Section 6.27 Common Enterprise. The successful operation and condition of each of the Obligated Parties is dependent on the continued successful performance of the functions of the group of the Obligated Parties as a whole and the successful operation of each of the Obligated Parties is dependent on the successful performance and operation of each other Obligated Party. Each Obligated Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of each of the other Obligated Parties. Each Obligated Party expects to derive benefit (and the boards of directors or other governing body of each Obligated Party has determined that it may reasonably be expected to derive benefit),

CREDIT AGREEMENT - Page 36
directly and indirectly, from the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Obligated Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Obligated Party is within its purpose, will be of direct and indirect benefit to such Obligated Party, and is in its best interest.

         Section 6.28 Tax Shelter Regulations. The Borrowers do not intend to treat the Revolving Loans and/or Letters of Credit as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event any Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If any Borrower so notifies the Administrative Agent, the Borrowers acknowledge that one or more of the Lenders may treat the Revolving Loans and/or the Borrowers' interest in Non-Ratable Loans and/or Agent Advances and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

                                   ARTICLE 7

                       AFFIRMATIVE AND NEGATIVE COVENANTS

         Each Obligated Party covenants to the Administrative Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect each Obligated Party will keep and perform each of the following covenants:

         Section 7.1 Taxes and Other Obligations. Except as otherwise permitted by the terms of this Agreement, each Obligated Party shall (a) file when due (after giving effect to all timely filed appropriate extensions) all tax returns and other reports which it is required to file, (b) pay, or provide for the payment, when due, of all taxes, fees, assessments, and other governmental charges against it or upon its property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items in conformity with GAAP, and provide to the Administrative Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing, and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors, and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, such Obligated Party need not pay any of the foregoing (w) which it is contesting in good faith by appropriate proceedings diligently pursued, (x) for which it has established proper reserves as required under GAAP, (y) for which no Lien (other than a Permitted Lien) results from such non-payment, and (z) with respect to which any such tax, fee, assessment, or governmental charge in excess of $3,000,000, such Obligated Party has notified the Administrative Agent in writing of any contest described in clause (w) preceding.

         Section 7.2 Legal Existence and Good Standing. Except as allowed by Section 7.9, each Obligated Party shall maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

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

         Section 7.3 Compliance with Law and Agreements; Maintenance of Licenses. Each Obligated Party shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws) except in such instances which (a) individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (b) such Requirement of Law is being contested in good faith by appropriate proceedings diligently conducted and if such proceedings are determined adversely to such Obligated Party or its Subsidiary, the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Obligated Party shall obtain and maintain, and shall cause each of its Subsidiaries to obtain and maintain, all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date or as permitted by Section 7.17. No Obligated Party shall modify, amend, or alter its certificate or articles of incorporation, bylaws, limited liability company operating agreement, limited partnership agreement, or other similar constituent documents other than in a manner which does not adversely affect the rights of the Lenders or the Administrative Agent under this Agreement or any of the other Loan Documents.

         Section 7.4       Maintenance of Property; Inspection of Property.

                  (a) Each Obligated Party shall (i) subject to clause (ii) following, maintain all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and damage by casualty excepted, (ii) make all necessary repairs thereto and renewals and replacements thereof, and (iii) use the standard of care typical in the industry in the operation and maintenance of its equipment and facilities.

                  (b) Each Obligated Party shall permit representatives and independent contractors of the Administrative Agent (accompanied by any Lender which so elects with the consent of the Administrative Agent) to visit and inspect any of its properties, to examine its corporate, financial, and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances, and accounts with its officers and independent public accountants (provided that the Administrative Agent shall provide the Obligated Parties the opportunity to attend and participate in such discussions with such public accountants and any information obtained by the Administrative Agent (or any of its representatives or independent contractors) in any such discussions shall be subject to the confidentiality provisions of
         Section 13.17). Prior to the existence and continuance of an Event of Default, all such visits and inspections shall be conducted at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to such Obligated Party. During the existence of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at any time without advance notice.

         Section 7.5       Insurance.

                  (a) Each Obligated Party shall maintain with financially sound and reputable insurers having a rating of at least A+ or better by Best Rating Guide (or self-insure with

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

         respect to workers compensation, health, and other insurance (excluding insurance of the Collateral), including deductible and loss retention provisions, compatible with the standards set forth in this Section 7.5(a), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including, without limitation, business interruption insurance. Each Obligated Party shall also maintain flood insurance for its Eligible Inventory which is, at any time, located in a SFHA.

                  (b) For each of the insurance policies issued as required by this Section 7.5, that insures Collateral against loss or damage, each Obligated Party shall cause the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, to be named as secured party and loss payee with respect to proceeds payable by reason of loss or damage to Collateral, in a manner acceptable to the Administrative Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than 10 days prior written notice to the Administrative Agent in the event of cancellation of such policy for non-payment of premium and not less than 30 days prior written notice to the Administrative Agent in the event of cancellation of such policy for any other reason whatsoever and a clause or endorsement stating that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of the insured Person or the owner of any premises for purposes more hazardous than are permitted by such policy. All premiums for insurance required to be maintained by this Section 7.5 shall be paid by the Obligated Parties when due, and certificates of insurance and, if requested by the Administrative Agent or any Lender, photocopies of the policies shall be delivered to the Administrative Agent, in each case, in sufficient quantity for distribution by the Administrative Agent to each of the Lenders. If any Obligated Party fails to procure (or cause to be procured) such insurance or to pay the premiums therefor when due, the Administrative Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

         Section 7.6 Insurance and Condemnation Proceeds. Each Obligated Party shall promptly notify the Administrative Agent and the Lenders of any loss, damage, or destruction to Collateral having a value in excess of $1,000,000, whether or not covered by insurance. If the Obligated Parties fail to promptly do so, or at any time during the continuance of an Event of Default, the Administrative Agent is hereby authorized to directly collect all insurance and condemnation proceeds in respect of any loss, damage, or destruction of Collateral and to apply such proceeds to the reduction of the Obligations, after deducting from such proceeds the reasonable expenses, if any, incurred by the Administrative Agent in the collection or handling thereof, the Administrative Agent shall apply such proceeds to the reduction of the Obligations in the manner provided for in Section 3.7.

         Section 7.7       Environmental Laws.

                  (a) Each Obligated Party shall conduct, and shall cause each of its Subsidiaries to conduct, its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and

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

         disposal of any Contaminant. Each Obligated Party shall take, and shall cause each of its Subsidiaries to take, prompt and appropriate action to respond to any non-compliance with Environmental Laws. Each Obligated Party shall regularly report to the Administrative Agent on any such response with respect to any circumstance which could reasonably be expected to result in, or has resulted in, liability in excess of $3,000,000 or otherwise could reasonably be expected to result in, or has resulted in, a Material Adverse Effect.

                  (b) Without limiting the generality of the foregoing, the Obligated Parties shall submit to the Administrative Agent and the Lenders annually, or more frequently if requested by the Administrative Agent, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each environmental compliance or liability issue concerning any Obligated Party or any Subsidiary of an Obligated Party or any of their respective properties or operations (whether past or present), if any, which could reasonably be expected to result in, or has resulted in, liability in excess of $3,000,000 or otherwise could reasonably be expected to result in, or has resulted in, a Material Adverse Effect. The Administrative Agent or any Lender may request, in which case the Borrowers will promptly furnish or cause to be promptly furnished to the Administrative Agent, copies of technical reports prepared by any Obligated Party or any Subsidiary of an Obligated Party and its communications with any Governmental Authority to determine whether such Obligated Party or Subsidiary of an Obligated Party is proceeding reasonably to correct, cure, or contest in good faith any alleged non-compliance or environmental liability. Each Obligated Party shall, at the Administrative Agent's or the Majority Lenders' request and at such Obligated Party's expense, (i) retain an independent environmental engineer acceptable to the Administrative Agent to evaluate any site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Administrative Agent, in sufficient quantity for distribution by the Administrative Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to the Administrative Agent, in sufficient quantity for distribution by the Administrative Agent to the Lenders, a supplemental report of such engineer whenever the scope of the environmental problems (if any), or the response thereto or the estimated costs thereof, shall increase in any material respect.

         Section 7.8 Compliance with ERISA. Each Obligated Party shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         Section 7.9 Mergers, Consolidations, or Sales. No Obligated Party shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise Dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to

CREDIT AGREEMENT - Page 40
do any of the foregoing, except for (A) sales and other Dispositions of Inventory in the ordinary course of its business, (B) sales or Dispositions of Equipment that is (1) damaged, worn out, unserviceable, or obsolete, (2) no longer necessary for the proper conduct of business, or (3) contemporaneously replaced with Equipment of comparable utility, in each case in the ordinary course of business and operations of the Obligated Parties and on a basis consistent with past practices, (C) the sale or other Disposition of any assets of any Subsidiary of an Obligated Party to an Obligated Party, (D) the sale or other Disposition of all or substantially all of the assets of a Subsidiary (other than an Obligated Party) to a Person other than an Obligated Party, (E) the sale or other Disposition of any equity interests in any Subsidiary of an Obligated Party (other than a Borrower) to an Obligated Party, (F) the sale or other Disposition of all or substantially all of the equity interests in any Subsidiary which is not an Obligated Party to a Person other than an Obligated Party, (G) payments of cash in the ordinary course of business and as otherwise permitted by this Agreement, (H) sale or other Dispositions of Real Estate consistent with past practices, and (I) subject to Section 7.10, other transactions between or among the Obligated Parties and their Subsidiaries in the ordinary course of each Obligated Party's business consistent with past practices; provided that, notwithstanding the foregoing or any other provision of this Agreement, as long as no Default or Event of Default exists or would result therefrom and provided the Parent gives the Administrative Agent and the Lenders prior written notice:

                  (a) a Borrower may wind-up, dissolve, or liquidate if (i) its property is transferred to another Borrower and (ii) the Person acquiring such property complies with its obligations under Section
         7.28 hereof and Section 2.3 of the applicable Security Agreement simultaneously with such acquisition;

                  (b) an Obligated Party (other than the Parent) which is not a Borrower may wind-up, dissolve, or liquidate if (i) its property is transferred to another Obligated Party and (ii) the Person acquiring such property complies with its obligations under Section 7.28 hereof and Section 2.3 of the applicable Security Agreement simultaneously with such acquisition;

                  (c)      a Borrower may merge or consolidate with another
         Borrower;

                  (d) an Obligated Party may transfer assets in connection with, and as necessary to effect, an Investment otherwise permitted under this Agreement;

                  (e) an Obligated Party which is not a Borrower may merge or consolidate with another Obligated Party, and a Subsidiary of an Obligated Party (which is not a Borrower) may merge or consolidate with another Obligated Party; provided that the Obligated Party is the survivor of any such merger or consolidation; and

                  (f) an Obligated Party may enter into sales or other Dispositions of its property and assets (excluding Collateral) not otherwise permitted under this Section 7.9 in an arm's length transaction with a Person who is not an Affiliate if (A) the book value of the property and assets sold or Disposed of pursuant to this Section 7.9(f) does not exceed $25,000,000 in the aggregate (net of the related sales costs, if any, of such sales and other Dispositions) during the term of this Agreement for all of the Obligated Parties,

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

         collectively, (B) the book value of the property and assets sold or Disposed of pursuant to this Section 7.9(f) does not exceed $10,000,000 in the aggregate (net of the related sales costs, if any, of such sales and other Dispositions) for all of the Obligated Parties, collectively, during any period of four consecutive Fiscal Quarters of the Parent, and (C) the Administrative Agent shall have received written notice of any such sale or other Disposition involving property and assets with a book value in excess of $10,000,000.

The inclusion of proceeds in the definition of Collateral shall not be deemed to constitute the Administrative Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

         Section 7.10 Distributions; Capital Change; Restricted Investments. The Parent will not, nor will it permit any of its Subsidiaries to,
(a) directly or indirectly declare or pay any dividends or make any distributions on its Capital Stock, the Convertible Trust Preferred Securities, or the Convertible Preferred Debentures (other than dividends and distributions payable in its own Capital Stock) or redeem, repurchase, or otherwise acquire or retire any of its Capital Stock at any time outstanding or the Convertible Preferred Debentures (each of such dividends, distributions, or other transactions with respect to such Person's Capital Stock, the Convertible Trust Preferred Securities, or the Convertible Preferred Debentures being referred to in this Section as a "restricted payment"), except that (i) any Subsidiary of the Parent may declare and pay dividends or make distributions to the Parent or to a Wholly-Owned Subsidiary of the Parent which is an Obligated Party, (ii) the Parent may make the minimum cash distributions required according to the terms of the Convertible Preferred Debentures, (iii) TXI Capital Trust I may make the minimum cash restricted payments required according to the terms of the Convertible Trust Preferred Securities, (iv) the Parent may accept shares of its Capital Stock in connection with the purchase of shares of its Capital Stock issued pursuant to and in accordance with the Parent's 1993 Stock Option Plan, and (v) the Parent may make restricted payments with respect to its Capital Stock in an aggregate amount not to exceed $7,000,000 in any Fiscal Year so long as no Default or Event of Default exists or would result therefrom and Availability shall at all times during the last Fiscal Quarter ended prior to the date of declaration of such restricted payment after the Closing Date have not been less than $30,000,000, (b) make any change in its capital structure which could have an adverse effect on the ability of the Obligated Parties to perform any of their respective duties and obligations under any Loan Document or pay the Obligations when due, or (c) make any Restricted Investment.

         Section 7.11 Transactions Resulting in a Material Adverse Effect. No Obligated Party shall enter into any transaction which could be reasonably expected to result in a Material Adverse Effect.

         Section 7.12 Guaranties. No Obligated Party shall, make, issue, or become liable on any Guaranty, except (a) Guaranties of the Debt allowed under
Section 7.13, (b) Guaranties by the Obligated Parties of Debt and other liabilities and obligations of the other Obligated Parties, provided that the underlying Debt or other liabilities and obligations are permitted pursuant to this Agreement, (c) endorsement in the ordinary course of business of negotiable instruments for deposit or collection, and (d) Guaranties in respect of operating leases and other contracts (excluding any contracts in respect of any Debt) of Subsidiaries which are not Obligated Parties incurred in the ordinary course of business, provided that any payment by any Obligated Party

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

under any such Guaranty shall be included as an Investment pursuant to clause
(h) of the definition of Restricted Investments.

         Section 7.13 Debt. No Obligated Party shall incur or maintain any Debt, other than: (a) the Obligations (including Debt attributable to Bank Products); (b) the Debt described on Schedule 6.7; (c) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment; provided that (i) the Liens securing such Capital Leases and purchase money secured Debt shall attach only to the Equipment acquired by the incurrence of such Capital Leases and purchase money secured Debt and (ii) the aggregate amount of such Debt (including all Capital Leases at any time outstanding) outstanding does not exceed $25,000,000 at any time; (d) Debt evidencing a refunding, renewal, or extension of the Debt described in clause (b) and clause
(c) preceding; provided that (i) the principal amount thereof is not increased at the time of such renewal, refinancing, refunding, or extension thereof except by an amount equal to any existing commitments utilized thereunder and (ii) the Liens, if any, securing such refunded, renewed, or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed, or extended, (e) Debt owing by an Obligated Party to another Obligated Party for intercompany loans and advances made for working capital in the ordinary course of business, (f) Guaranties of Debt which are permitted under Section 7.12, (g) Debt incurred in connection with the financing of premiums payable with respect to insurance policies required to be maintained by the Obligated Parties pursuant to this Agreement, (h) Debt assumed by an Obligated Party in connection with a Permitted Acquisition, provided that the aggregate amount of such Debt under this clause (h) does not exceed $15,000,000 at anytime outstanding, (i) unsecured Debt if, at the time the applicable Obligated Party enters into or issues such Debt, the Pro Forma Fixed Charge Coverage Ratio of the Parent and its Subsidiaries for the four preceding Fiscal Quarters of the Parent is greater than or equal to 1.00 to 1.00, and (j) other unsecured Debt in an aggregate amount at any time outstanding not in excess of $2,000,000.

         Section 7.14 Prepayment. No Obligated Party shall, voluntarily prepay or redeem any Debt, including the Convertible Subordinated Debentures unless the Convertible Subordinated Debentures are redeemed with Capital Stock of the Parent, except (a) the Obligations, (b) the IRB Debt, and (c) other Debt, provided that (i) the aggregate principal amount of other Debt prepaid under this Section 7.14(c) in any Fiscal Year of the Parent does not exceed $10,000,000, (ii) no Default or Event of Default exists after giving effect to such payment, and (iii) the Availability is equal to or greater than $40,000,000 after giving effect to such payment.

         Section 7.15 Transactions with Affiliates. Except as otherwise provided in Section 7.10, Section 7.12, Section 7.13, and this Section 7.15, no Obligated Party shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate that is not an Obligated Party, or lend or advance money or property to any Affiliate that is not an Obligated Party, or invest in (by capital contribution or otherwise) or purchase or repurchase any Capital Stock or indebtedness, or any property, of any Affiliate that is not an Obligated Party, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate that is not a Borrower. Notwithstanding the foregoing, if no Default or Event of Default is in existence or would result therefrom, (a) an Obligated Party may engage in transactions with an Affiliate in the ordinary course of such Obligated Party's business

CREDIT AGREEMENT - Page 43
consistent with past practices and upon terms no less favorable to such Obligated Party than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate and (b) an Obligated Party other than the Parent may make transfers, distributions, and payments to the owners of its Capital Stock if such transfer, distribution, or payment is also made by any such recipient which is not an Obligated Party to another Person which is an Obligated Party within one Business Day of its receipt of such transfer, distribution, or payment.

         Section 7.16 Investment Banking and Finder's Fees. No Obligated Party shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement other than pursuant to the Agent's Letter. The Obligated Parties shall defend and indemnify the Administrative Agent and the Lenders against and hold them harmless from (a) all claims of any Person that any Obligated Party is obligated to pay any such fees and (b) all costs and expenses (including attorneys' fees) incurred by the Administrative Agent and/or any Lender in connection therewith.

         Section 7.17 Business Conducted. The Obligated Parties shall not engage, directly or indirectly, in any line of business other than the lines of businesses in which the Obligated Parties are engaged on the Closing Date and those reasonably similar, related, or incidental thereto.

         Section 7.18 Liens. No Obligated Party shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by it, except Permitted Liens. Other than as set forth in this Agreement, in the Senior Notes Indenture, in connection with the creation or incurrence of any Debt under Section 7.13(c), or in connection with creation of any Permitted Lien permitted under clause (i) of the definition of Permitted Liens, no Obligated Party will enter into or become subject to any Negative Pledge; provided that any Negative Pledge entered into or existing in connection with the creation of Debt under Section 7.13(c) or creation of any Permitted Lien permitted under clause (i) of the definition of Permitted Liens shall be limited to the purchase money Lien securing such Debt, and any Negative Pledge entered into in connection with the Senior Notes Indenture will not apply to the Agent's Liens on the Collateral.

         Section 7.19      Reserved.

         Section 7.20 New Subsidiaries; Addition of Subsidiaries as Borrowers. No Obligated Party shall, directly or indirectly, organize, create, acquire, or permit to exist any Subsidiary other than (a) those listed on
Schedule 6.4 and (b) subject to Section 7.28 and Section 13.22, other Subsidiaries created or acquired after the Closing Date, provided that such creation or acquisition does not result in the occurrence of a Default or Event of Default hereunder.

         Section 7.21 Fiscal Year. No Obligated Party shall change the last day of its Fiscal Year.

         Section 7.22 Fixed Charge Coverage Ratio. In the event Availability, as of any day, is less than $30,000,000, the Obligated Parties shall not permit the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries to be less than the ratio specified corresponding to the applicable Fiscal Quarter end in the table below, respectively, (a) for the immediately preceding period of

CREDIT AGREEMENT - Page 44
four Fiscal Quarters of the Parent ending prior to such date and for which the financial statements required to be delivered pursuant to Section 5.2(b)(ii) have been delivered and (b) for each period of four Fiscal Quarters of the Parent ending thereafter until Availability equals or exceeds $30,000,000 for each day during a full Fiscal Quarter of the Parent, provided that the provisions of this Section 7.22 shall again become applicable if Availability, as of any subsequent day, is less than $30,000,000, as follows:

                Fiscal Quarter End                                  Fixed Charge Coverage Ratio
===============================================================================================
May 31, 2003                                                               0.85 to 1.00
-----------------------------------------------------------------------------------------------
August 31, 2003                                                            0.75 to 1.00
-----------------------------------------------------------------------------------------------
November 30, 2003                                                          0.80 to 1.00
-----------------------------------------------------------------------------------------------
February 29, 2004                                                          0.85 to 1.00
-----------------------------------------------------------------------------------------------
May 31, 2004 and each Fiscal Quarter ending thereafter                     1.00 to 1.00
===============================================================================================

         Section 7.23 Tangible Net Worth. In the event Availability, as of any day, is less than $30,000,000, the Obligated Parties shall not permit the Tangible Net Worth of the Parent to be less than the Tangible Net Worth Requirement specified for the applicable period (a) as of the last day of the Fiscal Quarter of the Parent ending prior to such date and for which the financial statements required to be delivered pursuant to Section 5.2(b)(ii) have been delivered and (b) as of the last day of each Fiscal Quarter of the Parent ending thereafter until Availability equals or exceeds $30,000,000 for each day during a full Fiscal Quarter of the Parent, provided that the provisions of this Section 7.22 shall again become applicable if Availability, as of any subsequent day, is less than $30,000,000.

         Section 7.24 Use of Proceeds. The Borrowers shall use the proceeds of the Revolving Loans (a) to repurchase Accounts of the Borrowers previously sold in connection with the asset securitization transaction described in
Section 8.1(a)(xx), (b) to pay costs and expenses incurred in connection with the closing of this Agreement and the transactions contemplated hereby and the closing of the Senior Notes Indenture and the transactions contemplated thereby,
(c) to pay interest, costs, and expenses incurred in connection with this Agreement, (d) to issue Letters of Credit and to repay reimbursement obligations related thereto, and (e) to finance ongoing general working capital needs and Capital Expenditures (in each case, not otherwise prohibited by this Agreement) of the Obligated Parties in the ordinary course of business, and shall not use any portion of the Revolving Loan proceeds, directly or indirectly, (w) to buy or carry any Margin Stock, (x) to repay or otherwise refinance indebtedness of the Borrowers or others incurred to buy or carry any Margin Stock, (y) to extend credit for the purpose of buying or carrying any Margin Stock, or (z) to acquire any security in any transaction that is subject to Sections 13 or 14 of the Exchange Act.

         Section 7.25 Lenders as Depository. Each Obligated Party shall maintain one or more of the Lenders as its principal depository bank(s), including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

CREDIT AGREEMENT - Page 45

         Section 7.26 Landlord and Bailee Agreements. The Obligated Parties will use reasonable efforts in good faith to provide to the Administrative Agent upon the Administrative Agent's request, (a) a landlord's waiver and consent agreement or subordination and consent agreement, in form and substance reasonably acceptable to the Administrative Agent, from each landlord of leased Real Estate on which any Collateral is located and (b) a waiver and consent agreement (a "bailee agreement"), in form and substance reasonably acceptable to the Administrative Agent, from each Person which is not an Obligated Party and is in possession of any Collateral. In the event that any landlord waiver and consent agreement or subordination and consent agreement or any bailee agreement requested by the Administrative Agent pursuant to this Section is not provided, in lieu of such delivery, the Administrative Agent may, in its discretion, establish a Reserve with respect to any Collateral located on any leased Real Estate or in the possession of any third party which is not an Obligated Party for which the Administrative Agent has not received such acceptable waiver and consent agreement or subordination and consent agreement, and/or exclude such Collateral from the determination of the Borrowing Base.

         Section 7.27 Guaranties of the Obligations. Each Obligated Party, including any Person which becomes a Borrower or a Guarantor after the Closing Date pursuant to the terms of this Agreement, shall guarantee payment and performance of the Obligations pursuant to a Guaranty Agreement in form and substance satisfactory to the Administrative Agent, duly executed by each such Obligated Party. Each Borrower acknowledges and expressly agrees with the Administrative Agent and each Lender that the Guaranty by such Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Borrowers and is not required or given as a condition of extensions of credit to such Borrower.

         Section 7.28      Additional Collateral; Further Assurances.

                  (a) In the event that the Subsidiaries of the Parent which are not Obligated Parties hereunder (collectively referred to in this Section as the "excluded Subsidiaries") own assets, excluding intercompany notes and accounts, with an aggregate book value or fair market value in excess of 5.0% of all assets, excluding intercompany notes and accounts, of the Parent and its Subsidiaries or have revenue in any Fiscal Year in excess of 5.0% of the revenue of the Parent and its Subsidiaries, the Obligated Parties shall notify the Administrative Agent in writing thereof and with the Administrative Agent's and the Majority Lenders' consent pursuant to Section 13.22 cause one or more of the excluded Subsidiaries to become, either a Borrower and a Guarantor or a Guarantor (but not a Borrower) subject to the terms of this Agreement to the extent required to cause the aggregate book value or fair market value of all assets, excluding intercompany notes and accounts, owned by the excluded Subsidiaries to be equal to or less than 5.0% of the assets, excluding intercompany notes and accounts, of the Parent and its Subsidiaries and to cause the revenue of the excluded Subsidiaries, collectively, to be equal to or less than 5.0% of the revenue of the Parent and its Subsidiaries. In the event that an insufficient number of the Parent's Subsidiaries are acceptable to the Administrative Agent and the Majority Lenders for joinder hereto as Obligated Parties (as applicable) as may be required pursuant to this Section, no Event of Default shall result from such occurrence

CREDIT AGREEMENT - Page 46
         and each reference to "5.0%" in this Section 7.28(a) shall instead be a reference to 10.0%.

                  (b) Upon the request of the Administrative Agent, each Obligated Party shall (x) grant Liens on the Collateral to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, pursuant to such documents as the Administrative Agent may reasonably deem necessary and deliver such property, documents, and instruments as the Administrative Agent may request to perfect the Agent's Liens in any property of such Obligated Party which constitutes Collateral, (y) execute a Guaranty Agreement as required by Section 7.27, and (z) in connection with the foregoing requirements, or either of them, deliver to the Administrative Agent (in its discretion) all items of the type required by Section 8.1 (as applicable). Upon execution and delivery of such Loan Documents and other agreements, certificates, documents, and instruments, each such Person shall automatically become a Borrower and a Guarantor, or a Guarantor (but not a Borrower), as applicable, hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents.

                  (c) Without limiting the foregoing, each Obligated Party shall, and shall cause each of the Parent's Subsidiaries which is required to become an Obligated Party pursuant to the terms of this Agreement to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents and agreements, and shall take or cause to be taken such actions as the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                                   ARTICLE 8

                             CONDITIONS OF LENDING

         Section 8.1 Conditions Precedent to Making of Revolving Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Administrative Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Administrative Agent and each Lender:

                  (a) The Administrative Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Administrative Agent and the Lenders:

                           (i) certified copies of the certificate of incorporation, certificate of limited partnership, or comparable organizational document of each Obligated Party, with all amendments, if any, certified by the appropriate Governmental Authority of the jurisdiction of each Obligated Party's organization or formation, and the bylaws, regulations, operating agreement, limited partnership agreement, or similar governing agreement or document of each Obligated Party, in each case certified by the corporate secretary, general partner, or comparable authorized

CREDIT AGREEMENT - Page 47
                  representative of such Obligated Party, as applicable as being true and correct and in effect on the Closing Date;

                           (ii) certificates of incumbency and specimen signatures with respect to each individual authorized to execute and deliver this Agreement and the other Loan Documents on behalf of each Obligated Party, and any other individual executing any document, certificate, or instrument to be delivered in connection with this Agreement and the other Loan Documents and, in the case of each Borrower, to request Borrowings and the issuance of Letters of Credit;

                           (iii) a certificate evidencing the existence of each Obligated Party, and certificates evidencing the good standing and tax status of each Obligated Party in the jurisdiction of its organization and in each other jurisdiction in which it is required to be qualified as a foreign business entity to transact its business as presently conducted;

                           (iv) certified copies of all action taken by each Obligated Party and each other Person executing any document, certificate, or instrument to be delivered in connection with this Agreement and the other Loan Documents to authorize the execution, delivery, and performance of this Agreement, the other Loan Documents, and, with respect to the Borrowers, the Borrowings and the issuance of Letters of Credit;

                           (v) a certificate of the Obligated Parties signed by a Responsible Officer

                                    (A)      stating that all of the
                           representations and warranties made or deemed to be made under this Agreement are true and correct as of the Closing Date, after giving effect to the Revolving Loans to be made at such time and the application of the proceeds thereof and the issuance of any Letter(s) of Credit at such time,

                                    (B)      stating that no Default or Event of
                           Default exists,

                                    (C)      specifying the account of the
                           Borrowers which is the Designated Account, and

                                    (D)      certifying as to such other factual
                           matters as may be reasonably requested by the Administrative Agent;

                           (vi) with respect to any Letter of Credit to be issued, and with respect to each Existing Letter of Credit, all documentation required by Section 1.3, duly executed;

                           (vii) a Revolving Loan Note, payable to the order of each Lender in the amount of its Commitment with respect thereto, duly executed and delivered by each Borrower, complying with the requirements of Section 1.2(b);

CREDIT AGREEMENT - Page 48

                           (viii) UCC financing statements with respect to the Collateral as may be requested by the Administrative Agent, duly authorized by the respective Obligated Parties, in all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Agent's Liens therein and acknowledgment copies of proper financing statements, duly filed on or before the Closing Date under the UCC in each jurisdiction the Administrative Agent deems necessary or desirable in order to perfect the Agent's Liens;

                           (ix) duly executed UCC termination statements or assignments and such other instruments, in form and substance satisfactory to the Administrative Agent, as shall be necessary to terminate and satisfy all Liens on the property of the Obligated Parties except Permitted Liens;

                           (x) a Guaranty Agreement, duly executed and delivered by each Obligated Party as required pursuant to
                  Section 7.27;

                           (xi) a Borrowing Base Certificate effective as of the Business Day preceding the day such initial Revolving Loans are to be funded or any such Letter of Credit is to be issued;

                           (xii)    [Reserved];

                           (xiii) each Blocked Account Agreement duly executed as requested by the Administrative Agent;

                           (xiv) signed opinions of counsel for the Obligated Parties, opining as to such matters in connection with the transactions contemplated by this Agreement as the Administrative Agent may reasonably request, each such opinion to be in a form, scope, and substance satisfactory to the Administrative Agent, the Lenders, and their respective counsel;

                           (xv) evidence, in form, scope, and substance, reasonably satisfactory to the Administrative Agent, of all insurance coverage as required by this Agreement together with a copy of each such policy covering Collateral, with loss payable endorsements thereto in form acceptable to the Administrative Agent;

                           (xvi) satisfactory evidence that all filings, consents, or approvals with or of the owners of any Capital Stock of any Obligated Party, any Governmental Authority, or any other third party have been made or obtained, as applicable;

                           (xvii) the absence, as determined by each of the Administrative Agent and the Arranger, respectively, in its sole and absolute discretion, of any material disruption of or material adverse change in conditions in the financial, banking, or capital markets that the Administrative Agent and the Arranger, in their discretion, deem material in connection with the syndication of the credit facility as set forth in this Agreement;

CREDIT AGREEMENT - Page 49

                           (xviii)  satisfactory evidence that the Parent has
                  received gross proceeds of not less than $525,000,000 from issuance of the Senior Notes the proceeds of which shall have been used in part to repay all outstanding indebtedness, liabilities, and obligations under (A) the Third Amended and Restated Credit Agreement, dated as of March 10, 1999, among the Parent and the lending institutions party thereto, (B) the senior notes issued pursuant to the Parent's Note Agreement, dated as of December 18, 1997, (C) the senior notes issued pursuant to the Parent's Amendment, Restatement and Assumption of Note Agreement, dated as of December 31, 1997, and (D) the senior notes issued pursuant to the Parent's Note Agreement, dated as of April 9, 1996;

                           (xix) satisfactory evidence that the Parent has provided Bank of America, N.A. cash collateral deposits in an amount sufficient to fully repay the IRB Debt, including all reimbursement obligations with respect to the letters of credit issued in connection therewith;

                           (xx)     satisfactory evidence that upon the
                  repurchase by the Borrowers of their respective Accounts remaining uncollected, the indebtedness, liabilities, and obligations of the Parent and certain of its subsidiaries owing in connection with the asset securitization transaction governed by (A) the TXI Receivables Purchase Agreement, (B) the Receivables Sale Agreement, and (C) the Receivables Purchase Agreement, each of which is dated as of March 11, 1999, and is executed by the Parent as a party thereto have been terminated and all outstanding Accounts sold by the Parent pursuant to such agreements shall have been re-conveyed to the Parent or to the Borrower originating such Accounts; and

                           (xxi) such other documents and instruments as the Administrative Agent or any Lender may reasonably request.

                  (b) On the Closing Date, after giving effect to the making of all Revolving Loans (including any Revolving Loans made to finance the fees and expenses set forth in the Agent's Letter or otherwise as reimbursement for fees, costs, and expenses then payable under this Agreement) and issuance of all Letters of Credit and with all of the Borrowers' obligations current, Availability shall not be less than $50,000,000.

                  (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct.

                  (d) No Default or Event of Default shall exist or would exist after giving effect to the Revolving Loans to be made and the Letters of Credit to be issued.

                  (e) The Borrowers shall have paid all fees and expenses of the Administrative Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced (or shall have made provision for the direct payment thereof out of the proceeds of any Borrowing to be funded on the Closing Date).

CREDIT AGREEMENT - Page 50

                  (f) The Administrative Agent and the Lenders shall have had an opportunity to examine the books of account and other records and files of the Obligated Parties and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Administrative Agent and the Lenders in all respects.

                  (g) All proceedings taken by the Obligated Parties in connection with the execution of this Agreement, the other Loan Documents, and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Administrative Agent and the Lenders.

                  (h) Without in any way limiting Section 2.3 of the Security Agreements, the Administrative Agent shall have received any warehouse receipts, consent and control agreements, subordination agreements, or other documentation the Administrative Agent determines in its sole discretion are necessary to perfect the Agent's Liens in any Inventory or other Collateral in the possession of any warehouseman.

                  (i) Without limiting the generality of the items described above, each of the Obligated Parties and each other Person guaranteeing payment of the Obligations shall have delivered or caused to be delivered to the Administrative Agent (in form and substance reasonably satisfactory to the Administrative Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions, and other items required by the Administrative Agent and the Lenders.

The acceptance by the Borrowers of any Revolving Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Obligated Parties to the effect that all of the conditions precedent to the making of such Loans or issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Administrative Agent and the Lenders of a certificate signed by a Responsible Officer of the Obligated Parties, dated the Closing Date, to such effect. Execution and delivery to the Administrative Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (1) all conditions precedent in this
Section 8.1 have been fulfilled to the satisfaction of such Lender, (2) the decision of such Lender to execute and deliver to the Administrative Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Administrative Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (3) all documents sent to such Lender for approval, consent, or satisfaction were acceptable to such Lender.

         Section 8.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Revolving Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Administrative Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit the following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement by each of the Obligated Parties to the effect set forth in clause (a), clause (b), and clause (c) following with the same effect as the

CREDIT AGREEMENT - Page 51
delivery to the Administrative Agent and the Lenders of a certificate signed by a Responsible Officer of each of the Obligated Parties, dated the date of such extension of credit, stating that:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Administrative Agent and the Lenders have been notified in writing by the Obligated Parties that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty;

                  (b) no event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default;

                  (c) no event has occurred and is continuing, or would result from such extension of credit, which has had or would reasonably be expected to have a Material Adverse Effect; and

                  (d) The Administrative Agent shall have received satisfactory evidence that, except for Permitted Liens, the Administrative Agent has a valid, exclusive, and perfected first priority security interest, lien, collateral assignment, and pledge as of such date in all Collateral as security for the Obligations, to the extent any such Liens may be perfected under the UCC (but excluding any Liens perfected solely by possession, but only to the extent the Administrative Agent has not requested possession of such Collateral), in each case in form and substance satisfactory to the Administrative Agent; provided that upon the Administrative Agent's request, the Obligated Parties shall provide any additional agreement, document, instrument, certificate, or other item relating to any other Collateral as may be required for perfection under any Requirement of Law.

Except as provided by Section 11.1(d), no Borrowing (other than Agent Advances) or issuance of any Letter of Credit shall exceed the Availability, provided, however, that the foregoing conditions precedent are not conditions to the requirement for each Lender participating in or reimbursing the Bank or the Administrative Agent for such Lenders' Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Section 1.2(i) or
Section 1.2(j).

                                   ARTICLE 9

                               DEFAULT; REMEDIES

         Section 9.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  (a) any failure by the Borrowers to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise; provided that, with respect to (i) any demand pursuant to Section 3.1 resulting from the Aggregate Revolver Outstandings exceeding the lesser of

CREDIT AGREEMENT - Page 52
         the Borrowing Base or the Maximum Revolver Amount as a result of imposition of any Reserve and (ii) any demand of amounts not constituting principal or interest hereunder, any such demand made shall constitute a requirement for payment of such amount then due on the Business Day following such demand, if such amount is not otherwise timely paid;

                  (b) any representation or warranty made or deemed made by any Obligated Party in this Agreement or in any other Loan Document, any Financial Statement, or any certificate furnished by any Obligated Party at any time to the Administrative Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

                  (c) any default shall occur in the (i) observance or performance of any of the covenants and agreements contained in clauses
         (a), (b), (d), (e), (h), (k), and (l) of Section 5.2, Section 7.2
         (insofar as it requires the preservation of the existence of the Obligated Parties), or Section 7.9 through Section 7.28, or Section 2.3 and Section 2.9 through Section 2.11 of the Security Agreements, (ii) observance or performance of any of the covenants and agreements contained in clauses (c), (f), (g), (i), (j), and (m) of Section 5.2 or
         Section 5.3 and such default shall continue for three Business Days or more, or (iii) observance or performance of any of the other covenants or agreements contained in this Agreement other than as referenced in
         Section 9.1(a), Section 9.1(b), and clause (i) and clause (ii) preceding, any other Loan Document, or any other agreement entered into at any time to which any Obligated Party and the Administrative Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for more than ten Business Days after the earlier of (A) the date upon which a Responsible Officer knew or should have known of such failure or (B) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Lender, or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Administrative Agent and the Majority Lenders) or become void or unenforceable without the written consent of the Administrative Agent and the Majority Lenders;

                  (d) any default shall occur with respect to any Debt (other than the Obligations) of any Obligated Party in an outstanding principal amount which exceeds $3,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Obligated Party, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate or to permit the holders of any such Debt to accelerate, the maturity of any such Debt, or any such Debt shall be declared due and payable or be required to be prepaid prior to the stated maturity thereof;

                  (e) any Obligated Party shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement, or readjustment of its debts or for any other relief under the Bankruptcy Code or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such

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         petition, action, or proceeding, (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee, or similar officer for it or for all or any part of its property, (iii) make an assignment for the benefit of its creditors, or (iv) be unable generally to pay its debts as they become due;

                  (f) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation, or readjustment of the debts of any Obligated Party or for any other relief under the Bankruptcy Code or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within 30 days after the filing or commencement thereof or an order of relief (or comparable order under any other Requirement of Law) against any Obligated Party shall be entered with respect thereto;

                  (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee, or similar officer for any Obligated Party or for all or any material part of its property shall be appointed or a warrant of attachment, execution, or similar process shall be issued against any part of the property of any Obligated Party;

                  (h) any Obligated Party shall file a certificate of dissolution under any Requirement of Law or shall be liquidated, dissolved, or wound-up (except in a transaction allowed under Section 7.9) or shall commence or have commenced against it any action or proceeding for dissolution, winding-up, or liquidation, or shall take any corporate action in furtherance thereof (except in connection with a transaction allowed under Section 7.9);

                  (i) all or any material part of the property of any Obligated Party shall be nationalized, expropriated, condemned, seized, or otherwise appropriated, or custody or control of such property or of any Obligated Party shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                  (j) any Loan Document, including any Guaranty Agreement, shall be terminated, revoked, or declared void or invalid or unenforceable or challenged by any Obligated Party or any other party thereto (other than in accordance with its terms or the terms hereof or with the written consent of the Administrative Agent and the Majority Lenders);

                  (k) one or more judgments, orders, decrees, or arbitration awards is entered against any Obligated Party involving liability in the aggregate for any or all of the Obligated Parties (to the extent not covered by independent third-party insurance or surety bond as to which the insurer or surety does not dispute coverage) as to any single or related or unrelated series of transactions, incidents, or conditions, of $1,000,000 or more, and the same shall remain unsatisfied, unvacated, and unstayed pending appeal for a period of 30 days after the entry thereof;

CREDIT AGREEMENT - Page 54

                  (l) any loss, theft, damage, or destruction of any item or items of Collateral or other property of any Obligated Party occurs which is not adequately covered by insurance and could reasonably be expected to cause a Material Adverse Effect;

                  (m) there is filed against any Obligated Party any action, suit, or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit, or proceeding (i) is not dismissed within 120 days and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                  (n) for any reason other than the failure of the Administrative Agent to take any action available to it to maintain perfection of the Agent's Liens pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect (other than in accordance with its terms or the terms hereof or with the written consent of the Administrative Agent and the Majority Lenders) or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected, and prior to all other Liens (other than Permitted Liens which are expressly permitted to have priority over the Agent's Liens) or is terminated, revoked, or declared void (other than in accordance with its terms or the terms hereof or with the written consent of the Administrative Agent and the Majority Lenders);

                  (o) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted in, or could reasonably be expected to result in, liability of any Obligated Party under Title IV of ERISA to the Pension Plan, Multi-employer Plan, or the PBGC in an aggregate amount in excess of $1,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $1,000,000; or (iii) any Obligated Party or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $1,000,000;

                  (p)      there occurs a Change of Control; or

                  (q)      there occurs an event having a Material Adverse
         Effect.

         Section 9.2       Remedies.

                  (a) If a Default or an Event of Default exists, the Administrative Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Obligated Party: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce or increase one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit. If an Event of Default exists, the Administrative Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in

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

         any order, without notice to or demand on any Obligated Party: (A) terminate the Commitments and the obligation of the Lenders to make Revolving Loans under this Agreement; (B) declare any or all of the Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Section 9.1(e), Section 9.1(f), Section 9.1(g), or Section 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Obligated Parties to cash collateralize all Obligations outstanding with respect to Letters of Credit; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

                  (b) If an Event of Default has occurred and is continuing: (i) the Administrative Agent shall have, for the benefit of the Administrative Agent and the Lenders, in addition to all other rights of the Administrative Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Administrative Agent may, at any time, take possession of the Collateral and keep it on any Obligated Party's premises, at no cost to the Administrative Agent or any Lender, or remove any part of the Collateral to such other place or places as the Administrative Agent may desire, or any Obligated Party shall, upon the Administrative Agent's demand, at such Obligated Party's cost, assemble the Collateral and make it available to the Administrative Agent at a place reasonably convenient to the Administrative Agent; and (iii) the Administrative Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit, or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion, and may, if the Administrative Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Obligated Party agrees that any notice by the Administrative Agent of sale, disposition, or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Obligated Parties if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten days prior to such action to the Obligated Parties' address specified in or pursuant to Section 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Administrative Agent or the Lenders receive payment, and if the buyer defaults in payment, the Administrative Agent may resell the Collateral without further notice to any Obligated Party. In the event the Administrative Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Obligated Party irrevocably waives: (A) the posting of any bond, surety, or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Administrative Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Obligated Party agrees that the Administrative Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Administrative Agent is hereby granted a license or other right to use, without charge, each Obligated Party's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising

CREDIT AGREEMENT - Page 56
         matter, or any similar property, in completing production of, advertising, or selling any Collateral, and each Obligated Party's rights under all licenses and all franchise agreements shall inure to the Administrative Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including Attorney Costs, and then to the Obligations. The Administrative Agent will return any excess to the Obligated Parties and the Obligated Parties shall remain liable for any deficiency.

                  (c) If an Event of Default occurs and is continuing, each Obligated Party hereby waives all rights to notice and hearing prior to the exercise by the Administrative Agent of the Administrative Agent's rights to repossess the Collateral without judicial process or to replevy, attach, or levy upon the Collateral without notice or hearing.

                                   ARTICLE 10

                              TERM AND TERMINATION

         Section 10.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Administrative Agent upon direction from the Majority Lenders may terminate this Agreement, without notice to the Obligated Parties, during the existence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest, and any early termination or prepayment fees or penalties but excluding indemnification obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of all Letters of Credit then outstanding or presentation to the Administrative Agent of a Supporting Cash Deposit or, if permitted by the Administrative Agent in its discretion, a Supporting Letter of Credit, each as specified in Section 1.3(g). Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full, the Obligated Parties shall remain bound by the terms of this Agreement and the other Loan Documents and shall not be relieved of any of their Obligations hereunder or under any other Loan Document, and the Administrative Agent and the Lenders shall retain all their rights and remedies hereunder and under the other Loan Documents (including, without limitation, the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                   ARTICLE 11

          AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

         Section 11.1      Amendments and Waivers.

                  (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Obligated Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Administrative Agent at the written request of the Majority Lenders) and the Obligated Parties and acknowledged by the Administrative Agent, and

CREDIT AGREEMENT - Page 57
         then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders and the Obligated Parties and acknowledged by the Administrative Agent, do any of the following:

                           (i)      increase (other than pursuant to an
                  assignment under Section 11.2) or extend the Commitment of any Lender or amend the second sentence of Section 1.2(a);

                           (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees (other than fees payable to the Administrative Agent solely for the Administrative Agent's benefit), or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                           (iii) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                           (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Loans which is required for the Lenders or any of them to take any action hereunder;

                           (v) increase any of the percentages set forth in the definition of the Borrowing Base;

                           (vi) amend this Section 11.1 or any provision of this Agreement providing for consent or other action by all of the Lenders;

                           (vii) release Collateral other than as permitted by Section 12.11;

                           (viii) change the definition of Eligible Accounts, Eligible Inventory, Majority Lenders, or Required Lenders;

                           (ix) increase the advance rates specified in the definition of Borrowing Base or the Maximum Inventory Loan Amount; or

                           (x) increase the Maximum Revolver Amount or the Letter of Credit Subfacility.

                  (c) No waiver, amendment, or consent shall, unless in writing and signed by the Required Lenders and the Obligated Parties and acknowledged by the Administrative Agent, amend any provision of
         Section 1.2(j), other than an amendment to the percentage of Lenders required to revoke the Administrative Agent's authorization to make Agent Advances which revocation shall not require the signature of any of the Obligated Parties.

CREDIT AGREEMENT - Page 58

                  (d) Notwithstanding the foregoing, (i) the Administrative Agent may, in its sole discretion and notwithstanding the limitations contained in Section 11.1(b)(v) and Section 11.1(b)(ix) and any other terms of this Agreement, make Non-Ratable Loans in accordance with
         Section 1.2(i) and make Agent Advances in accordance with Section 1.2(j), and no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (ii) Schedule A-1 may be amended from time to time by the Administrative Agent alone to reflect assignments of Commitments in accordance herewith.

                  (e) If any fees are paid to the Lenders as consideration for amendments, waivers, or consents with respect to this Agreement, at the Administrative Agent's election, such fees may be paid only to those Lenders that agree to such amendments, waivers, or consents within the time specified for submission thereof.

                  (f) If, in connection with any proposed amendment, waiver, or consent (a "Proposed Change"):

                           (i) requiring the consent of all of the Lenders, the consent of the Required Lenders is obtained but the consent of the other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) being referred to as a "Non-Consenting Lender"), or

                           (ii) requiring the consent of the Required Lenders, the consent of the Majority Lenders is obtained but the consent of the other Lenders is not obtained,

         then, so long as the Administrative Agent is not a Non-Consenting Lender, at the Obligated Parties' request the Administrative Agent (in its individual capacity as a Lender) or an Eligible Assignee (with the Administrative Agent's approval) shall have the right (but not the obligation) to purchase from each Non-Consenting Lender, and each Non-Consenting Lender agrees that it shall sell, such Non-Consenting Lender's Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to an Assignment and Acceptance, without premium or discount.

         Section 11.2      Assignments; Participations.

                  (a) Any Lender may, with the written consent of the Administrative Agent (which consent shall not be unreasonably withheld) and if no Default or Event of Default exists with the written consent of the Borrowers (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Administrative Agent or the Borrowers shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender or to another Lender) (each an "Assignee") all, or any ratable part of all, of the Revolving Loans, the Commitments, and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 and integral amounts of $5,000,000 in excess thereof or all of such assigning Lender's Revolving Loans and Commitment (provided

CREDIT AGREEMENT - Page 59
         that, unless an assignor Lender has assigned and delegated all of its Revolving Loans and Commitment, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $10,000,000); provided, however, that the Obligated Parties and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to the Obligated Parties and the Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Obligated Parties and the Administrative Agent an Assignment and Acceptance substantially in the form of Exhibit F (an "Assignment and Acceptance") together with any Revolving Loan Note subject to such assignment, and (iii) the assignor Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $5,000 (provided that the Administrative Agent may, in its discretion, waive such fee in connection with the initial syndication of the Commitments). The Borrowers agree to promptly execute and deliver new or replacement Revolving Loan Notes in exchange for existing Revolving Loan Notes as reasonably requested by the Administrative Agent to evidence assignments of the Revolving Loans and Commitments in accordance herewith.

                  (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Obligated Parties to the Administrative Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Obligated Parties or the performance or observance by the Obligated Parties of any of their respective obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis

CREDIT AGREEMENT - Page 60
         and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d)      Immediately upon satisfaction of the requirements of
         Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                  (e) Any Lender may at any time sell to one or more Participants participating interests in any Revolving Loans, the Commitment of that Lender, and the other interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Obligated Parties and the Administrative Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(b)(i), Section 11.1(b)(ii), and Section 11.1(b)(iii), and (v) all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                  (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

CREDIT AGREEMENT - Page 61

                                   ARTICLE 12

                            THE ADMINISTRATIVE AGENT

         Section 12.1 Appointment and Authorization. Each Lender hereby designates and appoints the Bank (acting in its capacity as the Administrative Agent) as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this Article 12 are solely for the benefit of the Administrative Agent and the Lenders, and the Obligated Parties shall have no rights of a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Administrative Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to Section 1.2(j), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

         Section 12.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         Section 12.3 Liability of the Administrative Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation, or warranty made by any Obligated Party or Affiliate of any Obligated Party, or any officer thereof, contained in this

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Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document, or for any failure of any Obligated Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of any Obligated Party or any Obligated Party's Affiliates.

         Section 12.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by the Administrative Agent to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to any Obligated Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or such other percentage of Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         Section 12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Administrative Agent shall have received written notice from an Obligated Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with
Article 9; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         Section 12.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Obligated Parties and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and

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creditworthiness of the Obligated Parties and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of the Obligated Parties. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of any Obligated Party which may come into the possession of any of the Agent-Related Persons.

         Section 12.7 Indemnification. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL UPON DEMAND INDEMNIFY THE AGENT-RELATED PERSONS (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE OBLIGATED PARTIES AND WITHOUT LIMITING THE OBLIGATION OF THE OBLIGATED PARTIES TO DO SO), IN ACCORDANCE WITH THEIR PRO RATA SHARES, FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO THE AGENT-RELATED PERSONS OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES (AS DEFINED HEREIN) TO THE EXTENT IT ARISES FROM SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         Section 12.8 The Administrative Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Obligated Party and its Affiliates as though the Bank were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding any Obligated Party or its Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of any such Obligated Party or Affiliate), and the Lenders acknowledge that the Administrative Agent and the Bank shall be under no obligation to provide such information to the Lenders. With respect to its Revolving Loans, the Bank as a Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as

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though it were not the Administrative Agent, and the terms "Lender" and
"Lenders" include the Bank in its individual capacity.

         Section 12.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon at least 30 days prior notice to the Lenders and the Obligated Parties, such resignation to be effective upon the acceptance of a successor agent to its appointment as the Administrative Agent. In the event the Bank sells all of its Commitments and Revolving Loans as part of a sale, transfer, or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as the Administrative Agent and such purchaser or transferee shall become the successor Administrative Agent hereunder. Subject to the foregoing, if the Administrative Agent resigns (the "resigning Administrative Agent") under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders (the "successor Administrative Agent"). If no successor Administrative Agent is appointed prior to the effective date of the resignation of the resigning Administrative Agent, the resigning Administrative Agent may appoint, after consulting with the Lenders and the Obligated Parties, a successor Administrative Agent from among the Lenders. Upon the acceptance of its appointment as the successor Administrative Agent, the successor Administrative Agent shall succeed to all the rights, powers, and duties of the resigning Administrative Agent and the term "Administrative Agent" shall mean the successor Administrative Agent and the resigning Administrative Agent's appointment, powers, and duties as the Administrative Agent shall be terminated. After any resigning Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

         Section 12.10     Withholding Tax.

                  (a) If any Lender is a "foreign corporation, partnership, or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent and the
         Parent:

                           (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a U.S. tax treaty, two properly completed and executed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Lender claims that interest paid under this Agreement is exempt from U.S. withholding tax because it is effectively connected with a U.S. trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

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                           (iii)    such other form or forms as may be required
                  under the Code or other laws of the U.S. as a condition to exemption from, or reduction of, U.S. withholding tax.

         Such Lender agrees to promptly notify the Administrative Agent and the Parent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a U.S. tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Administrative Agent and the Parent of the percentage amount in which it is no longer the beneficial owner of Obligations owing to such Lender. To the extent of such percentage amount, the Administrative Agent and the Parent will treat such Lender's IRS Form W-8BEN as no longer valid.

                  (c) If any Lender claiming exemption from U.S. withholding tax by filing IRS Form W-8ECI with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent or any Borrower may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by clause
         (a) preceding are not delivered to the Administrative Agent and the Parent, then the Administrative Agent or any Borrower may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other Governmental Authority of the U.S. or other jurisdiction asserts a claim that the Administrative Agent or any Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent or any Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify each of the Administrative Agent and any Borrower fully for all amounts paid, directly or indirectly, by either of them as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to either the Administrative Agent or the Borrowers under this Section 12.10, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this clause (e) shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

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         Section 12.11     Collateral Matters.

                  (a) The Lenders hereby irrevocably authorize the Administrative Agent to release any Guarantor as provided in Section 7.9(f), and to release any Agent's Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Revolving Loans and reimbursement obligations in respect of Letters of Credit, and the termination or collateralization as provided in Section 1.3(g) of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations, (ii) constituting property being sold or disposed of if the Obligated Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with Section 7.9 (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Obligated Party owned any interest at the time the Lien was granted or at any time thereafter, or (iv) constituting property leased to an Obligated Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Administrative Agent will not release any Guarantor or any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Administrative Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $2,000,000 during each Fiscal Year without the prior written authorization of the Lenders and the Administrative Agent may release the Agent's Liens on Collateral valued in the aggregate not in excess of $5,000,000 during each Fiscal Year with the prior written authorization of the Majority Lenders. Upon request by the Administrative Agent or the Obligated Parties at any time, the Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor and any of the Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11.

                  (b) Upon receipt by the Administrative Agent of any authorization required pursuant to Section 12.11(a) from the Lenders or the Majority Lenders, as applicable, of the Administrative Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five Business Days prior written request by the Obligated Parties, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligated Parties in respect of) all interests retained by the Obligated Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (c) The Administrative Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Obligated Parties or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are

CREDIT AGREEMENT - Page 67
         entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Administrative Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given the Administrative Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Administrative Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         Section 12.12 Restrictions on Actions by the Lenders; Sharing of Payments.

                  (a) Each of the Lenders agrees that it shall not, without the express consent of the Required Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Required Lenders, setoff against the Obligations, any amounts owing by such Lender to any Obligated Party or any accounts of any Obligated Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Administrative Agent, take or cause to be taken any action to enforce its rights under this Agreement or any other Loan Document or against any Obligated Party, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                  (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations owing to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from the Administrative Agent in excess of such Lender's ratable portion of all such distributions by the Administrative Agent, such Lender shall promptly (1) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be ------- rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         Section 12.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with
Article 9 of the UCC or any other Requirement of Law can be perfected only by possession. Should any Lender (other than the Administrative

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Agent) obtain possession of any such Collateral, such Lender shall notify the
Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent's instructions.

         Section 12.14 Payments by the Administrative Agent to the Lenders. All payments to be made by the Administrative Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to transfer instructions delivered in writing to the Administrative Agent on or prior to the Closing Date (or if such Lender is an Assignee, delivered with or in the applicable Assignment and Acceptance), or pursuant to such other transfer instructions as each party may designate for itself by written notice to the Administrative Agent. Concurrently with each such payment, the Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest on the Revolving Loans or otherwise. Unless the Administrative Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         Section 12.15     Settlement.

                  (a) Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Administrative Agent, the Bank, and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Obligated Parties) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, including the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                           (i) The Administrative Agent shall request settlement (a "Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at the Administrative Agent's election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone, e-mail, or other similar form of transmission, of such requested Settlement, no later than 10:00 a.m. (Pasadena, California time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of the Non-Ratable Loans, and the Administrative Agent in the case of the Agent Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding

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                  principal amount of the Non-Ratable Loans and Agent Advances with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 11:00 a.m. (Pasadena, California time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in
                  Article 8 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Lender on the Settlement Date applicable thereto, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Base Rate Revolving Loans (Y) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan and (Z) for itself, with respect to each Agent Advance.

                           (ii) Notwithstanding the foregoing, not more than one Business Day after demand is made by the Administrative Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Administrative Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Administrative Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance, and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by the Bank or the Administrative Agent, as applicable, shall pay to the Bank or the Administrative Agent, as applicable, as the purchase price of such participation an amount equal to 100% of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact transferred to the Administrative Agent by any Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

                           (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause
                  (ii) preceding, the Administrative Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Non-Ratable Loan or Agent Advance.

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                           (iv)     Between Settlement Dates, to the extent no
                  Agent Advances are outstanding, the Administrative Agent may pay over to the Bank any payments received by the Administrative Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which a Lender has not yet funded its purchase of a participation pursuant to clause (ii) preceding), as provided for in the previous sentence, the Bank shall pay to the Administrative Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Administrative Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Administrative Agent, and the other Lenders.

                           (v) Unless the Administrative Agent has received written notice from a Lender to the contrary, the Administrative Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed the Availability on any Funding Date for a Revolving Loan or Non-Ratable Loan.

                  (b) The Lenders' Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

                  (c) Defaulting Lenders. Unless the Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent such Lender's Pro Rata Share of such Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Funding Date. Furthermore, the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Administrative Agent in immediately available funds and if the Administrative Agent

CREDIT AGREEMENT - Page 71
         has transferred a corresponding amount to the Borrowers on the Business Day following such Funding Date the applicable Lender shall make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for that day. A notice by the Administrative Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Pro Rata Share is transferred to the Administrative Agent as required, the amount transferred to the Administrative Agent shall constitute such Lender's Revolving Loan for all purposes of this Agreement. If any such amount is not transferred to the Administrative Agent on the Business Day following the Funding Date, the Administrative Agent will notify the Borrowers of such failure to fund and, upon demand by the Administrative Agent, the Borrowers shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on such Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Pro Rata Share of any Borrowing.

                  (d) Retention of Defaulting Lender's Payments. The Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Borrower to the Administrative Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Administrative Agent. In its discretion, the Administrative Agent may loan the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender." Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (i) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and
         (ii) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower of its duties and obligations hereunder.

                  (e) Removal of Defaulting Lender. At the Borrowers' request, the Administrative Agent or an Eligible Assignee reasonably acceptable to the Administrative Agent and the Borrowers shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Administrative Agent or such Eligible Assignee, all of the

CREDIT AGREEMENT - Page 72

         Defaulting Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after the Administrative Agent has arranged for a purchase by the Administrative Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Revolving Loans, plus accrued interest and fees, without premium or discount.

         Section 12.16     Letters of Credit; Intra-Lender Issues.

                  (a) Notice of Letter of Credit Balance. On each Settlement Date, the Administrative Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

                  (b)      Participations in Letters of Credit.

                           (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.3(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit in connection with the issuance of such Letter of Credit (including all obligations of the Borrower for whose account such Letter of Credit was issued, and any security therefor or guaranty pertaining thereto).

                           (ii)     Sharing of Reimbursement Obligation
                  Payments. Whenever the Administrative Agent receives a payment from a Borrower on account of reimbursement obligations in respect of a Letter of Credit as to which the Administrative Agent has previously received for the account of the Administrative Agent or the Letter of Credit Issuer payment from a Lender, the Administrative Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from such Borrower. Each such payment shall be made by the Administrative Agent on the next Settlement Date.

                           (iii) Documentation. Upon the request of any Lender, the Administrative Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                           (iv) Obligations Irrevocable. The obligation of each Lender to make payments to the Administrative Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligation of the Borrowers to make payments to the Administrative Agent, for the account of the Lenders, with respect to any Letter of Credit shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

CREDIT AGREEMENT - Page 73

                                    (A)      any lack of validity or
                           enforceability of this Agreement or any of the other Loan Documents;

                                    (B)      the existence of any claim, setoff,
                           defense, or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Administrative Agent, the Letter of Credit Issuer, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit);

                                    (C)      any draft, certificate, or any
                           other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                    (D)      the surrender or impairment of any
                           security for the performance or observance of any of the terms of any of the Loan Documents;

                                    (E)      the occurrence of any Default or
                           Event of Default; or

                                    (F)      the failure of the Borrowers to
                           satisfy the applicable conditions precedent set forth in Article 8.

                  (c) Recovery or Avoidance of Payments; Refund of Payments in Error. In the event any payment by or on behalf of any Borrower received by the Administrative Agent with respect to any Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided, or recovered from the Administrative Agent in connection with any receivership, liquidation, or bankruptcy proceeding, the Lenders shall, upon demand by the Administrative Agent, pay to the Administrative Agent their respective Pro Rata Shares of such amount set aside, avoided, or recovered, together with interest at the rate required to be paid by the Administrative Agent upon the amount required to be repaid by it. Unless the Administrative Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

CREDIT AGREEMENT - Page 74

                  (d) Indemnification by the Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by any Borrower to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by a Borrower. The agreement contained in this Section shall survive payment in full of all other Obligations.

         Section 12.17 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Administrative Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Administrative Agent and the Lenders. Each Lender agrees that any action taken by the Administrative Agent or the Majority Lenders in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Administrative Agent or the Majority Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans (including the Agent Advances and the Non-Ratable Loans), Bank Products (including Hedge Agreements), and all interest, fees, and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

         Section 12.18 Field Audit and Examination Reports; Disclaimer by the Lenders. By signing this Agreement, each Lender:

                  (a) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, the "Reports") prepared by or on behalf of the Administrative Agent;

                  (b) expressly agrees and acknowledges that neither the Bank nor the Administrative Agent (i) makes any representation or warranty as to the accuracy of any Report or (ii) shall be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent, the Bank, or any other party performing any audit or examination will inspect only specific information regarding the Obligated Parties and will rely significantly upon the Obligated Parties' books and records, as well as on representations of the Obligated Parties' personnel;

CREDIT AGREEMENT - Page 75

                  (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its Participants, or use any Report in any other manner; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Obligated Parties, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Obligated Parties; and
         (ii) to pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including Attorney Costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         Section 12.19 Relation Among the Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

                                   ARTICLE 13

                                  MISCELLANEOUS

         Section 13.1 No Waivers; Cumulative Remedies. No failure by the Administrative Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement hereto, or in any other agreement between or among any Borrower and the Administrative Agent and/or any Lender, or delay by the Administrative Agent or any Lender in exercising the same, will operate as a waiver thereof. Subject to Section 11.1, no waiver by the Administrative Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Administrative Agent or the Lenders on any occasion shall affect or diminish the Administrative Agent's and each Lender's rights thereafter to require strict performance by the Obligated Parties of any provision of this Agreement. The Administrative Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Administrative Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Administrative Agent or any Lender may have.

         Section 13.2 Severability. The illegality or unenforceability of any provision of this Agreement, any other Loan Document, or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement, any other Loan Document, or any instrument or agreement required hereunder.

CREDIT AGREEMENT - Page 76

         Section 13.3      Governing Law; Choice of Forum; Service of Process.

                  (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS, PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN
         ARTICLE 9 OF THE UCC) OF THE STATE OF CALIFORNIA; PROVIDED THAT THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE U.S. LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE OBLIGATED PARTIES, THE ADMINISTRATIVE AGENT, AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE OBLIGATED PARTIES, THE ADMINISTRATIVE AGENT, AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OTHER AGREEMENT, DOCUMENT, OR INSTRUMENT RELATED HERETO OR THERETO. NOTWITHSTANDING THE FOREGOING (i) THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OBLIGATED PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE ADMINISTRATIVE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                  (c) EACH OBLIGATED PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH OBLIGATED PARTY AT ITS ADDRESS SET FORTH IN SECTION
         13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

CREDIT AGREEMENT - Page 77

         Section 13.4 Waiver of Jury Trial. EACH OF THE OBLIGATED PARTIES, THE LENDERS, AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT, OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE OBLIGATED PARTIES, THE LENDERS, AND THE ADMINISTRATIVE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 13.4 AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         Section 13.5 Survival of Representations and Warranties. All representations and warranties of the Obligated Parties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Administrative Agent or the Lenders or their respective agents.

         Section 13.6 Other Security and Guaranties. The Administrative Agent may, without notice or demand and without affecting the Obligated Parties' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce, or release such collateral or any part thereof and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         Section 13.7 Fees and Expenses. Each Borrower agrees to pay to the Administrative Agent, for its benefit, on demand (except as provided otherwise in clause (a) following), all costs and expenses that the Administrative Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; provided that the Borrowers shall be provided seven days to review any invoice for such Attorney Costs prior to the due date therefor; (b) costs and expenses (including Attorney Costs; provided that the Borrowers shall be provided seven days to review any invoice for such Attorney Costs prior to the due date therefor) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) reasonable costs and expenses of lien and title searches, and environmental audits; (d) taxes, fees, and other charges for filing financing statements and continuations, and other actions to perfect, protect,

CREDIT AGREEMENT - Page 78
and continue the Agent's Liens (including costs and expenses paid or incurred by the Administrative Agent in connection with the consummation of this Agreement);
(e) sums paid or incurred to pay any amount or take any action required of any Obligated Party under the Loan Documents that such Obligated Party fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for field examinations and inspections of the Collateral and the Obligated Parties' operations by the Administrative Agent, plus the Administrative Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $850 per day (or portion thereof) for each Person retained or employed by the Administrative Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lockboxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers agree to pay costs and expenses incurred by the Administrative Agent (including Attorney Costs) to the Administrative Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses, and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Administrative Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Loan Account as Revolving Loans as described in Section 3.6.

         Section 13.8 Notices. Except as otherwise provided herein, all notices, demands, and requests that any party is required or elects to give to any other party shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail or courier service, (b) four days after it shall have been mailed by U.S. mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

         If to the Administrative Agent or to the Bank:

              Bank of America, N.A.
              55 South Lake Avenue, Suite 900
              Pasadena, California 91101
              Attention: Business Credit: URGENT
              Telecopy No.: (626) 397-1273

CREDIT AGREEMENT - Page 79

         If to any Obligated Party:

              c/o Texas Industries, Inc.
              1341 West Mockingbird Lane, Suite 700W
              Dallas, Texas 75247
              Attention: Treasurer
              Telecopy No.: (972) 647-3964

or to such other address as each party may designate for itself by like notice. For purposes of providing any notice to a Lender, such notice shall be delivered to such Lender at the address for notice of such Lender set forth on the signature pages of this Agreement or on the most recent Assignment and Acceptance to which such Lender is a party. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

         Section 13.9 Waiver of Notices. Unless otherwise expressly provided herein, each Obligated Party waives presentment, notice of demand or dishonor, protest as to any instrument, notice of intent to accelerate the Obligations, and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Obligated Party which the Administrative Agent or any Lender may elect to give shall entitle any Obligated Party to any or further notice or demand in the same, similar, or other circumstances.

         Section 13.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Obligated Party without the prior written consent of the Administrative Agent and each Lender. The rights and benefits of the Administrative Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

         Section 13.11 Indemnity of the Administrative Agent and the Lenders by the Borrower.

                  (a) EACH OBLIGATED PARTY AGREES TO DEFEND, INDEMNIFY, AND HOLD THE AGENT-RELATED PERSONS, AND EACH LENDER AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS, AND ATTORNEYS-IN-FACT (EACH, AN "INDEMNIFIED PERSON") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES, AND DISBURSEMENTS (INCLUDING ATTORNEY FEES AND EXPENSES) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE REVOLVING LOANS AND THE TERMINATION, RESIGNATION, OR REPLACEMENT OF THE ADMINISTRATIVE AGENT OR REPLACEMENT OF ANY LENDER) BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY SUCH PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER

CREDIT AGREEMENT - Page 80

         LOAN DOCUMENT, OR ANY OTHER AGREEMENT, DOCUMENT, OR ANY OTHER AGREEMENT, DOCUMENT, OR INSTRUMENT CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION, OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE REVOLVING LOANS OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"); PROVIDED THAT THE OBLIGATED PARTIES SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON. THE AGREEMENTS IN THIS
         SECTION 13.11 SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS.

                  (b) EACH OBLIGATED PARTY AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS THE ADMINISTRATIVE AGENT AND THE LENDERS FROM ANY LOSS OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE OF A HAZARDOUS SUBSTANCE RELATING TO ANY OBLIGATED PARTY'S OPERATIONS, BUSINESS, OR PROPERTY. THIS INDEMNITY WILL APPLY WHETHER THE HAZARDOUS SUBSTANCE IS ON, UNDER, OR ABOUT ANY OBLIGATED PARTY'S PROPERTY OR OPERATIONS OR PROPERTY LEASED TO ANY OBLIGATED PARTY. THE INDEMNITY INCLUDES BUT IS NOT LIMITED TO ATTORNEY FEES AND EXPENSES. THE INDEMNITY EXTENDS TO THE ADMINISTRATIVE AGENT AND THE LENDERS, THEIR AFFILIATES, SUBSIDIARIES, AND ALL OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS, ATTORNEYS, AND ASSIGNS. AS USED IN THIS CLAUSE (b), "HAZARDOUS SUBSTANCES" MEANS ANY SUBSTANCE, MATERIAL, OR WASTE THAT IS OR BECOMES DESIGNATED OR REGULATED AS "TOXIC," "HAZARDOUS," "POLLUTANT," OR "CONTAMINANT" OR A SIMILAR DESIGNATION OR REGULATION UNDER ANY FEDERAL, STATE, OR LOCAL LAW (WHETHER UNDER COMMON LAW, STATUTE, REGULATION, OR OTHERWISE) OR JUDICIAL OR ADMINISTRATIVE INTERPRETATION OF SUCH, INCLUDING PETROLEUM OR NATURAL GAS. THIS INDEMNITY WILL SURVIVE REPAYMENT OF ALL OTHER OBLIGATIONS.

         Section 13.12 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY OBLIGATED PARTY, THE ADMINISTRATIVE AGENT, ANY LENDER, OR OTHER PERSON AGAINST ANY OBLIGATED PARTY, THE ADMINISTRATIVE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS, OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT

CREDIT AGREEMENT - Page 81

OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH OBLIGATED PARTY, THE ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         Section 13.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Obligated Parties, the Administrative Agent, and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements relating to the subject matter hereof and thereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Obligated Parties and a duly authorized officer of each of the Administrative Agent and the Majority Lenders, the Required Lenders, or all of the Lenders, as applicable.

         Section 13.14 Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, and by the Administrative Agent, each Lender, and the Obligated Parties in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. Signature pages to this Agreement and the other Loan Documents may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document and a telecopy of any such executed signature page shall be valid as an original.

         Section 13.15 Captions. The captions contained in this Agreement and the other Loan Documents are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         Section 13.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Revolving Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Obligated Parties, any such notice being waived by the Obligated Parties to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Obligated Parties against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Obligated Parties and the Administrative Agent after any such setoff and application made by such Lender; provided, however, the failure to give such notice shall not affect the validity of such setoff and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SETOFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR

CREDIT AGREEMENT - Page 82

PROPERTY OF ANY OBLIGATED PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED LENDERS.

         Section 13.17     Confidentiality.

                  (a) Each Obligated Party hereby consents that the Administrative Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Obligated Parties and a general description of the Obligated Parties' business and may use each Obligated Party's name in advertising and other promotional material.

                  (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by any Obligated Party and provided to the Administrative Agent or such Lender by or on behalf of any Obligated Party, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Administrative Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than an Obligated Party, provided that such source is not bound by a confidentiality agreement with an Obligated Party known to the Administrative Agent or such Lender; provided, however, that the Administrative Agent and any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Administrative Agent or such Lender is subject or in connection with an examination of the Administrative Agent or such Lender by any such Governmental Authority, (B) pursuant to subpoena or other court process, (C) when required to do so in accordance with the provisions of any applicable Requirement of Law,
         (D) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Administrative Agent, any Lender or their respective Affiliates may be party, (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, (F) to the Administrative Agent's or such Lender's independent auditors, accountants, attorneys, and other professional advisors, (G) to any prospective Participant or Assignee, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Administrative Agent and the Lenders hereunder,
         (H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Obligated Party is party or is deemed party with the Administrative Agent or such Lender, and (I) to its Affiliates. Notwithstanding anything herein to the contrary, the information subject to this Section 13.17(b) shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions as well as

CREDIT AGREEMENT - Page 83
         other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Revolving Loans, Letters of Credit and transactions contemplated hereby.

         Section 13.18 Conflicts with other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

         Section 13.19 Joint and Several Liability. All Revolving Loans, upon funding, shall be deemed to be jointly funded to and received by the Borrowers. Each Borrower jointly and severally agrees to pay, and shall be jointly and severally liable under this Agreement for, all Obligations, regardless of the manner or amount in which proceeds of Revolving Loans are used, allocated, shared, or disbursed by or among the Borrowers themselves, or the manner in which the Administrative Agent and/or any Lender accounts for such Revolving Loans or other extensions of credit on its books and records. Each Borrower shall be liable for all amounts due to the Administrative Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives Revolving Loans or other extensions of credit hereunder or the amount of such Revolving Loans and extensions of credit received or the manner in which the Administrative Agent and/or such Lender accounts for such Revolving Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Revolving Loans and other extensions of credit made to it, and such Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Revolving Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of such Borrower. The Borrowers acknowledge and expressly agree with the Administrative Agent and each Lender that the joint and several liability of each Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Borrowers and is not required or given as a condition of extensions of credit to such Borrower. Each Borrower's obligations under this Agreement and as an obligor under a Guaranty Agreement shall be separate and distinct obligations. Each Borrower's obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance, or subordination of the Obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of any other Borrower, (ii) the absence of any attempt to collect the Obligations from any other Borrower, any Guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by the Administrative Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any other Borrower or Guarantor, or any part thereof, or any other agreement now or hereafter executed by any other Borrower or Guarantor and delivered to the Administrative Agent and/or any Lender, (iv) the failure by the Administrative Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower or Guarantor, (v) the Administrative Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as

CREDIT AGREEMENT - Page 84
debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Administrative Agent's and/or any Lender's claim(s) for the repayment of the Obligations of any other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower. With respect to any Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Revolving Loans or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Administrative Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any Guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to the Administrative Agent and/or any Lender. Upon any Event of Default, the Administrative Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Administrative Agent shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

         Section 13.20 Contribution and Indemnification among the Borrowers. Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower "insolvent" within the meaning of Section 101 (32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

         Section 13.21 Agency of the Parent for each Obligated Party. Each of the Obligated Parties irrevocably appoints the Parent as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents,

CREDIT AGREEMENT - Page 85
instruments, and certificates contemplated herein (including, without limitation, execution and delivery to the Administrative Agent of Borrowing Base Certificates) and all modifications hereto. Any acknowledgment, consent, direction, certification, or other action which might otherwise be valid or effective only if given or taken by all or any of the Obligated Parties or acting singly, shall be valid and effective if given or taken only by the Parent, whether or not any of the other Obligated Parties joins therein, and the Administrative Agent and the Lenders shall have no duty or obligation to make further inquiry with respect to the authority of the Parent under this Section 13.21, provided that nothing in this Section 13.21 shall limit the effectiveness of, or the right of the Administrative Agent and the Lenders to rely upon, any notice, document, instrument, certificate, acknowledgment, consent, direction, certification, or other action delivered by any Obligated Party pursuant to this Agreement.

         Section 13.22 Additional Borrowers and Guarantors. Addition of any Person as a Borrower or a Guarantor to this Agreement is subject to approval of the Administrative Agent and the Majority Lenders, and may be conditioned upon such requirements as they may determine in their discretion, including, without limitation, (a) the furnishing of such financial and other information as the Administrative Agent or any such Lender may request, (b) approval by all appropriate approval authorities of the Administrative Agent and each such Lender, and (c) execution and delivery by the Obligated Parties, such Person, the Administrative Agent, and the Majority Lenders of such agreements and other documentation (including, without limitation, an amendment to this Agreement or any other Loan Document), and the furnishing by such Person or any of the Obligated Parties of such certificates, opinions, and other documentation, as the Administrative Agent and any such Lender may request. Neither the Administrative Agent nor any Lender shall have any obligation to approve any such Person for addition as a party to this Agreement.

         Section 13.23 Express Waivers By the Obligated Parties In Respect of Cross Guaranties and Cross Collateralization. Each Obligated Party agrees as follows:

                  (a) Each Obligated Party hereby waives: (i) notice of acceptance of this Agreement; (ii) notice of the making of any Revolving Loans, the issuance of any Letter of Credit, or any other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (iii) notice of the amount of the Obligations, subject, however, to such Obligated Party's right to make inquiry of the Administrative Agent to ascertain the amount of the Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of any other Obligated Party or of any other fact that might increase such Obligated Party's risk with respect to such other Obligated Party under the Loan Documents;
         (v) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; and (vii) all other notices (except if such notice is specifically required to be given to such Obligated Party hereunder or under any of the other Loan Documents to which such Obligated Party is a party) and demands to which such Obligated Party might otherwise be entitled;

                  (b) Each Obligated Party hereby waives the right by statute or otherwise to require the Administrative Agent or any Lender to institute suit against any other Obligated Party or to exhaust any rights and remedies which the Administrative Agent or

CREDIT AGREEMENT - Page 86
         any Lender has or may have against any other Obligated Party. Each Obligated Party further waives any defense arising by reason of any disability or other defense of any other Obligated Party (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) or by reason of the cessation from any cause whatsoever of the liability of any such Obligated Party in respect thereof.

                  (c) Each Obligated Party hereby waives and agrees not to assert against the Administrative Agent, any Lender, or the Letter of Credit Issuer: (i) any defense (legal or equitable), setoff, counterclaim, or claim which such Obligated Party may now or at any time hereafter have against any other Obligated Party or any other party liable under the Loan Documents; (ii) any defense, setoff, counterclaim, or claim of any kind or nature available to any other Obligated Party against the Administrative Agent, any Lender, the Bank, or the Letter of Credit Issuer, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent, any Lender, the Bank, or the Letter of Credit Issuer under any applicable law; (iv) the benefit of any statute of limitations affecting any other Obligated Party's liability hereunder;

                  (d) Each Obligated Party consents and agrees that, without notice to or by such Obligated Party and without affecting or impairing the obligations of such Obligated Party hereunder, the Administrative Agent may (subject to any requirement for consent of any of the Lenders to the extent required by this Agreement), by action or inaction: (i) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents; (ii) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to any other Obligated Party in respect thereof; (iii) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or (iv) release or substitute any Person liable for payment of the Obligations, or enforce, exchange, release, or waive any security for the Obligations or any Guaranty of the Obligations;

Each Obligated Party represents and warrants to the Administrative Agent and the Lenders that such Obligated Party is currently informed of the financial condition of all other Obligated Parties and all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Obligated Party further represents and warrants that such Obligated Party has read and understands the terms and conditions of the Loan Documents. Each Obligated Party agrees that neither the Administrative Agent, any Lender, the Bank, nor the Letter of Credit Issuer has any responsibility to inform any Obligated Party of the financial condition of any other Obligated Party or of any other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

                  [Remainder of page intentionally left blank]

CREDIT AGREEMENT - Page 87

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                           OBLIGATED PARTIES:

                           TEXAS INDUSTRIES, INC.

                           By: /s/ KENNETH R. ALLEN
                               ------------------------------------
                           Name:  Kenneth R. Allen
                           Title: Vice President and Treasurer

                           TXI OPERATIONS, LP

                                 By: TXI OPERATING TRUST,
                                     general partner

                                     By: /s/ KENNETH R. ALLEN
                                         --------------------------
                                     Name:  Kenneth R. Allen
                                     Title: Vice President and Treasurer

                           RIVERSIDE CEMENT COMPANY

                           By: /s/ KENNETH R. ALLEN
                               --------------------------
                           Name:  Kenneth R. Allen
                           Title: Assistant General Manager-
                                  Treasurer

                           CHAPARRAL STEEL MIDLOTHIAN, LP

                                 By: CHAPARRAL STEEL TEXAS,
                                     INC., general partner

                                     By: /s/ KENNETH R. ALLEN
                                         --------------------------
                                     Name:  Kenneth R. Allen
                                     Title: Vice President and Treasurer

CREDIT AGREEMENT - Page 88

                                 CHAPARRAL (VIRGINIA) INC.

                                 By: /s/ KENNETH R. ALLEN
                                     -------------------------------
                                 Name:  Kenneth R. Allen
                                 Title: Vice President and Treasurer

CREDIT AGREEMENT - Page 89

                                 ADMINISTRATIVE AGENT:

                                 BANK OF AMERICA, N. A.

                                 By: /s/ KEVIN R. KELLY
                                     ------------------------
                                 Name:  Kevin R. Kelly
                                 Title: Senior Vice President

CREDIT AGREEMENT - Page 90

                                 LENDERS:

                                 BANK OF AMERICA, N.A.

                                 By: /s/ KEVIN R. KELLY
                                     ---------------------------
                                 Name:  Kevin R. Kelly
                                 Title: Senior Vice President

                                 Address for Notices:

                                 Bank of America, N.A.
                                 55 South Lake Avenue, Suite 900
                                 Pasadena, California 91101
                                 Attn: Business Credit: URGENT
                                 Telecopy: (626) 397-1273

CREDIT AGREEMENT - Page 91

                                     ANNEX A
                                       to
                                Credit Agreement

           Definitions, Accounting Terms, and Interpretive Provisions

DEFINITIONS:

            Capitalized terms wherever used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein):

            "Account" and "Accounts" have the meaning specified in the Security Agreements.

            "Accommodation Payment" has the meaning specified in Section 13.20.

            "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper, or General Intangibles (including a payment intangible).

            "ACH Transactions" means any cash management or related services including, without limitation, the automated clearinghouse transfer of funds by a Lender for the account of any Obligated Party pursuant to agreement or overdrafts.

            "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of any Person (the "subject Person"), net income of the subject Person on a consolidated basis after provision for income taxes for such fiscal period, as determined in conformity with GAAP and reported on the financial statements for such fiscal period, excluding any and all of the following included in such net income: (a) gain, to the extent in excess of $5,000,000, or loss arising from the sale of any capital assets (including sales of surplus operating assets and real estate); (b) gain arising from any write-up in the book value of any asset; (c) earnings of any other Person, substantially all the assets of which have been acquired by the subject Person in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any other Person (excluding Wholly-Owned Subsidiaries) in which the subject Person has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the subject Person in the form of cash distributions; (e) earnings of any Person to which assets of the subject Person shall have been sold, transferred, or disposed of, or into which subject Person shall have been merged, or which has been a party with the subject Person to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the subject Person or from cancellation or forgiveness of Debt; and (g) gain or loss arising from extraordinary items, as determined in conformity with GAAP, or from any other non-recurring transaction.

            "Administrative Agent" means the Bank, solely in its capacity as administrative agent for the Lenders, and any successor administrative agent.

            "Affiliate" means, as to any Person (the "subject Person"), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the subject Person or which owns, directly or indirectly, 5.0% or more of the outstanding Capital

ANNEX A TO CREDIT AGREEMENT - Page 1

Stock of the subject Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

            "Agent Advances" has the meaning specified in Section 1.2(j).

            "Agent-Related Persons" means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents, and attorneys-in-fact of the Administrative Agent and its Affiliates.

            "Agent's Letter" means that certain letter agreement, dated as of the Closing Date, among the Parent, the Borrowers, and the Administrative Agent as such letter agreement may be amended, restated, or otherwise modified from time to time.

            "Agent's Liens" means the Liens in the Collateral granted to the Administrative Agent, for the benefit of the Lenders, the Bank, and the Administrative Agent pursuant to this Agreement and the other Loan Documents.

            "Aggregate Revolver Outstandings" means, at any time, the sum of (a) the unpaid balance of the Revolving Loans, (b) the aggregate undrawn face amount of all outstanding Letters of Credit, and (c) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

            "Agreement" means the Credit Agreement to which this Annex A is attached, as amended, restated, or otherwise modified from time to time.

            "Allocable Amount" has the meaning specified in Section 13.20.

            "Anniversary Date" means an anniversary of the Closing Date.

            "Applicable Margin" means, as of the Closing Date,

                  (a) with respect to Base Rate Revolving Loans and all other Obligations (other than LIBOR Rate Revolving Loans), 0.50% per annum; and

                  (b) with respect to LIBOR Rate Revolving Loans, 2.50% per annum;

in each case subject to adjustment from time to time thereafter to the applicable percentage specified corresponding to the Fixed Charge Coverage Ratio, as set forth below, respectively:

ANNEX A TO CREDIT AGREEMENT - Page 2

==============================================================================================================
                                                                                                    LIBOR Rate
                                                                            Base Rate                Revolving
              Fixed Charge Coverage Ratio                                Revolving Loans               Loans
==============================================================================================================
Greater than 1.25 to 1.00                                                     0.00%                    2.00%
--------------------------------------------------------------------------------------------------------------
Greater than 1.00 to 1.00 but less than or equal to 1.25 to 1.00              0.25%                    2.25%
--------------------------------------------------------------------------------------------------------------
Greater than 0.90 to 1.00 but less than or equal to 1.00 to 1.00              0.50%                    2.50%
--------------------------------------------------------------------------------------------------------------
Greater than 0.80 to 1.00 but less than or equal to 0.90 to 1.00              0.75%                    2.75%
--------------------------------------------------------------------------------------------------------------
Less than or equal to 0.80 to 1.00                                            1.00%                    3.00%
==============================================================================================================

For the purpose of determining any such adjustments to the Applicable Margin, the Fixed Charge Coverage Ratio shall be determined, beginning with the Fiscal Quarter ending November 30, 2003, based upon the Financial Statements of the Parent and its Subsidiaries for the immediately preceding four Fiscal Quarters of the Parent, and for each Fiscal Quarter of the Parent ending thereafter, delivered to the Administrative Agent and the Lenders as required by Section 5.2(a) (with respect to the Financial Statements for the last Fiscal Quarter of each Fiscal Year) or Section 5.2(b)(ii) (with respect to the Financial Statements for each of the other Fiscal Quarters of each Fiscal Year), and any such adjustment, if any, shall become effective prospectively on and after the first day of the calendar month after the date of delivery of such Financial Statements to the Administrative Agent and the Lenders. Concurrently with the delivery of such Financial Statements, the Parent shall deliver to the Administrative Agent and the Lenders a certificate, signed by its chief financial officer or chief accounting officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margin. In the event the Obligated Parties fail to timely deliver any such Financial Statements, in addition to any other remedy provided for in this Agreement, the Applicable Margin shall be deemed to be equal to the highest level set forth in the preceding table, until the first day of the first calendar month following the delivery of such Financial Statements at which time the Applicable Margin shall be determined, prospectively, in accordance with the terms hereof. If a Default or Event of Default exists at the time any reduction in the Applicable Margin is to be implemented, such reduction shall not occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

            "Arranger" shall mean Banc of America Securities LLC.

            "Assignee" has the meaning specified in Section 11.2(a).

            "Assignment and Acceptance" has the meaning specified in Section 11.2(a).

            "Attorney Costs" means and includes all reasonable fees, expenses, and disbursements of any law firm or other counsel engaged by the Administrative Agent and the reasonably allocated costs and expenses of internal legal services of the Administrative Agent.

ANNEX A TO CREDIT AGREEMENT - Page 3

            "Availability" means, at any time (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base, minus (b) the Aggregate Revolver Outstandings.

         "Bank" means Bank of America, N.A., a national banking association, or any successor entity thereto.

            "Bank Products" means any one or more of the following types of services or facilities extended to any Obligated Party by any Lender or any Affiliate of any Lender in reliance on such Lender's agreement to indemnify such
Affiliate: (a) credit cards; (b) ACH Transactions; (c) cash management, including, without limitation, controlled disbursement services; and (d) Hedge Agreements.

            "Bank Product Reserves" means all reserves which the Administrative Agent from time to time establishes in its reasonable credit judgment for the Bank Products then provided or outstanding.

         "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.).

            "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

            "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

            "Blocked Account Agreement" means an agreement among one or more of the Obligated Parties, the Administrative Agent, and a Clearing Bank, in form and substance reasonably satisfactory to the Administrative Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

            "Borrower" means, separately and individually, any of TXI Operations, LP, Riverside Cement Company, Chaparral Steel Midlothian, LP, Chaparral (Virginia) Inc., and any other Person who becomes a party to this Agreement as a "Borrower" pursuant to the terms hereof, jointly, severally, and collectively, and "Borrowers" means more than one or all of the foregoing Persons, jointly, severally, and collectively, as the context requires.

            "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrowers, or any of them, or by the Bank (in the case of a Borrowing funded by Non-Ratable Loans) or by the Administrative Agent (in the case of a Borrowing consisting of an Agent Advance), or the issuance of a Letter of Credit hereunder.

            "Borrowing Base" means, at any time, an amount equal to the lesser of (a) the Maximum Revolver Amount, (b) the sum of, without duplication, (i) 85.0% of the Net Amount of Eligible

ANNEX A TO CREDIT AGREEMENT - Page 4

Accounts, plus (ii) the lesser of (A) 60.0% of Eligible Inventory, (B) 80.0% of the Orderly Liquidation Value of appraised Inventory of the Borrowers, or (C) the Maximum Inventory Loan Amount, minus (iii) Reserves, or (c) the maximum amount of "Indebtedness" (as defined in the Senior Notes Indenture) permitted under Section 4.09(b)(i) of the Senior Notes Indenture, less any "Indebtedness" (as defined in the Senior Notes Indenture) which is not part of the Obligations hereunder and is outstanding under Section 4.09(b)(i) of the Senior Notes Indenture.

            "Borrowing Base Certificate" means a certificate by a Responsible Officer of the Borrowers, or the Parent on behalf of the Borrowers, substantially in the form of Exhibit B (or another form acceptable to the Administrative Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof (including to the extent a Borrower has received notice of any Reserve from the Administrative Agent, any of the Reserves included in such calculation pursuant to clause (b) of the definition of Borrowing Base), all in such detail as shall be reasonably satisfactory to the Administrative Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrowers, or the Parent on behalf of the Borrowers, and certified to the Administrative Agent; provided that the Administrative Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (a) to reflect its reasonable estimate of declines in value of any of the Collateral described therein and (b) to the extent that such calculation is not in accordance with this Agreement.

            "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which national banks in Pasadena, California, or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings, and payments in connection with the LIBOR Rate or LIBOR Rate Revolving Loans, any day that is a Business Day pursuant to clause (a) preceding and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

            "CAC Segment Receivable" means any account owing to either (a) TXI Operations, LP, or (b) Riverside Cement Company.

            "Capital Adequacy Regulation" means any guideline, request, or directive of any central bank or other Governmental Authority, or any other law, rule, or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

            "Capital Expenditures" means all payments made with respect to the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease, but excluding any such payments that are treated as expense items in conformity with GAAP.

            "Capital Lease" means any lease of property by an Obligated Party which, in conformity with GAAP, should be reflected as a capital lease on the balance sheet of such Obligated Party.

ANNEX A TO CREDIT AGREEMENT - Page 5

            "Capital Stock" means any and all corporate stock, units, shares, partnership interests, membership interests, equity interests, rights, securities, or other equivalent evidences of ownership (howsoever designated) issued by any Person.

            "Change of Control" means the occurrence of any of the following:
(a) except as allowed by Section 7.9, the adoption of a plan relating to the liquidation or dissolution of any Obligated Party; (b) the acquisition by any "person" or "group" (as each such term is used in Section 13(d)(3) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended) of a direct or indirect interest of more than 35.0% of the voting power of the voting stock of the Parent by way of merger or consolidation or otherwise; (c) during any period of twelve consecutive calendar months, individuals (i) who were members of the Management Group of the Parent on the first day of such period, or (ii) whose election or nomination for election to the Management Group of the Parent was recommended or approved by at least a majority of the Management Group then still in office who were members of the Management Group of the Parent on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the Management Group of the Parent; or (d) except as allowed by Section 7.9, any Borrower (other than the Parent) shall cease to be a Wholly-Owned Subsidiary of the Parent.

            "Chattel Paper" has the meaning specified in the UCC and includes, without limitation, electronic chattel paper.

            "Clearing Bank" means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

            "Closing Date" means the date of this Agreement as specified in the introductory paragraph.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor statute and the regulations promulgated thereunder.

            "Collateral" means (a) all of the "Collateral", as such term is defined in the Security Agreements, (b) all other personal property at any time subject to the Agent's Liens, and (c) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

            "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule A-1 or in the most recent Assignment and Acceptance to which such Lender is a party, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.1 and Section 11.2, and "Commitments" means, collectively, the aggregate amount of the Commitments of all of the Lenders.

            "Compliance Certificate" has the meaning specified in Section
5.2(d).

            "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in

ANNEX A TO CREDIT AGREEMENT - Page 6
any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

            "Continuation/Conversion Date" means the effective date of (a) any conversion of LIBOR Rate Revolving Loans to Base Rate Revolving Loans or of Base Rate Revolving Loans to LIBOR Rate Revolving Loans or (b) any continuation of LIBOR Rate Revolving Loans as LIBOR Rate Revolving Loans.

            "Convertible Subordinated Debentures" means the 5.5% convertible subordinated debentures due June 30, 2028 issued by the Parent to TXI Capital Trust I.

            "Convertible Trust Preferred Securities" means the 5.5% Convertible Trust Preferred Securities, in an aggregate amount of $200,000,000 evidencing preferred undivided beneficial interests in the assets of TXI Capital Trust I.

            "Debt" means, without duplication, with respect to any Person (the "subject Person") all liabilities, obligations, and indebtedness of the subject Person to any other Person, of any kind or nature, now or hereafter owing, arising, due, or payable, howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed, or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including, without in any way limiting the generality of the foregoing: (a) in the case of the Obligated Parties, the Obligations; (b) all such indebtedness, liabilities, and obligations of any Person secured by any Lien on the subject Person's property, even if the subject Person shall not have assumed or become liable for the payment thereof; provided, however, that all such indebtedness, liabilities, and obligations which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the subject Person prepared in conformity with GAAP; (c) all such indebtedness, liabilities, and obligations created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the subject Person, even if the rights and remedies of the lessor, seller, or lender thereunder are limited to repossession of such property; provided, however, that all such indebtedness, liabilities, and obligations which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the subject Person prepared in conformity with GAAP; (d) all indebtedness, liabilities, and obligations under Guaranties of Debt; (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases; and (f) net obligations in respect of Hedge Agreements.

            "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

            "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate, plus (b) 2.00% per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean the Letter of Credit Fee Percentage, plus 2.00% per annum.

ANNEX A TO CREDIT AGREEMENT - Page 7

            "Defaulting Lender" has the meaning specified in Section 12.15(c).

            "Deposit Accounts" has the meaning specified in the Security Agreements.

            "Designated Account" has the meaning specified in Section 1.2(d).

            "Disposition" or "Dispose" means the sale, transfer, license, lease, or other disposition (including any sale and leaseback transaction) of any property by any Person.

            "Distribution" means, with respect to any Person (other than a natural person): (a) the payment or making of any dividend or other distribution of property in respect of such Person's Capital Stock (or any options or warrants for, or other rights with respect to, such Capital Stock, including with respect to the Parent the Convertible Subordinated Debentures and with respect to TXI Capital Trust I the Convertible Trust Preferred Securities) of such Person, other than distributions solely in such Person's Capital Stock (or any options or warrants for, or other rights with respect to, such Capital Stock, including with respect to the Parent the Convertible Subordinated Debentures and with respect to TXI Capital Trust I the Convertible Trust Preferred Securities) of the same class; or (b) the redemption or other acquisition by such Person of any Capital Stock (or any options or warrants for, or other rights with respect to, such Capital Stock, including with respect to the Parent the Convertible Subordinated Debentures and with respect to TXI Capital Trust I the Convertible Trust Preferred Securities) of such Person.

            "DOL" means the United States Department of Labor or any successor department or agency.

            "Dollar" and "$" means dollars in the lawful currency of the U.S. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

            "Dominion Event" means (a) the occurrence of an Event of Default or
(b) the Availability at any time is less than $40,000,000.

            "Dominion Termination Period" means, any Fiscal Quarter of the Parent occurring after a Dominion Event during which Availability equals or exceeds $60,000,000 for each day in such Fiscal Quarter and no Event of Default has occurred or existed.

            "EBITDA" means, with respect to any fiscal period of any Person (the "subject Person"), Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for such fiscal period, Interest Expense, plus Federal, state, local, and foreign income taxes, plus depreciation and amortization, in each case for the subject Person on a consolidated basis.

            "Eligible Accounts" means the Accounts of a Borrower which the Administrative Agent in the exercise of its reasonable credit judgment determines to be Eligible Accounts. Without limiting the discretion of the Administrative Agent to establish other criteria of ineligibility, Eligible Accounts shall not include any Account:

ANNEX A TO CREDIT AGREEMENT - Page 8

                  (a) which is a Steel Segment Receivable, if more than 60 days have elapsed since the original due date therefor or more than 90 days have elapsed from the original invoice date therefor;

                  (b) which is a CAC Segment Receivable, if more than 90 days have elapsed since the original due date therefor or more than 150 days have elapsed from the original invoice date therefor;

                  (c) Eligible Accounts which are CAC Segment Receivables that (i) are 61 to 90 days from the original due date, and (ii) constitute more than 5.0% of all CAC Segment Receivables;

                  (d) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreements are incorrect or have been breached;

                  (e) with respect to which Account (or any other Account due from the applicable Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance, or other instrument for the payment of money has been received, presented for payment, and returned uncollected for any reason or which is the subject of any debit memo or charge-back, but only to the extent of such debit memo or charge-back;

                  (f) which represents a progress billing (as hereinafter defined) or as to which the applicable Borrower has extended the time for payment without the consent of the Administrative Agent (for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon such Borrower's completion of any further performance under such contract or agreement);

                  (g) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account:
         (i) death or judicial declaration of incompetency of such Account Debtor who is a natural person; (ii) the filing by or against such Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the Bankruptcy Code or any other bankruptcy, insolvency, or similar laws of the U.S., any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; (iii) the making of any general assignment by such Account Debtor for the benefit of creditors; (iv) the appointment of a receiver or trustee for such Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code;
         (v) the institution by or against such Account Debtor of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, such Account Debtor; (vi) the sale, assignment, or transfer of all or any material part of the assets of such Account Debtor; (vii) the nonpayment generally by such Account Debtor of its debts as they become due; or (viii) the cessation of the business of such Account Debtor as a going concern;

ANNEX A TO CREDIT AGREEMENT - Page 9

                  (h) 50.0% or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible pursuant to the other provisions of this definition;

                  (i) owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada (excluding the province of Newfoundland), (ii) is not organized under the laws of the U.S. or Canada (excluding the province of Newfoundland) or any political subdivision, state, province, or territory thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, except to the extent that such Account is secured or payable by a letter of credit the terms of which are satisfactory to the Administrative Agent in its discretion and which is in the possession of the Administrative Agent, and which, together with all related letter-of-credit rights (as defined in the UCC), is subject to a first priority Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders;

                  (j) owed by an Account Debtor which is an Affiliate or employee of such Borrower;

                  (k) except as provided in clause (m) following, with respect to which either the perfection, enforceability, or validity of the Agent's Liens in such Account, or the Administrative Agent's right or ability to obtain direct payment to the Administrative Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

                  (l) owed by an Account Debtor to which an Obligated Party or any of its Affiliates, is indebted in any way (including accrued liabilities), or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Administrative Agent to waive setoff rights, or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor, but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

                  (m) owed by the government of the U.S., or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.), and any other steps necessary to perfect the Agent's Liens therein, have been complied with to the Administrative Agent's satisfaction with respect to such Account;

                  (n) owed by any state, municipality, or other political subdivision of the U.S., or any department, agency, public corporation, or other instrumentality thereof and as to which the Administrative Agent determines that its Lien therein is not or cannot be perfected;

                  (o) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

ANNEX A TO CREDIT AGREEMENT - Page 10

                  (p) which is evidenced by a promissory note or other Instrument or by Chattel Paper;

                  (q) with respect to which the Administrative Agent believes, in the exercise of its reasonable credit judgment, that the prospect of collection of such Account is impaired or that such Account may not be paid by reason of the Account Debtor's financial inability to pay;

                  (r) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to seek judicial enforcement in such state of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

                  (s) which arises out of a sale not made in the ordinary course of such Borrower's business or which represents a sale on a cash or "COD" basis;

                  (t) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by, or have been rejected or objected to by, the Account Debtor or the services giving rise to such Account have not been performed by such Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

                  (u) owed by an Account Debtor, or group of affiliated Account Debtors, which is obligated to the Obligated Parties respecting Accounts the aggregate unpaid balance of which exceeds 10.0% of the aggregate unpaid balance of all Eligible Accounts owed to the Borrowers at such time by all of the Borrowers' Account Debtors, but only to the extent of such excess;

                  (v) which is not subject to a first priority and perfected security interest in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders;

                  (w) with respect to which such Borrower or the Administrative Agent, in the exercise of its reasonable credit judgment, has deemed such Account as uncollectible or has any reason to believe that such Account is uncollectible;

                  (x) which is the subject of any unreconciled variance between the aging of Accounts delivered to the Agent, the general ledger, and the applicable Borrowing Base Certificate; and

                  (y) which the Administrative Agent determines in its reasonable credit judgment is ineligible for any other reason.

If any Account (or portion thereof) at any time ceases to be an Eligible Account, then such Account (or the applicable portion thereof) shall promptly be excluded from the calculation of the Borrowing Base.

ANNEX A TO CREDIT AGREEMENT - Page 11

            "Eligible Assignee" means (a) a commercial bank, commercial finance company, or other asset based lender having total assets in excess of $1,000,000,000, (b) any Lender listed on the signature pages of this Agreement,
(c) any Affiliate of any Lender, and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Administrative Agent.

            "Eligible Inventory" means Inventory, valued at the lower of cost or market value, which the Administrative Agent, in its reasonable credit judgment, determines to be Eligible Inventory. Without limiting the discretion of the Administrative Agent to establish other criteria of ineligibility, Eligible Inventory shall not include any Inventory:

                  (a) that is not owned by a Borrower, including goods held by a Borrower on consignment;

                  (b) that is not subject to the Agent's Liens, which are perfected as to such Inventory, or that is subject to any other Lien whatsoever (other than the Liens described in clause (e) of the definition of Permitted Liens; provided that such Permitted Liens (i) are junior in priority to the Agent's Liens or subject to Reserves and
         (ii) do not impair directly or indirectly the ability of the Administrative Agent to realize on or obtain the full benefit of the Collateral);

                  (c) that is work-in-progress and raw materials, other than clinker, ferrous scrap, and billets;

                  (d) that is not finished goods, other than clinker, ferrous scrap, and billets;

                  (e)      cement that is manufactured for specific end-users;

                  (f) that is chemicals, samples, prototypes, supplies, or packing and shipping materials;

                  (g) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority having regulatory authority over such goods or their use or sale;

                  (h) that is obsolete, defective, or not currently salable, at prices approximating at least cost, in the normal course of such Borrower's business, or that is slow moving or stale;

                  (i) that is returned, repossessed, or used goods taken in trade;

                  (j) that is located outside the U.S. or that is in transit from vendors or suppliers; provided that the Administrative Agent may in its discretion include as Eligible Inventory any Inventory which is in transit and establish a Reserve with respect to costs and expenses owing for shipping and storage of such Inventory;

                  (k) that is consigned to third parties or located in a public warehouse or in possession of a bailee or in a facility leased by such Borrower, if the applicable warehouseman, bailee, or lessor has not delivered to the Administrative Agent, if

ANNEX A TO CREDIT AGREEMENT - Page 12
         requested by the Administrative Agent, a subordination agreement in form and substance satisfactory to the Administrative Agent or if a Reserve for rents or storage charges has not been established for Inventory at that location;

                  (l) that contains or bears any Proprietary Rights licensed to a Borrower by any Person, if the Administrative Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreements and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, if the Administrative Agent deems it necessary, as to which such Borrower has not delivered to the Administrative Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Administrative Agent; or

                  (m) that is not reflected in the details of a current perpetual inventory report.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of the Borrowing Base.

            "Environmental Compliance Reserve" means any reserve which the Administrative Agent establishes from time to time in its reasonable credit judgment after prior written notice to the Borrowers for amounts that are reasonably likely to be expended by an Obligated Party in order for such Obligated Party and its operations and property (a) to comply with any notice from a Governmental Authority asserting non-compliance with Environmental Laws which could reasonably be expected to result in, or has resulted in, liability in excess of $3,000,000 or otherwise could reasonably be expected to result in, or has resulted in, a Material Adverse Effect or (b) to correct any such material non-compliance identified in a report delivered to the Administrative Agent and the Lenders pursuant to Section 7.7.

            "Environmental Laws" means all applicable federal, state, or local laws, statutes, common law duties, rules, regulations, ordinances, and codes, together with all administrative orders, directed duties, licenses, authorizations, and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety, and land use matters.

            "Environmental Lien" means a Lien in favor of any Governmental Authority or any other Person for (a) any liability under Environmental Laws or
(b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

            "Equipment" has the meaning specified in the UCC.

            "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder, as amended from time to time, and any successor statute.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with an Obligated Party within the meaning of
Section 414(b) or (c) of the Code

ANNEX A TO CREDIT AGREEMENT - Page 13

(and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by an Obligated Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by an Obligated Party or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization or insolvent, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or the termination, insolvency, or reorganization of a Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon an Obligated Party or any ERISA Affiliate.

            "Event of Default" has the meaning specified in Section 9.1.

            "Exchange Act" means the Securities Exchange Act of 1934, and the regulations promulgated thereunder.

            "Existing Letters of Credit" means each of the letters of credit listed on Schedule A-4, issued under the certain Third Amended and Restated Credit Agreement, dated March 10, 1999, among the Parent, the lenders party thereto, and Bank of America, N.A. (successor in interest to NationsBank, N.A.), as amended.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1.00%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Administrative Agent.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

            "Financial Statements" means, according to the context in which used, the financial statements referred to in Section 5.2 and Section 6.5 or any other financial statements required to be given to the Administrative Agent or the Lenders pursuant to this Agreement.

ANNEX A TO CREDIT AGREEMENT - Page 14

            "Fiscal Quarter" means one of the four, three calendar month measurement periods in a Fiscal Year.

            "Fiscal Year" means, with respect to any Obligated Party, such Obligated Party's fiscal year for financial accounting purposes. The current Fiscal Year of the Parent will end on May 31, 2004.

            "Fixed Charge Coverage Ratio" means, as of the end of any Fiscal Quarter of the Parent, determined for the Parent and its Subsidiaries on a consolidated basis for the preceding four Fiscal Quarters, the ratio of EBITDA to Fixed Charges.

            "Fixed Charges" means, with respect to any fiscal period, determined for any Person (the "subject Person"), without duplication, the sum of Interest Expense, Capital Expenditures (excluding in the case of the Obligated Parties Capital Expenditures funded with Debt other than Revolving Loans, but including, without duplication, principal payments with respect to any such Debt), Distributions in respect of any Capital Stock, scheduled principal payments of Debt, and Federal, state, local, and foreign income taxes (not less than zero), excluding deferred taxes; provided that with respect to the Obligated Parties payments made with respect to amounts owing under the Convertible Subordinated Debentures and the Convertible Trust Preferred Securities shall constitute a single payment equal to the largest of such payments made for the purpose of calculating Fixed Charges.

            "Funding Date" means the date on which a Borrowing occurs.

            "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

            "General Intangibles" has the meaning specified in the Security Agreements.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, and any department, agency, board, commission, tribunal, committee, or instrumentality of any of the foregoing.

            "Guarantor" means each of (a) the Borrowers, (b) the Parent, and (c) each other Person who becomes a party to any Guaranty Agreement pursuant to the terms of this Agreement, and "Guarantors" means two or more of the foregoing Persons, collectively.

            "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend, or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed

ANNEX A TO CREDIT AGREEMENT - Page 15
obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

            "Guaranty Agreement" means, each of the Parent Guaranty Agreement and the Subsidiary Guaranty Agreement, and "Guaranty Agreements" means all of such agreements, collectively.

            "Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into, which provide for an interest rate, credit, commodity, or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging a Person's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations, or commodity prices.

            "IRB Debt" means all indebtedness, liabilities, and obligations of the Parent or any of its Subsidiaries pursuant to (a) the certain Loan Agreement, dated as of May 1, 1999, between the Parent and the City of Midlothian Industrial Development Authority, (b) the certain Loan Agreement, dated as of September 1, 1998, between the Parent and the Industrial Development Authority of Dinwiddie County, Virginia, (c) the certain Loan Agreement, dated as of August 1, 1999, between the Parent and the Industrial Development Authority of Dinwiddie County, Virginia, and (d) all other agreements, certificates, and instruments executed or delivered in connection with any of the agreements described in clause (a), clause (b), and clause (c) preceding, including, without limitation, each of the letters of credit issued by Bank of America, N.A. (or its predecessor in interest) in connection therewith.

            "Indemnified Liabilities" has the meaning specified in Section 13.11(a).

            "Indemnified Person" has the meaning specified in Section 13.11(a).

            "Instruments" has the meaning specified in the UCC.

            "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Parent or a Subsidiary of the Parent from, which are due from the Parent or a Subsidiary of the Parent to, or which otherwise arise from any transaction by the Parent or a Subsidiary of the Parent with, any Affiliate of the Parent or a Subsidiary of the Parent.

            "Interest Expense" means, with respect to any Person for any period, the interest expense of such Person for such period, determined in conformity with GAAP.

            "Interest Period" means, with respect to any LIBOR Rate Revolving Loan, the period commencing on the Funding Date of such Revolving Loan or on the Continuation/Conversion Date on which such Revolving Loan is continued as or converted into a LIBOR Rate Revolving Loan, and ending on the date one, two, or three months thereafter as selected by a Borrower in its Notice of Borrowing or Notice of Continuation/Conversion, provided that:

ANNEX A TO CREDIT AGREEMENT - Page 16

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period pertaining to a LIBOR Rate Revolving Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period shall extend beyond the Stated Termination Date.

            "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

            "Inventory" has the meaning specified in the Security Agreements.

            "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

            "Latest Projections" means: (a) on the Closing Date and thereafter until the Administrative Agent receives new projections pursuant to Section 5.2(e), the projections of the Obligated Parties' financial condition, results of operations, and cash flows, in each case for the period commencing on March 1, 2003 and ending on May 31, 2004 and delivered to the Administrative Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Administrative Agent pursuant to Section 5.2(e).

            "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Administrative Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

            "Letter of Credit" has the meaning specified in Section 1.3(a) and includes each Existing Letter of Credit.

            "Letter of Credit Fee" has the meaning specified in Section 2.5.

            "Letter of Credit Fee Percentage" means with respect to any Letter of Credit, on any date of determination, a per annum percentage equal to the Applicable Margin for LIBOR Rate Revolving Loans as of such date of determination.

            "Letter of Credit Issuer" means the Bank or any Affiliate of the Bank that issues any Letter of Credit pursuant to this Agreement.

            "Letter of Credit Subfacility" means $40,000,000.

ANNEX A TO CREDIT AGREEMENT - Page 17

            "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Revolving Loans, the rate of interest per annum determined pursuant to the following formula:

                                      Offshore Base Rate
            LIBOR Rate =    ----------------------------------------
                              1.00 - Eurodollar Reserve Percentage
            Where,

                        "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.00%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental, or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The LIBOR Rate for each outstanding LIBOR Rate Revolving Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                        "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by the Administrative Agent as the rate of interest at which Dollar deposits in the approximate amount of the LIBOR Rate Revolving Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore Dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

            "LIBOR Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

            "Lien" means (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment, or bailment for security purposes, (b) to the extent not included under clause (a) preceding, any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction,

ANNEX A TO CREDIT AGREEMENT - Page 18
lease, or other title exception or encumbrance affecting property, and (c) any contingent or other agreement to provide any of the foregoing.

            "Loan Account" means the loan account of the Borrowers, which account shall be maintained by the Administrative Agent.

            "Loan Documents" means, collectively, this Agreement, the Revolving Loan Notes, the Security Agreements, the Guaranty Agreements, agreements providing for Bank Products (if any), and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing, or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

            "Majority Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate more than 50.0% of the Commitments.

            "Management Group" means, as of any date of determination, the board of directors, board of managers, or similar constituency having management authority in respect of an entity under any Requirement of Law.

            "Margin Stock" means "margin stock" as such term is defined in Regulation T, U, or X of the Federal Reserve Board.

            "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon the value, condition, use, or availability of the Collateral or upon the operations, business, properties, or condition (financial or otherwise) of the Obligated Parties, taken as a whole, or the Collateral, (b) a material impairment of the ability of the Obligated Parties, taken as a whole, to perform their Obligations under the Loan Documents, or (c) a material adverse effect upon the legality, validity, binding effect, or enforceability against the Obligated Parties, taken as a whole, of any Loan Document.

            "Maximum Inventory Loan Amount" means (a) during the period from April 1 of each calendar year through and including November 30 of such calendar year, $75,000,000 and (b) during the period from December 1 of each calendar year through and including March 31 of the following calendar year, $90,000,000.

            "Maximum Rate" means, at any time, the maximum rate of interest the Lenders may lawfully contract for, charge, or receive in respect of the Obligations as allowed by any Requirement of Law.

            "Maximum Revolver Amount" means $200,000,000.

            "Multi-employer Plan" means a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current calendar year or the immediately preceding six calendar years contributed to by an Obligated Party or any ERISA Affiliate.

            "Negative Pledge" means any agreement, contract, or other arrangement whereby any Obligated Party is prohibited from, or would otherwise be in default as a result of, creating,

ANNEX A TO CREDIT AGREEMENT - Page 19
assuming, incurring, or suffering to exist, directly or indirectly, any Lien on any of its assets in favor of the Administrative Agent under the Loan Documents.

            "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts, less sales, excise, or similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes, and other defenses of any nature at any time issued, owing, granted, outstanding, available, or claimed.

            "Non-Ratable Loan" and "Non-Ratable Loans" have the respective meanings specified in Section 1.2(i).

            "Notice of Borrowing" has the meaning specified in Section 1.2(c).

            "Notice of Continuation/Conversion" has the meaning specified in
Section 2.2(b).

            "Obligated Party" means each of the Guarantors and the Borrowers, individually, and "Obligated Parties" means two or more of such Persons, collectively.

            "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Obligated Parties, or any of them, to the Administrative Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other similar instrument or document, whether arising from an extension of credit, opening of a letter of credit, loan, guaranty, indemnification, or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees, and any other sums chargeable to any Obligated Party hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities, and obligations now or hereafter arising from or in connection with Bank Products.

            "Orderly Liquidation Value" means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent by an experienced and reputable independent appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof.

            "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies (excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's or the Administrative Agent's gross or net income) which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

            "Parent" means Texas Industries, Inc., a Delaware corporation.

            "Parent Guaranty Agreement" means that certain Guaranty Agreement (in form and substance satisfactory to the Administrative Agent), dated concurrently herewith, duly executed by the Parent in favor of the Administrative Agent, for the benefit of the Administrative Agent

ANNEX A TO CREDIT AGREEMENT - Page 20
and the Lenders, as such agreement may be amended, restated, or otherwise modified and in effect from time to time.

            "Parent Security Agreement" means that certain Security Agreement (in form and substance satisfactory to the Administrative Agent), dated concurrently herewith, duly executed by the Parent in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, as such agreement may be amended, restated, or otherwise modified from time to time.

            "Participant" means any commercial bank, financial institution, or other Person not an Affiliate of the Obligated Parties who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

            "Payment Account" means each bank account established pursuant to a Security Agreement, to which the funds of an Obligated Party, as applicable, (including proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Administrative Agent, an Obligated Party, or any of them, as the Administrative Agent may determine, on terms acceptable to the Administrative Agent.

            "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

            "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Obligated Party or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five plan years.

            "Permitted Acquisition" means (y) an acquisition of Capital Stock or assets permitted under the provisions of Section 7.9 and (z) an acquisition of the Capital Stock of a Person which constitutes all or substantially all of the issued and outstanding Capital Stock of such Person or any acquisition of property which constitutes a significant or material portion of an existing business of a Person by any Obligated Party, in each case under this clause (z), in a transaction that satisfies each of the following requirements:

                  (a) such acquisition is not a hostile or contested acquisition;

                  (b) the business acquired in connection with such acquisition is (i) located in the U.S., (ii) organized under Requirements of Law of the U.S., and (iii) not engaged, directly or indirectly, in any line of business other than the businesses permitted pursuant to Section 7.17;

                  (c) both before and after giving effect to such acquisition and the Revolving Loans (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct (except (i) any such representation or warranty which relates to a specified prior date, and (ii) to the extent the Administrative Agent and the Lenders have been notified in writing by the Obligated

ANNEX A TO CREDIT AGREEMENT - Page 21

         Parties that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty) and no Default or Event of Default exists or will exist or would result therefrom;

                  (d) (i) as soon as available, but not less than 30 days prior to such acquisition, the Borrowers have given the Administrative Agent (A) notice of such acquisition (B) a copy of all business and financial information reasonably requested by the Administrative Agent including pro forma financial statements, statements of cash flow, and projections of Availability and, if the Accounts and Inventory acquired in connection with such acquisition are proposed to be included in the determination of the Borrowing Base, such financial information is reasonably satisfactory to the Administrative Agent, and (C) a certificate of the Parent's chief financial officer certifying (and showing the calculations therefor in reasonable detail) that the Obligated Parties would be in compliance with the covenants set forth in Section 7.22 and Section 7.23 on a pro forma basis before and after giving effect to such acquisition (whether or not such covenants are being tested at such time pursuant to the provisions of Section 7.22 and Section 7.23) and (ii) as soon as available, the information provided to the board of directors of the Parent with respect to such acquisition;

                  (e) the aggregate cash consideration paid in connection with any such acquisition does not exceed $10,000,000 and the aggregate cash consideration paid in connection with all such acquisitions during the term of this Agreement does not exceed $25,000,000;

                  (f) if such acquisition is an acquisition of the Capital Stock of a Person, the acquisition is structured so that the acquired Person shall become a wholly-owned Subsidiary of a Borrower and, (if applicable) subject to Section 13.22, an Obligated Party pursuant to the terms of this Agreement;

                  (g) no Obligated Party shall, as a result of or in connection with any such acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected, as of the date of such acquisition, to result in the existence or occurrence of a Material Adverse Effect;

                  (h) in connection with an acquisition of the Capital Stock of any Person, all Liens on the Accounts, Inventory, Deposit Accounts, and General Intangibles of such Person shall be terminated unless the Majority Lenders in their sole discretion consent otherwise, and in connection with an acquisition of the assets of any Person, all Liens on such assets which consist of Accounts, Inventory, Deposit Accounts, and General Intangibles shall be terminated;

                  (i) the Parent shall certify (and provide the Administrative Agent and the Lenders with a pro forma calculation in form and substance reasonably satisfactory to the Administrative Agent) to the Administrative Agent and the Lenders that, before and after giving effect to completion of such acquisition, the Availability is not less than $50,000,000; and

ANNEX A TO CREDIT AGREEMENT - Page 22

                  (j) no Default or Event of Default exists or would result therefrom.

         "Permitted Liens" means:

                  (a)      the Agent's Liens;

                  (b) Liens, if any, which are described on Schedule A-2 on the Closing Date and Liens resulting from the refinancing of the related Debt, provided that the Debt secured thereby shall not be increased and the Liens shall not cover any additional property;

                  (c) Liens for (i) taxes, fees, assessments, or other charges of a Governmental Authority which are not delinquent and (ii) taxes, fees, assessments, or other charges of a Governmental Authority in an amount not to exceed $3,000,000, provided that the payment of such taxes, fees, assessments, or other charges of a Governmental Authority referenced in this clause (ii) which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established in conformity with GAAP on the applicable Obligated Party's books and records and a stay of enforcement of any such Lien is in effect;

                  (d) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security, and other similar laws, or to secure the performance of bids, tenders, or contracts (other than for the repayment of Debt) or to secure indemnity, performance, or other similar bonds for the performance of bids, tenders, or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than Liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance, or other similar bonds;

                  (e) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other similar Persons, provided that if any such Lien arises from the nonpayment of such claims or demands when due, such claims or demands do not exceed $3,000,000 in the aggregate;

                  (f) Outstanding mineral estates and mineral reservations and Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate, provided that any such outstanding mineral estates, mineral reservations and Liens do not in the aggregate materially interfere with the use of such Real Estate in the ordinary conduct of an Obligated Party's business;

                  (g) Liens which constitute purchase money Liens and secure Debt permitted under clause (c) of Section 7.13 including the lessors' interests under Capital Leases permitted under clause (c) of
         Section 7.13;

                  (h) Liens arising from judgments and attachments in connection with court proceedings, provided that the attachment or enforcement of such Liens would not result

ANNEX A TO CREDIT AGREEMENT - Page 23
         in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate financial reserves have been established on the applicable Obligated Party's books and records in conformity with GAAP, no material property is subject to a material risk of loss or forfeiture, the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles), and a stay of execution pending appeal or proceeding for review is in effect;

                  (i) Liens on the assets (and proceeds thereof and accessions thereto, but excluding Accounts, Inventory, Deposit Accounts, and General Intangibles), of any Person not a Subsidiary that are existing at the time such assets are acquired by an Obligated Party, whether by merger, consolidation, purchase of assets, or otherwise, so long as (i) such Liens (A) are not created, incurred, or assumed in contemplation of such assets being acquired by such Obligated Party and (B) do not extend to any other assets of such Obligated Party or any other Obligated Party and (ii) if such assets are acquired as part of an acquisition of all or substantially all of the Capital Stock of a Person or an acquisition that constitutes a significant or material portion of an existing business of a Person, such acquisition is a Permitted Acquisition, and refinancings of such Liens, and the Debt secured thereby, so long as any such Lien remains solely on the asset or assets acquired (and proceeds thereof and accessions thereto, but excluding Accounts, Inventory, Deposit Accounts, and General Intangibles) and the amount of Debt related thereto is not increased; provided that in no event shall the aggregate unpaid principal amount of Debt secured by Liens permitted pursuant to clause (i) and clause (ii) preceding exceed $15,000,000 at any time outstanding; and

                  (j) Liens (i) arising from rights of setoff, but excluding any requirement for provision of cash collateral, in favor of a Lender arising from any agreement entered into in connection with any Obligated Party obtaining Bank Products from such Lender and (ii) arising in favor of the Letter of Credit Issuer under the applicable application and reimbursement agreement delivered to the Letter of Credit Issuer in connection with each Letter of Credit.

provided that (i) none of such Liens listed in clause (b) through clause (g) preceding may attach to any Accounts, (ii) none of such Liens listed in clause
(b) through clause (g) preceding, other than such Liens of a type and to the extent provided by clause (e) preceding, may attach to any Inventory owned by a Borrower, and (iii) none of such Liens listed in clause (e) preceding shall be a "Permitted Lien" to the extent that any such Lien attaches to any Inventory owned by an Obligated Party and the aggregate amount of claims or demands under clause (e) against all Obligated Parties exceeds $3,000,000.

            "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

            "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Obligated Party sponsors or maintains or to which any Obligated Party makes, is making, or is obligated to make contributions and includes any Pension Plan.

ANNEX A TO CREDIT AGREEMENT - Page 24

            "Proprietary Rights" has the meaning specified in the Security Agreements.

            "Pro Forma Fixed Charge Coverage Ratio" means, at any time, determined as of the end of any Fiscal Quarter of the Parent for the Parent and its Subsidiaries on a consolidated basis for the immediately preceding four Fiscal Quarters, the ratio of (a) EBITDA to (b) Fixed Charges, plus the projected amount of interest expense to be incurred by an Obligated Party in connection with any Debt issued pursuant to Section 7.13(h).

            "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances.

            "Real Estate" means, with respect to any Person, all of such Person's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds, and future interests, together with all of such Person's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto, and the easements appurtenant thereto.

            "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater, or Real Estate or other property.

            "Report" has the meaning specified in Section 12.18(a).

            "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

            "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 66-2/3% of the Commitments.

            "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule, or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

            "Reserves" means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts, or Eligible Inventory, established by the Administrative Agent from time to time in the Administrative Agent's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Administrative Agent's credit judgment: (a) Bank Product Reserves; (b) reserves for accrued, unpaid interest on the Obligations;
(c) reserves for rent at each leased location where Eligible Inventory or the books and records of an Obligated

ANNEX A TO CREDIT AGREEMENT - Page 25

Party are maintained or kept; (d) reserves for Inventory shrinkage; (e) Environmental Compliance Reserves; (f) reserves for customs charges; (g) reserves for dilution of Accounts equal to 2.0% of Eligible Accounts for every 1.0% of average dilution in excess of 7.5% during the preceding three calendar months; (h) reserves for warehousemen's or bailees' charges; and (i) reserves for taxes, fees, assessments, and other governmental charges which are due and unpaid.

            "Responsible Officer" means, with respect to any Obligated Party, the chief executive officer, the president, the chief financial officer, the treasurer, the director of corporate finance, any vice president, or any other officer having substantially the same authority and responsibility as any of the foregoing.

            "Restricted Investment" means, with respect to any Obligated Party, any acquisition of property by such Obligated Party in exchange for cash or other property, whether in the form of an acquisition of Capital Stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other assets or property, or a loan, advance, capital contribution, or subscription (each of the foregoing an "Investment"), except acquisitions of Inventory in the ordinary course of business and each of the following if made at a time when no Default or Event of Default exists or would result therefrom: (a) acquisitions of real and personal property in the ordinary course of business of such Obligated Party and consistent with such Obligated Party's past practices; (b) acquisitions of other current assets acquired in the ordinary course of business of such Obligated Party; (c) Investments in direct obligations of the U.S., or any agency thereof, or obligations guaranteed by the U.S., provided that such obligations mature within one year from the date of acquisition thereof; (d) Investments in certificates of deposit maturing within one year from the date of investment, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the U.S. or any state thereof having capital and surplus aggregating at least $100,000,000; (e) Investments in commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; (f) Investments in Hedge Agreements entered into for the purpose of (i) limiting the amount of interest payable under this Agreement or the Senior Notes and (ii) eliminating pricing risk with respect to the cost of coal, natural gas, and electricity used in the Obligated Parties' business; (g) Investments in mutual funds substantially all of the assets of which are comprised of securities of the types described in clauses (c), (d), and (e) preceding; (h) the net amount of Investments after the Closing Date consisting of intercompany loans and advances between any Obligated Party and any of its Subsidiaries which is not an Obligated Party, the aggregate net amount of such Investments not to exceed $10,000,000 at any time outstanding;
(i) Investments existing on the Closing Date by any Obligated Party in its Subsidiaries; (j) Investments by any Obligated Party in another Obligated Party;
(k) loans to executive officers and non-employee directors, and employees of the Obligated Parties; provided that (i) at the time of such loan no Default or Event of Default shall exist or result therefrom and (ii) the aggregate amount of such loans made by the Obligated Parties and outstanding at any one time shall not exceed $1,000,000, calculated net of any bad debt reserves; (l) existing Investments listed on Schedule A-3); (m) Investments which are Permitted Acquisitions; and (n) other Investments not included in clauses (a) through (m) preceding in an aggregate amount at any time not exceeding $1,000,000.

ANNEX A TO CREDIT AGREEMENT - Page 26

            "Revolving Loan Note" and "Revolving Loan Notes" have the meanings specified in Section 1.2(b).

            "Revolving Loans" has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

            "Security Agreements" means the Parent Security Agreement and the Subsidiary Security Agreement.

            "Senior Notes" means each of the "Notes" as defined in and issued under the Senior Notes Indenture.

            "Senior Notes Indenture" means that certain Indenture, dated as of June 6, 2003, between the Parent and Wells Fargo Bank, National Association entered into in connection with issuance of the Parent's 10 1/4% senior notes due 2011.

            "Settlement" and "Settlement Date" have the meanings specified in
Section 12.15(a)(i).

            "Solvent" means, when used with respect to any Person, that at the time of determination:

                  (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities);

                  (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured;

                  (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

                  (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Stated Termination Date" means June 6, 2007.

            "Steel Segment Receivable" means any account owing to either (a) Chaparral (Virginia), Inc. or (b) Chaparral Steel Midlothian, LP.

            "Subsidiary" means, with respect to any Person (the "subject Person"), any corporation, association, partnership, limited liability company, joint venture, or other business entity of which more than 50.0% of the voting Capital Stock or other Capital Stock, is owned or controlled directly or indirectly by the subject Person, or one or more of the Subsidiaries of the subject Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of an Obligated Party.

ANNEX A TO CREDIT AGREEMENT - Page 27

            "Subsidiary Guaranty Agreement" means that certain Guaranty Agreement (in form and substance satisfactory to the Administrative Agent), dated concurrently herewith, duly executed by each Obligated Party other than the Parent in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, as such agreement may be amended, restated, or otherwise modified from time to time.

            "Subsidiary Security Agreement" means that certain Security Agreement (in form and substance satisfactory to the Administrative Agent), dated concurrently herewith, duly executed by each Obligated Party other than the Parent in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, as such agreement may be amended, restated, or otherwise modified from time to time.

            "Supporting Cash Deposit" has the meaning specified in Section
1.3(g).

            "Supporting Letter of Credit" has the meaning specified in Section 1.3(g).

            "Tangible Net Worth" means, as applied to any Person, at any date and determined in conformity with GAAP, (a) total assets, minus (b) total liabilities, excluding the outstanding amount of the Convertible Trust Preferred Securities, minus (c) intangible assets, but excluding from the calculation of Tangible Net Worth, the effect of any non-cash impairment charges to fixed assets and goodwill incurred during the term of this Agreement in conformity with GAAP.

            "Tangible Net Worth Requirement" means, as of the end of each Fiscal Quarter of the Parent ending after the Closing Date, an amount equal to the amount specified corresponding to the applicable Fiscal Quarter end in the table below, respectively:

==================================================================================================================
                                                                            Adjusted Tangible Net Worth
                Fiscal Quarter End                                                  Requirement
==================================================================================================================
May 31, 2003                                                       $760,000,000
------------------------------------------------------------------------------------------------------------------
August 31, 2003                                                    $750,000,000, plus the cumulative amount of all
                                                                   Tangible Net Worth Requirement Increases
------------------------------------------------------------------------------------------------------------------
November 30, 2003                                                  $740,000,000, plus the cumulative amount of all
                                                                   Tangible Net Worth Requirement Increases
------------------------------------------------------------------------------------------------------------------
February 29, 2004                                                  $725,000,000, plus the cumulative amount of all
                                                                   Tangible Net Worth Requirement Increases
------------------------------------------------------------------------------------------------------------------
May 31, 2004 and each Fiscal Quarter ending thereafter             $725,000,000, plus the cumulative amount of all
                                                                   Tangible Net Worth Requirement Increases
==================================================================================================================

ANNEX A TO CREDIT AGREEMENT - Page 28

            "Tangible Net Worth Requirement Increase" means an amount, determined for the Parent and its Subsidiaries on a consolidated basis as of the end of any Fiscal Quarter of the Parent, commencing with the Fiscal Quarter ending August 31, 2003, equal to the sum of (a) 50.0% of the amount (not less than zero) of Net Income for each Fiscal Quarter of the Parent ending after May 31, 2004, excluding the effect of (i) any non-recurring non-cash loss attributable to the sale of assets outside the ordinary course of business, including any sale of an operating division or a Subsidiary and (ii) any other non-recurring, non-cash loss, including any loss attributable to the write-down of long-lived assets or the impairment of intangible assets (excluding any write-down of Inventory), stock based compensation, and amortization of financing costs, plus (b) 100% of the net amount of all equity proceeds received by the Parent after the Closing Date. As used in this definition, a "non-cash loss" is a loss which involves no cash expenditure by the subject Person in the current Fiscal Year, and a "non-cash gain" is any gain which involves no cash receipt by the subject Person in the current Fiscal Year.

            "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Administrative Agent's or such Lender's gross or net income in the jurisdiction (whether federal, state, or local and including any political subdivision thereof) under the laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office.

            "Termination Date" means the earliest to occur of (a) the Stated Termination Date, (b) the date the Total Facility is terminated (i) by the Borrowers pursuant to Section 3.2 or (ii) pursuant to Section 9.2, and (c) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

            "Total Facility" has the meaning specified in Section 1.1.

            "UCC" means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of California or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term as contained in Article or Division 9 shall govern.

            "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

            "Unused Letter of Credit Subfacility" means an amount equal to the Letter of Credit Subfacility, minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

            "Unused Line Fee" has the meaning specified in Section 2.4.

ANNEX A TO CREDIT AGREEMENT - Page 29

            "U.S." means the United States of America.

            "Wholly-Owned Subsidiary" when used to determine the relationship of a Subsidiary to a Person, means a Subsidiary all of the issued and outstanding Capital Stock (other than directors' qualifying shares) of which shall at the time be owned by such Person or one or more of such Person's Wholly-Owned Subsidiaries or by such Person and one or more of such Person's Wholly-Owned Subsidiaries.

ACCOUNTING TERMS:

            Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given to such term in conformity with GAAP, and all financial computations in this Agreement shall be computed, unless otherwise specifically provided herein, in conformity with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

INTERPRETIVE PROVISIONS:

            Wherever used in this Agreement,

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Terms used herein that are defined in the UCC and are not otherwise defined herein shall have the meanings specified therefor in the UCC.

                  (b) The words "hereof," "herein," "hereunder," and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, Schedule, and Exhibit references are to this Agreement unless otherwise specified. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices, and other writings, however evidenced. The term "including" is not limiting and means "including, without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including." The word "or" is not exclusive. The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement, and Subsection, Section, Schedule, and Exhibit references are to this Agreement unless otherwise specified.

                  (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, and other modifications thereto, but only to the extent such amendments, restatements, and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting the statute or regulation.

ANNEX A TO CREDIT AGREEMENT - Page 30

                  (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (e) This Agreement and the other Loan Documents may use several different limitations, tests, or measurements to regulate the same or similar matters. All such limitations, tests, and measurements are cumulative and shall each be performed in accordance with their terms.

                  (f) For purposes of Section 9.1, a breach of a financial covenant contained in Section 7.22 and Section 7.23 shall be deemed to have occurred as of any date of determination thereof by the Administrative Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Administrative Agent and the Lenders.

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, each Lender, and the Obligated Parties and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Administrative Agent, the Lender, or the Obligated Parties merely because of their respective involvement in their preparation.

ANNEX A TO CREDIT AGREEMENT - Page 31